EXECUTION VERSION CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SHARE PURCHASE AGREEMENT Relating to the sale and purchase of shares in the capital of Beat Capital Partners Limited Between Those persons listed in Part 1 of Schedule 1 and CIRRATA V LLC and AMBAC FINANCIAL GROUP, INC. and BEAT CAPITAL PARTNERS LIMITED

TABLE OF CONTENTS 1. INTERPRETATION ................................................................................................................ 1 2. SALE AND PURCHASE OF THE SALE SHARES ............................................................... 17 3. CONSIDERATION ............................................................................................................... 17 4. CONDITIONS ...................................................................................................................... 21 5. INFORMATION OBLIGATIONS ........................................................................................... 25 6. PRE-CLOSING .................................................................................................................... 26 7. CLOSING STATEMENT ...................................................................................................... 29 8. CLOSING ............................................................................................................................. 30 9. LEAKAGE ............................................................................................................................ 32 10. TRANSACTION BONUSES ................................................................................................. 33 11. WARRANTIES ..................................................................................................................... 33 12. LIMITATION OF LIABILITY .................................................................................................. 41 13. PROTECTIVE COVENANTS ............................................................................................... 47 14. ANNOUNCEMENTS, CONFIDENTIALITY AND PRIVILEGE ............................................... 48 15. GUARANTEE ....................................................................................................................... 50 16. COMPANY RECORDS ........................................................................................................ 52 17. D&O INSURANCE ............................................................................................................... 52 18. SELLERS' REPRESENTATIVES ......................................................................................... 52 19. OTHER PROVISIONS ......................................................................................................... 54 SCHEDULE 1 ............................................................................................................................. 61 SCHEDULE 2 ............................................................................................................................. 64 SCHEDULE 3 ............................................................................................................................. 85 SCHEDULE 4 ............................................................................................................................. 87 SCHEDULE 5 ............................................................................................................................. 88 SCHEDULE 6 ............................................................................................................................. 89 SCHEDULE 7 ........................................................................................................................... 111 SCHEDULE 8 ........................................................................................................................... 113 SCHEDULE 9 ........................................................................................................................... 114 SCHEDULE 10 ........................................................................................................................... 120 SCHEDULE 11 ........................................................................................................................... 121 SCHEDULE 12 ........................................................................................................................... 122

Signing documents Announcement Disclosure Letter Debt Commitment Papers Agreed-form documents at signing Form of Funds Flow EV to Equity Bridge (Signing) Form of amendments to the employment agreements of the Management Sellers Shareholders' Agreement Existing Shareholders' Agreement Termination Deed BCC Funding Commitment Letter Termination Deed BCC Loan Agreement Termination Deed BCC New Funding Commitment Letter Tax Deed

- 1 - THIS SHARE PURCHASE AGREEMENT is made on ___________________ 2024 Between: (1) Each of the Sellers whose names are set out in Part 1 of Schedule 1 (the Sellers and each a Seller); (2) CIRRATA V LLC, incorporated and registered in the State of Delaware with file number 3768605 whose registered office is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle (Purchaser); (3) AMBAC FINANCIAL GROUP, INC., incorporated and registered in the State of Delaware with file number 2261651 whose registered office is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle (Ambac); and (4) BEAT CAPITAL PARTNERS LIMITED, incorporated and registered in England with company number 10198821 whose registered office is at 5th Floor 6 Bevis Marks, London, England, EC3A 7BA, together the parties, and each a party. Whereas: (A) The Sellers have agreed to sell the Sale Shares (as defined below) and to perform the obligations imposed on the Sellers under this Agreement. (B) The Purchaser has agreed to purchase the Sales Shares and to perform the obligations imposed on the Purchaser under this Agreement. (C) Ambac is the ultimate parent company of the Purchaser and has agreed to: (i) guarantee the performance of certain obligations of the Purchaser under this Agreement; and (ii) perform the obligations imposed on Ambac under this Agreement. (D) The parties acknowledge that, prior to entering into this Agreement, the Sellers have procured receipt of the Pre-Signing Third Party Consents. The parties further acknowledge that, on the date of this Agreement, the Purchaser has entered into and provided a copy of the W&I Policy to the Sellers’ Representatives. IT IS AGREED as follows: 1. INTERPRETATION In this Agreement, unless the context otherwise requires, the provisions in this clause 1 apply: 1.1 Definitions A Ordinary Shares: A ordinary shares of £0.50 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Accounts: the audited consolidated accounts of the Company (including the consolidated statement of financial position, consolidated statement of comprehensive income, consolidated statement of changes in equity, consolidated statement of cash flows and the notes included therein) as at, and for the 12-month period ended on, the Accounts Date (it being understood that the Locked Box Accounts are the Accounts). Accounts Date: 31 December 2023.

- 2 - Additional Amounts: has the meaning given to it in clause 3.4.1. Affiliate: in respect of any person, a person who or which, directly or indirectly, controls, or is controlled by, or is under common control with such person, and provided that: (a) Paraline's "Affiliates" shall mean each of the subsidiaries of Paraline from time to time only; (b) Colemont's "Affiliates" shall mean each of the subsidiaries of Colemont from time to time only; and (c) BCC's "Affiliates" shall mean each of the subsidiaries of BCC from time to time only and shall exclude any portfolio or other investee company of, and any investors in, funds managed and/or advised by Bain Capital Credit, LP and/or any of its affiliates. Ambac Outstanding Shares: has the meaning given in clause 3.6.1(b). Anti-Corruption Laws: all Applicable Laws, including regulations, directives, statutes, subordinate legislation and civil codes of any jurisdiction that relate to bribery or corruption, including the UK Bribery Act 2010. Anti-Money Laundering Laws: all Applicable Laws, including regulations, directives, statutes, subordinate legislation and civil codes relating to money laundering or the proceeds of criminal activity, including (i) the European Union Money Laundering Directives and member states' implementing legislation, and (ii) the UK Proceeds of Crime Act 2002. Announcement: the announcement in the agreed form to be issued by the Purchaser after signing of this Agreement. Applicable Law: all applicable laws, regulations, directives, statutes, subordinate legislation and civil codes (including all applicable financial record keeping and reporting requirements, rules and guidelines) of any applicable jurisdiction (including Competition Laws), any applicable rules and guidance issued by a Relevant Authority, all judgments or order of any applicable court or competent authority or tribunal given or made against any Group Company (or having the force of law in respect of any Group Company) and all codes of practice having force of law. Articles: the articles of association of the Company as at the date of this Agreement as included at document 2.1.2.3.1 of the Data Room. Authorisation: any licence, consent, permit, approval or other authorisation of a Relevant Authority (including any licence for the purpose of carrying out regulated activities) in any jurisdiction in which any Group Company carries on such regulated activities. B Ordinary Shares: the B ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. BCC: BCC Buffalo Bidco Limited. BCC Account: a bank account in the name of BCC, the details of which are to be notified by the BCC Representative to the Purchaser in accordance with clause 7.1.7. BCC Funding Commitment Letter Termination Deed: the deed of termination, in the agreed form, to be entered into between BCC, BCC CCM Limited and the Company on Closing in respect of a funding commitment letter of 11 November 2020, as amended and restated on 4 October 2022 and 21 March 2023, between those parties.

- 3 - BCC Loan Agreement Termination Deed: the deed of termination, in the agreed form, to be entered into between BCC and the Company on Closing in respect of a loan facility agreement of 21 March 2023 between those parties. BCC New Funding Commitment Letter: the new funding commitment letter, in the agreed form, and entered into on Closing between BCC, BCC CCM Limited and the Company. BCC Representative: [***], or such other person(s) as BCC may nominate by written notice to the other parties from time to time. Bermuda Employees: those Employees who are based in Bermuda. BMA Condition: has the meaning given in clause 4.1.2. Burdensome Condition: has the meaning given in clause 4.5. Business Day: a day which is not a Saturday, a Sunday or a public holiday in London, United Kingdom or New York City, USA. Business IT: all material Information Technology which is owned, leased, licensed or used by any Group Company. Business Warranties: the Sellers' Warranties set out in Part 2 of Schedule 6 and Business Warranty means any one of them. Cash Allocation: in respect of each Seller, the allocation of the Cash Consideration due to such Seller as set out in the Proceeds Split. Cash Consideration: an amount equal to the Consideration less the aggregate value (in GBP) of the Consideration Stock. Cash Proportions: the proportion of Cash Consideration due to each Seller set out in the Proceeds Split. C1 Ordinary Shares: the C1 ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. C2 Ordinary Shares: the C2 ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. C3 Ordinary Shares: the C3 ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Change of Control Form has the meaning given in clause 4.2.1. Claim: a claim against any Seller for a breach of any Sellers' Warranty, and any claim against the Sellers under the Tax Deed, but excluding any Leakage Claim. Closing: the completion of the sale of the Sale Shares pursuant to clauses 8.1, 8.2 and 8.3 of this Agreement. Closing Date: the date on which Closing takes place. Closing Spreadsheets: the EV to Equity Bridge (Closing) and the Proceeds Split. Closing Statement: has the meaning given to it in clause 7.1.

- 4 - Colemont: Colemont UK Holdings Limited. Colemont Account: a bank account in the name of Colemont, the details of which are to be notified by the Colemont Representative to the Purchaser in accordance with clause 7.1.6. Colemont Representative: [***] or such other person(s) as Colemont may nominate by written notice to the other parties from time to time. Commission: the United States Securities and Exchange Commission. Company: Beat Capital Partners Limited, details of which are set out in paragraph 1 of Schedule 2. Competition Authority: any authority, agency, court or tribunal which has jurisdiction in relation to fair competition, antitrust, merger control, fair trading, consumer protection, monopolies, abuse of dominance, public procurement or other similar matters and, without limiting the generality of the foregoing, includes the UK's Competition and Markets Authority, the European Commission, the General Court of the European Union and the Court of Justice of the European Union. Competition Laws: any law, regulation or administrative process relating to fair competition, antitrust, merger control, fair trading, consumer protection, monopolies, abuse of dominance, public procurement, or other similar matters, and, without limiting the generality of the foregoing, includes Chapters I and II of the Competition Act 1998 and Articles 101 and 102 of the Treaty on the Functioning of the European Union (TFEU). Conditions: means the conditions listed in clause 4.1. Connected Person: in relation to a person that is an individual, such individual’s Relatives and their spouses or civil partners, the Relatives and spouses or civil partners of such individual’s spouse or civil partner any person(s) acting in the capacity of trustee(s) of a trust of which that individual is the settlor or any body corporate that is controlled by such person or any person that (applying the foregoing) would in turn be a Connected Person of such person. Consideration: has the meaning given in clause 3.1. Consideration Stock: duly authorised, validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Ambac with an aggregate value of up to $40,000,000, as calculated in accordance with clause 3.6.1(b). Continuing Sellers: the Sellers [***]. Controlled Function: as defined in FSMA. Conversion: has the meaning given in clause 6.3.1. Conversion Resolutions: means the board and shareholder resolutions required to give effect to the Conversion, in a form to be agreed prior to Closing between the parties (acting reasonably). D Shares: the D shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Data Protection Legislation: all Applicable Laws in any jurisdiction relating to privacy or the processing or protection of Personal Information, including the New York Department of

- 5 - Financial Services Cybersecurity Regulation (23 N.Y.C.R.R. § 500, et seq.), the California Consumer Privacy Act (Cal. Civ. Code § 1798.100, et seq.]), the General Data Protection Regulation (Regulation (EU) 2016/679) (GDPR), the Data Protection Act 2018, the Data Protection Directive (95/46/EC), e-Privacy Directive (2002/58/EC), UK Privacy and Electronic Communications Regulations and including any predecessor, successor or implementing legislation in respect of the foregoing, and any amendments or re-enactments of the foregoing. Data Room: the electronic data room containing documents and information relating to the Group made available by the Sellers online and hosted by Intralinks with ID 15503215 and named "Project Brio") as at 00:01 on 31 May 2024, and which shall be contained on a USB memory stick which the Sellers shall obtain from Intralinks within five Business Days from the date of this Agreement and a copy of such USB memory stick provided to the Purchaser, the contents of which are listed in annex 1 to the Disclosure Letter (such contents being subject to the documents and information that is excluded from the Data Room as set out in the Disclosure Letter). Debt Commitment Papers: means the commitment letter executed by the Debt Financing Sources on or prior to the date of this Agreement (including all related exhibits, schedules, annexes, supplements and term sheets thereto), as amended from time to time after the date hereof in compliance with Clause 11.7; Debt Fee Letters: has the meaning given to it in Clause 11.7. Debt Financing: has the meaning given to it in Clause 11.7. Debt Financing Agreements: has the meaning given to it in Clause 11.7. Debt Financing Sources: has the meaning given to it in Schedule 9. Debt Marketing Materials: has the meaning given to it in Schedule 9. Disclosure Letter: the letter dated on the same date as this Agreement from the Management Sellers to the Purchaser Fairly Disclosing information constituting exceptions (or otherwise relevant) to the Business Warranties. E Ordinary Shares: the E ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Employees: the employees of the Group Companies, including any persons engaged as directors, workers, consultants or secondees by any Group Company at the date of this Agreement, and Employee means any one of them. Encumbrance: any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing. Escrowed MA Costs Amount: £1,500,000 to be used by the Group to cover costs relating to the setting up of a managing agent or as otherwise set out herein. EV to Equity Bridge (Closing): an updated version of the EV to Equity Bridge (Signing) as finalised in accordance with clause 7.

- 6 - EV to Equity Bridge (Signing): the spreadsheet, in the agreed form, set out in tab "1) Summary EV Equity Bridge" of the Excel file titled "Project Brio Q4 2023 EV to Equity Bridge (1 June 2024 – For Signing)". Exchange Act: the U.S. Securities Exchange Act of 1934, as amended. Existing Shareholders' Agreement: the shareholders' agreement relating to the Company originally dated 30 August 2020, as amended and restated on 11 November 2020, 10 May 2021 and 3 January 2023 and as amended from time to time (including on 1 September 2023). Existing Shareholders' Agreement Termination Deed: the deed of termination relating to the Shareholders' Agreement, in the agreed form, to be entered into at Closing between the Sellers, the Purchaser and the Company. F Ordinary Shares: the F ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Fairly Disclosed: fairly disclosed in such reasonable detail to enable (or ought reasonably to enable) the Purchaser to assess the scope and nature of the matter disclosed. FCA: the UK Financial Conduct Authority. Filing: any written communications, notifications or filings submitted to a Relevant Authority in connection with the obtaining of an Authorisation. Firm and Firms: have the meanings given in clause 14.3.1. Fixed Consideration: has the meaning given in clause 3.1.1. Fundamental Warranty Claim: any Claim in respect of any Fundamental Warranty. Fundamental Warranties: the Sellers' Warranties set out in Part 1 of Schedule 6 and Fundamental Warranty means any one of them. Funds Flow: a spreadsheet, to be agreed in writing by the parties, showing the agreed flow of funds at Closing. G Ordinary Shares: the G ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Group: the Group Companies, taken as a whole. Group Companies: the Company and the Subsidiaries and Group Company means any one of them. Guaranteed Obligations: all present and future obligations and liabilities of the Purchaser under this Agreement and any agreement or instrument to be entered under it in order for the Purchaser to be able to satisfy its Closing obligations, including all money and liabilities of any nature from time to time due, owing or incurred by the Purchaser under this Agreement. H Share Repurchase: has the meaning given to it in clause 6.2.1. H Share Repurchase Documents: means the repurchase agreements and related board and shareholder resolutions of the Company required to give effect to the H Share Repurchase in a form to be agreed prior to Closing between the parties (acting reasonably)

- 7 - H Shares: the H ordinary shares of £0.50 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Individual Seller: each of [***] in their capacity as Sellers. Information Technology: information technology, computers, computer systems, communication systems, databases, servers, network and telecommunications equipment and infrastructure, data and Software (including associated proprietary materials, user manuals and other related documentation and associated services), hardware (whether general purpose or special purpose), firmware, middleware, and Internet websites. Intellectual Property Rights: all intellectual property and similar proprietary rights in any and all jurisdictions throughout the world, whether registered or unregistered, including all (i) trademarks, service marks, trade names, brand names, corporate names, trade dress, trade styles, acronyms, tag-lines, slogans, logos, get up, uniform resource locators, social media handles and accounts, and other identifiers of source or origin, together with all goodwill associated with the foregoing, (ii) patents and patent applications, petty patents, utility models and supplementary protection certificates, including all reissues, divisionals, revisions, renewals, extensions, provisionals, reexaminations, continuations and continuations-in-part of any of the foregoing, (iii) Know-how, (iv) copyrights and corresponding rights in copyrightable subject matter in published and unpublished works of authorship (including in Software), semiconductor topography, database and design rights, data and data collections (in each case, whether published or unpublished), and “moral” rights, (v) domain names, personalized subdomains and URLs, (vi) rights to sue at law or in equity for infringement of any of the foregoing, for passing off and in unfair competition, rights in opposition proceedings and all other similar rights in any part of the world (including in Know-how) including, where such rights are obtained or enhanced by registration, and the right to receive all proceeds and damages therefrom, and (vii) all rights to obtain registration of such rights and applications and rights to apply for or renew such registrations. Investor Seller: each of [***] in their capacity as Sellers. Know-how: all non-trivial industrial and commercial information and techniques in any form not in the public domain, including inventions, ideas, concepts, methods, techniques, processes, models, drawings, formulae, technical and other data, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, research and development plans, business and marketing plans, lists and particulars of customers and suppliers, source code and Software, and all other trade secrets, know-how, and confidential business information. Leakage: any of the following in each case (i) by a Group Company to or for the benefit of a Seller or any member of the Sellers' Group and (ii) during the period from (but excluding) the Locked Box Accounts Date to (and including) the Closing Date: (a) any dividend or distribution or other return of capital, income or profit declared, paid or made or agreed to be paid or made or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant securities) by any Group Company to any member of the Sellers' Group; (b) any payments made or agreed to be made by or on behalf of any Group Company to or for the benefit of any member of the Sellers' Group other than in the ordinary course of business and on arms’ length terms;

- 8 - (c) any assets or rights or other benefits transferred or agreed to be transferred by or on behalf of any Group Company either: (i) to any member of the Sellers' Group; or (ii) for the benefit of any member of the Sellers’ Group; (d) the purchase by any Group Company of any assets, rights, value or benefits either: (i) from any member of the Sellers' Group; or (ii) for the benefit of any member of the Sellers’ Group (e) any liabilities assumed, indemnified or incurred or agreed to be assumed, indemnified or incurred (including under any guarantee, indemnity or other security) by or on behalf of any Group Company to or for the benefit of any member of the Sellers' Group; (f) the creation of any Encumbrance over any assets (or any interest in any such asset) of any Group Company for the benefit of any member of the Sellers’ Group; (g) lending, borrowing or interest payments between any Group Company and any member of the Sellers’ Group; (h) the waiver or agreement to waive by or on behalf of any Group Company of any amount owed to that Group Company either: (i) by any member of the Sellers' Group; or (ii) for the benefit of a member of the Sellers’ Group; (i) the gross amount of any bonuses, severance or other special payments to be paid to any Seller or officer or director of a Group Company by or on behalf of any Group Company to the extent due as a result of Closing occurring (excluding any Transaction Bonuses); (j) any payment and/or liabilities assumed or incurred or agreed to be assumed or incurred by any Group Company in respect of the Transaction; and (k) any agreement, arrangement, commitment or resolution (whether or not legally binding) of any Group Company (or any person on its behalf) to do any of the things in paragraphs (a) to (j) above, (l) any non-recoverable Taxation payable by any Group Company (or which would have been payable by a Group Company but for the use of a relief) as a consequence of any of the matters referred to in paragraphs (a) to (k) above (except if and to the extent that such Taxation has been taken into account under paragraphs (a) to (k)); other than any Permitted Leakage and in each case net of (i) any amount in respect of VAT which is recoverable as input tax by a Group Company or the representative member of any VAT group of which is it a member and (ii) the amount of any Taxation credit or benefit obtained or obtainable by any member of the Purchaser’s Group or the Group Companies (including a Taxation reduction or the creation or the increase of carried back or forward Taxation losses) as a result of any Leakage. For the purposes of this definition: (x) reference to any Seller or the Sellers’ Group shall include any nominee, trustee or agent or any other person receiving monies or any benefit on behalf of any such person or on whose behalf any obligation, or liability is assumed or indemnity is incurred; (y) BCC’s Affiliates, Paraline’s Affiliates and Colemont’s Affiliates shall include portfolio or other investee company or funds managed and/or advised by their respective Affiliates. Leakage Claim: any claim against the Sellers under clauses 9.1 and/or 9.2 of this Agreement.

- 9 - Licensed IPR: all Intellectual Property Rights licensed (in writing or otherwise) to a Group Company for the use made by such Group Company in relation to its business. Lloyd's: the Society and Corporation of Lloyd's incorporated under the Lloyd's Acts 1871 to 1982. Lloyd’s Regulations: any bye-laws, regulations, codes of practice, and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time (whether by the Council or otherwise) and the provisions of any deed, agreement, or undertaking executed, made, or given for compliance with Lloyd’s requirements from time to time. Locked Box Accounts: the audited consolidated accounts of the Company (including the consolidated statement of financial position, consolidated statement of comprehensive income, consolidated statement of changes in equity, consolidated statement of cash flows and the notes included therein) for the period beginning on 1 January 2023 and ending on the Locked Box Accounts Date, located in folder 3.1.1.1 of the Data Room. Locked Box Accounts Date: 31 December 2023. Lock-up Period: has the meaning given to it in clause 11.1.7. Long Stop Date: the first Business Day falling four months after the date of this Agreement or, as extended pursuant to clauses 4.8.2 or 4.8.3. Losses: all losses, liabilities, costs (including reasonable legal costs and reasonable experts' and consultants' fees), charges, reasonable expenses, actions, proceedings, claims and demands. Management Accounts: the unaudited management accounts of each of the Group Companies, including the profit and loss account and balance sheet for the financial period from the Accounts Date and ending on the Management Accounts Date. Management Accounts Date: 31 March 2024. Management Representative: [***], or such other person(s) as a majority (by proportion of Shares held) of the Management Sellers and the Individual Sellers may nominate by written notice to the other parties from time to time. Management Seller: each of [***] in their capacity as Sellers. Management Seller Accounts: the respective bank accounts in the name of each Management Seller, the details of which are to be notified by the Management Representative to the Purchaser in accordance with clause 7.1.8. Material Contracts: any contract: (i) to which a Group Company is party and which is material to the business of the Group as a whole; or (ii) which has a value in excess of £250,000; or (iii) which includes covenants that would restrict any Group Company's ability to carry on business in any part of the world; or (iv) to which a Group Company is party and which is material to the business of the Group as a whole and which includes change-of control provisions. Maximum Liability Limit: has the meaning given in clause 12.4. MIP: has the meaning given to it in the Shareholders' Agreement.

- 10 - New Ordinary Shares: has the meaning given in clause 6.3.1. Open Source Software: any Software licensed, provided or distributed under any open source license, including any license meeting the Open Source Definition or the Free Software Definition (as promulgated by the Open Source Initiative or the Free Software Foundation, respectively) or any Software that contains or is derived from any such Software. Ordinary Shares: ordinary shares of £1.00 each in the capital of the Company having the rights set out in the articles of association of the Company from time to time. Owned IPR: all Intellectual Property Rights which are owned or purported to be owned by any Group Company. Paraline: Paraline Group, Ltd. Paraline Account: a bank account in the name of Paraline, the details of which are to be notified by the Paraline Representative to the Purchaser in accordance with clause 7.1. Paraline Representative: [***], or such other person(s) as Paraline may nominate by written notice to the other parties from time to time. Pension Scheme: the (defined contribution) group personal pension scheme established by the Group with Aviva plc in force at the date of this Agreement details of which are set out in the Data Room. Permitted Leakage: any matter set out in Schedule 5. Personal Information: any data or information in possession or control of a Group Company that identifies or enables a person in possession thereof to identify a natural person or that is otherwise considered personally identifiable information or personal data under Applicable Law. Premises: the leasehold premises set out in the document titled "4.7.2 Offices in US and UK_KB_SR Updated.xlsx"found as document 4.7.4 of the Data Room. Pre-Closing Specified Leakage Amount: has the meaning given in clause 3.7. Pre-Closing Third Party Consents: written consents and/or waivers of termination rights provided by certain parties under the terms of the contracts set out in Schedule 10 between those parties and the Company (or another Group Company) in respect of any change of control arising from the Transaction. Pre-Signing Third Party Consents: written consents and/or waivers of termination rights, in the agreed form, provided by Asta Managing Agency Ltd, Munich Re Syndicate Limited and Tetralia Corp. under the terms of certain contracts between those parties (or their affiliates) and the Company (or another Group Company), in respect of a change of control arising from the Transaction. Privileged Communications: has the meaning given in clause 14.3.2. Proceeds Split: the spreadsheet, in the agreed form, set out in tab "2) Master Split of Proceeds" of the Excel file titled "Project Brio Q4 2023 (1 June 2024 – For Signing)" as finalised in accordance with clause 7. Purchaser's Group: the Purchaser and its holding companies and subsidiaries and any subsidiary of any such holding company from time to time.

- 11 - Purchaser's Lawyers: Debevoise & Plimpton LLP of 65 Gresham Street, London EC2V 7NQ. Relative: means an individual’s spouse or civil partner, brother, sister, father, mother or lineal descendant. Regulatory Requirements: all applicable laws, rules, regulations and requirements of any Relevant Authority including the FCA Handbook of Rules and Guidance, any directly applicable EU regulations, and any Lloyd's Regulations. Relevant Authority: any body, government, government department, quasi-governmental, supranational, statutory, regulatory or investigative body, self-regulatory organisation, authority, agency, bureau, board, commission, court, association, institution, department, tribunal or instrumentality thereof (including the Bermuda Monetary Authority, any Competition Authority and any governing body of any securities exchange), and any other insurance or financial services or other regulatory authority which regulates or supervises the Purchaser, the Sellers, any member of the Sellers' Group (and, in respect of BCC, any person who or which, directly or indirectly, controls, or is controlled by, or is under common control with BCC (including Bain Capital Credit LP, any funds managed or advised by it and/or any of their affiliates)), any member of the Purchaser's Group or any Group Company, as applicable. Relevant Employee: each of (i) the Management Sellers, (ii) those persons listed in Schedule 11; and (iii) any other Employee with a gross base salary of at least £250,000 (or the equivalent amount in the relevant foreign currency) per annum. Restricted Data Room: the electronic data room containing documents and information relating to the Group made available by the Sellers online and hosted by Intralinks with ID 16008275 and named "Project Brio – HR Restricted") as at 00:01 on 31 May 2024, and which shall be contained on a USB memory stick which the Sellers shall obtain from Intralinks within five Business Days from the date of this Agreement and a copy of such USB memory stick provided to the Purchaser, the contents of which are listed in annex 2 to the Disclosure Letter (such contents being subject to the documents and information that is excluded from the Data Room as set out in the Disclosure Letter). RPC: Reynolds Porter Chamberlain LLP. Sale Shares: the Shares to be sold by the Sellers to the Purchaser pursuant to this Agreement as listed in column (5) of the table in Part 1 of Schedule 1. Sanctioned Country: any country or region that is targeted by Sanctions Laws. Sanctioned Person: any individual or entity that is target of sanctions or restrictions under Sanctions Laws, including: (i) any individual or entity listed on any sanctions or export-related restricted party list, including the UK Sanctions List maintained by HM Treasury's Office for Financial Sanctions Implementation, the Consolidated List of Persons, Groups, or Entities Subject to EU Financial Sanctions, or the Specially Designated Nationals and Block Persons List maintained by the Office of Foreign Assets Control; (ii) any person that is ordinarily resident in or entity organised under the laws of a Sanctioned Country; or (iii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in (i) or (ii) above of this definition. Sanctions Laws: all laws and regulations relating to economic or trade sanctions, including the laws and regulations administered or enforced by the United Kingdom, European Union and the United States.

- 12 - SEC Reports: has the meaning given in clause 11.3.1(l). Securities Act: the U.S. Securities Act of 1933, as amended. Sellers' Group: (a) in respect of each Seller that is not an individual, that Seller and its Affiliates from time to time; and (b) in respect of each other Seller that is an individual, that Seller and its Connected Persons, but in each case, excluding the Group. Sellers' Representatives: the Management Representative, the BCC Representative, the Paraline Representative and the Colemont Representative (unless otherwise specified in this Agreement, acting jointly). Sellers' Warranties: the warranties given by the Sellers pursuant to clause 9.1 and clause 11 and Schedule 6 and Sellers' Warranty means any one of them. Senior Employee: each of (i) the Management Sellers, (ii) those persons listed in Schedule 11; (iii) any other Employee with a gross base salary of at least £175,000 (or the equivalent amount in the relevant foreign currency) per annum; and (iv) any other employee with equity interests above 2.5% (on a fully diluted basis) in a Group Company. Share Price: has the meaning given in clause 3.6.1(b). Shareholders' Agreement: the new shareholders' agreement relating to the Company, in the agreed form, to be entered into at Closing between the Continuing Sellers, the Purchaser and the Company. Shares: the issued shares in the capital of the Company as at the date of this Agreement, comprising the Ordinary Shares, A Ordinary Shares, B Ordinary Shares, C1 Ordinary Shares, C2 Ordinary Shares, C3 Ordinary Shares, D Shares, E Ordinary Shares, F Ordinary Shares, G Ordinary Shares and H Shares and, following the Conversion, any reference in this Agreement to the Shares shall be deemed to refer to the issued shares in the capital of the Company as converted into New Ordinary Shares pursuant to the Conversion. Software: all computer programs, including software implementations of algorithms, models and methodologies, application software, system software and firmware, and databases, including all source code and object code versions thereof, in any and all forms and media, and all related documentation, manuals, descriptions, design and development tools and work product, user interfaces and models. Stock Allocation: in respect of each Continuing Seller, the value of the Consideration to be paid to that Continuing Seller as Consideration Stock as set out in the Proceeds Split. Stock Proportion: in respect of each Continuing Seller, the proportion (expressed as a percentage) of such Continuing Seller's Stock Allocation to the total value of the Stock Consideration to be received by all of the Continuing Sellers as set out in the Proceeds Split. Subrogation Provisions: has the meaning given in clause 12.16.2. Subsidiaries: the companies listed in paragraph 2 of Schedule 2 and Subsidiary means any one of them.

- 13 - Sum Recovered: has the meaning given in clause 12.11.3. Surviving Clauses: clauses 1, 8.7, 13, 18 and 19.3 to 19.15 and Surviving Clause means any one of them. Syndicates: Syndicate 4242 and Special Purpose Arrangement (SPA) 1416 at Lloyd's. Tax Authority: any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation. Taxation or Tax: all forms of taxation (other than deferred tax) and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case in the nature of tax, whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or otherwise and shall further include payments to a Tax Authority on account of Tax, whenever and wherever imposed and whether chargeable directly or primarily against or attributable directly or primarily to a Group Company or any other person and all penalties and interest relating thereto. Tax Deed: the tax deed to be entered into between the Management Sellers and the Purchaser at Closing in the agreed form. Tax Warranties: the Sellers' Warranties set out in paragraph 17 of Part 2 of Schedule 6 and Tax Warranty means any one of them. Trading Period: has the meaning given in clause 3.6.1(b). Transaction: the transactions contemplated by this Agreement or any part of such transactions. Transaction Bonuses: has the meaning given to it in clause 10. Transaction Documents: this Agreement, the Tax Deed, the Disclosure Letter and the Shareholders' Agreement and all documents entered into pursuant to this Agreement and Transaction Document means any one of them. Transfer Agent: Computershare Inc., 462 South 4th Street, Suite 1600, Louisville, KY 40202, in its capacity as the transfer agent of Ambac. US Condition: has the meaning given in clause 4.1.3. US Persons: United States citizens or residents. UK Employees: those Employees who are based in the United Kingdom. US Employees: those Employees who are based in the United States of America. Variable Consideration: has the meaning given in clause 3.1.3. VAT: within the United Kingdom Value Added Tax as may be levied in accordance with the Value Added Tax Act 1994, and outside the United Kingdom any similar Taxation levied by reference to added value or sales. Voting Commitment Notices of Termination: notices of termination to be entered into on or prior to Closing in respect of (i) a voting commitment letter dated 11 November 2020 from [***], in respect of certain shares in the Company held by him, addressed to [***] and (ii) a

- 14 - voting commitment letter dated 11 November 2020 from [***], in respect of certain shares in the Company held by him, addressed to [***] and [***]. W&I Insurer: AIG Specialty Insurance Company. W&I Policy: the warranty and indemnity insurance policy to be taken out by the Purchaser with the W&I Insurer at the date of this Agreement. 1.2 Several liability Any provision of this Agreement which is expressed to bind or be an obligation of the Sellers shall bind or be an obligation of each of them severally (and not jointly or jointly and severally) and any reference to the Sellers in this Agreement shall be construed as a reference to each Seller individually and severally (and not jointly or jointly and severally) unless otherwise expressly provided. 1.3 Singular, plural, gender References to one gender include all genders and references to the singular include the plural and vice versa. 1.4 References to persons and companies References to: 1.4.1 a "person" include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality); and 1.4.2 a "company" include any company, corporation or body corporate, wherever incorporated. 1.5 References to subsidiaries and holding companies A company is a "subsidiary" of another company (its holding company) if that other company, directly or indirectly, through one or more subsidiaries: 1.5.1 holds a majority of the voting rights in it; 1.5.2 is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body; 1.5.3 is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or 1.5.4 has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply. 1.6 Meaning of "control" and similar expressions In this Agreement, control (together with the correlative meanings, controlled by and under common control with) means with respect to any other person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies of such person

- 15 - (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise). 1.7 Meaning of "material" In this Agreement, "material" shall, unless the context otherwise requires, be construed to mean: 1.7.1 where used or referred to in paragraphs 2.3, 2.5 and 5.7 of Part 2 of Schedule 6, material to the business of the Group as a whole; and 1.7.2 in all other cases, as applicable, material to the relevant person, material to the relevant contract, agreement or obligation or material to the relevant issue or event and the ability of a party to perform its obligations under any Transaction Document. 1.8 Obligation to “procure” In this Agreement, any obligation on any party to procure that another person takes any action shall not require such party to do anything beyond the actions they can reasonably take in their capacity as shareholder, director, officer or employee (as applicable) of the relevant entity (and for the avoidance of doubt such obligation shall not include any matter not objectively within their respective capacity and authority). 1.9 Fiduciary duties For the avoidance of any and all doubt, no individual who is a director of any Group Company shall, in that capacity, be required to do anything that would cause a breach of their fiduciary duties to the relevant Group Company. The foregoing is without prejudice to any claim the Purchaser may have against the Company for breach of any obligations of the Company under this Agreement. 1.10 Headings Headings do not affect the interpretation of this Agreement. 1.11 Schedules, etc. References to this Agreement shall include any Recitals and Schedules to it and references to clauses and Schedules are to clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules. 1.12 Reference to documents 1.12.1 References to any document (including this Agreement), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time. 1.12.2 References to any document being in the "agreed form" shall mean such document in the terms agreed between the Sellers' Representatives and the Purchaser and confirmed (including by email) to be in agreed form by the Sellers' Representatives and the Purchaser or RPC and the Purchaser's Lawyers, with such alterations as may be agreed in writing between the Sellers' Representatives and the Purchaser from time to time.

- 16 - 1.13 Information References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm. 1.14 Currencies, exchange rates 1.14.1 References to sterling or pounds sterling or £ or GBP are references to the lawful currency from time to time of the United Kingdom. 1.14.2 References to dollars or USD or $ are references to the lawful currency from time to time of the United States of America. 1.14.3 For the purposes of applying a reference to a monetary sum expressed in sterling in respect of the Consideration payable under this Agreement, an amount in a different currency shall be deemed to be an amount in sterling translated at the exchange rate as at the date of this Agreement (or, if the date of this Agreement is not a Business Day, then the first Business Day immediately following the date of this Agreement), where "exchange rate" means, with respect to a particular currency, the spot rate of exchange (the closing mid-point) for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by Barclays Bank as at the close of business in London as at such date. 1.15 Legal terms and enactments 1.15.1 References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction. 1.15.2 Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (a) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (b) any enactment which that enactment re-enacts (with or without modification); and (c) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described at (a) or (b) above. 1.16 Non-limiting effect of words The words "including", "include", "in particular" and words of similar effect shall not be deemed to limit the general effect of the words that precede them. 1.17 Meaning of "to the extent that" and similar expressions In this Agreement, "to the extent that" shall mean "to the extent that" and not solely "if", and similar expressions shall be construed in the same way.

- 17 - 1.18 Inconsistencies Where there is any inconsistency between the definitions set out in this clause 1 and the definitions set out in any other clause or any Schedule then for the purposes of construing such clause or Schedule the definitions set out in such clause or Schedule shall prevail. 2. SALE AND PURCHASE OF THE SALE SHARES 2.1 Sale and Purchase of the Sale Shares 2.1.1 On and subject to the terms of this Agreement, the Sellers (each as to the Sale Shares set out against its name in Part 1 of Schedule 1) shall sell, and the Purchaser shall purchase, the Sale Shares with full title guarantee. 2.1.2 The Sale Shares set out against the name of the relevant Seller in Part 1 of Schedule 1 shall be sold by that Seller free from Encumbrances and together with all rights and advantages attaching to them as at Closing (including the right to receive all dividends or distributions declared, made or paid on or after Closing). 2.1.3 The Sellers (each pursuant to their respective rights as shareholders of the Company): (a) hereby waive any and all rights of pre-emption over the Shares (whether set out in the Articles, the Shareholders' Agreement or elsewhere); and (b) hereby consent for all purposes (whether in relation to rights set out in the Articles, the Shareholders' Agreement or elsewhere) to the Transaction. 3. CONSIDERATION 3.1 Amount The consideration for the purchase of the Sale Shares under this Agreement shall be, subject to adjustments made in accordance with clauses 3.7 and 3.8, an amount equal to: 3.1.1 £221,583,935 (the Fixed Consideration); plus 3.1.2 the aggregate amount of £22,500 per day accruing from (and including) the Locked Box Accounts Date to (and including) the Closing Date, (the Variable Consideration), together, the Consideration. 3.2 The Consideration shall be apportioned between the Sellers in accordance with their Cash Allocations and Stock Allocations. [***] 3.3 Each Seller agrees to the allocation of the Consideration set out in the Proceeds Split, and it is hereby acknowledged and agreed that: 3.3.1 such allocation reflects the amounts they would have been entitled to under article 46 of the Articles as adjusted to recognise the fair value of the illiquidity of the Continuing Sellers’ retained Shares applicable to each Seller pursuant to the terms of the Transaction Documents and on the basis of the H Share Repurchase having taken effect; and

- 18 - 3.3.2 each Seller's allocation of Cash Consideration may be subject to deduction for certain transaction costs and expenses pursuant to clause 19.8.2. 3.4 Each Seller further agrees that: 3.4.1 certain Sellers shall at Closing make payment out of their Consideration proceeds to certain Continuing Sellers (for the purposes of this clause 3.4, the Recipient Sellers) of the additional amounts set out in the Proceeds Split (the Additional Amounts) such amounts being inclusive of employer National Insurance contributions and apprenticeship levy, in recognition of the restrictive covenants and leaver provisions that shall apply in respect of those Recipient Sellers pursuant to the Shareholders' Agreement and in accordance with the Funds Flow, and each Recipient Seller agrees to direct the amounts of any employment-related Tax liabilities required to be paid by such Group Company (including where such Group Company is obliged to pay such liabilities on behalf of such Recipient Sellers) under Applicable Law in respect of or in consequence of the adjustments pursuant to this clause 3.4 (including any UK employee income tax, employee National Insurance contributions and employer National Insurance contributions and their equivalents as applicable under the requirements of the US Internal Revenue Service) to be paid to the relevant Group Company at Closing in accordance with the Funds Flow; and 3.4.2 [***] 3.5 If as a result of or in consequence of the adjustments pursuant to clause 3.4 and/or the payment of the Additional Amounts, the Company or any other Group Company is finally determined within 7 years of the Closing Date to have obtained (by way of deduction, credit or otherwise) the benefit of any deductible expense for corporation tax (a Tax Benefit), the Purchaser and each Seller shall procure that the Company or other Group Company (as applicable) shall pay the relevant Seller(s) (without deduction and in proportion to the amount of such Tax Benefit that results by consequence of the amounts due to the relevant Seller(s) under clause 3.4) an amount equal to the aggregate of: 3.5.1 the value of the Tax Benefit obtained by the Company or other Group Company (as applicable); 3.5.2 the value of any further Tax Benefit obtained by the Company or other Group Company (as applicable) as a result of the making of any payment pursuant to clause 3.5.1, in either case on a cash realised basis. 3.6 Payment of Consideration 3.6.1 The Consideration shall be paid by way of: (a) cash payments pursuant to clause 8.3 in respect of the Cash Consideration in such amounts as set out in the Closing Statement; and (b) the procurement by the Purchaser of the issue of Consideration Stock by Ambac to the Continuing Sellers in such amounts calculated as follows: where VWAP means the volume weighted average price in USD for a share of common stock in Ambac (as calculated by Bloomberg Financial LP using Consideration Stock = [$40,000,000] VWAP

- 19 - the function "AMBC US <Equity> VWAP") for the period comprising the 25 consecutive trading days prior to (but not including) the date of the Announcement (such period the Trading Period and such determined price, the Share Price). Notwithstanding the foregoing, if the resulting number of shares of Consideration Stock to be issued to the Continuing Sellers on the Closing Date pursuant to this clause 3.6.1 would reasonably be expected to result in the Continuing Sellers beneficially owning (as determined in accordance with Rule 13d-3 under the Exchange Act) more than 4.9% in aggregate of the Ambac Outstanding Shares as of the close of market on the date of the final Closing Statement prepared in accordance with clause 7 (or if such date is not a Business Day, then the Business Day immediately preceding such date), then the number of shares of Consideration Stock to be issued to each Continuing Seller shall be decreased pro rata to the extent necessary to ensure that the Continuing Sellers beneficially own in aggregate no more than 4.9% of the Ambac Outstanding Shares as of the close of market on the date of the final Closing Statement prepared in accordance with clause 7 (or if such date is not a Business Day, then the Business Day immediately preceding such date). If, as a result of such reduction in the number of Consideration Stock issued, the Sellers would receive Consideration Stock with an aggregate value (expressed as a USD cash amount) lower than the amount they would have received without such reduction, then the Purchaser shall pay in cash (in GBP) to each Continuing Seller on the Closing Date an amount equal to such Continuing Seller’s pro rata amount of such difference. For the purposes of this Agreement, Ambac Outstanding Shares means the number of outstanding shares of common stock of Ambac as of the final day prior to the issuance of the Consideration Stock as reported by the Transfer Agent. Notwithstanding anything to the contrary in this Agreement, if between the final date of the Trading Period and the Closing Date, with respect to the Ambac Outstanding Shares, there shall have been any dividend (whether in cash, stock or otherwise), subdivision, reclassification, recapitalisation, split, combination, exchange or readjustment of shares, or any similar event in each case with a record date during such period, then the number of shares of Consideration Stock to be issued will be appropriately adjusted to reflect such dividend, subdivision, reclassification, recapitalisation, split, combination, exchange or readjustment of shares, or any similar event. Subject to the above, the resulting number of units of Consideration Stock shall be allocated between the Continuing Sellers in their Stock Proportions, save that the number of units of Consideration Stock received by any Continuing Seller may be rounded down by the Purchaser to the nearest whole number so as not to issue a fraction of a unit of common stock. 3.6.2 Ambac agrees to issue the Consideration Stock calculated in accordance with clause 3.6.1(b) to the Continuing Sellers (or their nominees specified in the table in the form at Part 2 of Schedule 1 delivered pursuant to clause 8.3) at Closing, free and clear of any liens or restrictions (other than those arising under state and federal securities laws of the United States) and bearing a restrictive legend in substantially the following form: THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE

- 20 - UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. Provided that, in respect of BCC only, the restrictive legend shall also include the following language: NOTWITHSTANDING THE FOREGOING, THE SECURITIES HELD BY BCC MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. 3.7 Adjustment for Leakage If any Leakage is notified by the Sellers’ Representatives to the Purchaser or otherwise comes to the attention of the Purchaser on or prior to Closing, subject to the Sellers' Representatives agreeing in writing that Leakage has occurred and the amount of the relevant Leakage (the Pre-Closing Specified Leakage Amount), the amount of the Consideration payable to the relevant Seller or Sellers shall, to the extent possible, be reduced by the Pre-Closing Specified Leakage Amount such that the payment of the reduced Consideration shall be an absolute discharge of the Purchaser's obligation to pay the Consideration to the relevant Sellers on Closing pursuant to clause 8.3, provided that the maximum reduction to the Consideration due to any Seller for any Pre-Closing Specified Leakage Amount shall not exceed the cash amount of Consideration allocated to such Seller(s) under clause 3.2. 3.8 Reduction of Consideration If any payment is made by the Seller(s) to the Purchaser in respect of any claim for Leakage, for any breach of this Agreement or pursuant to an indemnity or covenant to pay under this Agreement (or any agreement entered into under this Agreement), the payment shall, if and to the extent permitted by Applicable Law, be made by way of a reduction to the relevant Seller(s)' Consideration, provided that the Cash Consideration otherwise due to the relevant Seller shall be reduced first. 3.9 Allocation of Reduction of Consideration 3.9.1 Where there is a reduction of the Consideration pursuant to clause 3.7 or 3.8, the payment or adjustment shall be made by way of reduction of the Consideration paid by the Purchaser for the particular Sale Shares to which the payment or adjustment relates under this Agreement. 3.9.2 If: (a) the payment or adjustment relates to a particular Seller, it shall be allocated rateably to the Sale Shares of that Seller by reference to the aggregate value of the Cash Proportions and the Stock Proportions of that Seller; or

- 21 - (b) the payment or adjustment relates to no particular Seller, it shall be allocated rateably to all the Sale Shares to which the payment or adjustment relates sold by the Sellers by reference to the aggregate value of the Cash Proportions and the Stock Proportions of each Seller, and the Sellers and the Purchaser shall adopt the adjustment to the Consideration for all Tax purposes to the extent permitted by Applicable Law. 3.10 Escrowed MA Costs Amount The Sellers agree that from the Consideration due to the Sellers at Closing, the Purchaser will pay to the Company to hold in escrow the Escrowed MA Costs Amount. All, or a portion of, the Escrowed MA Costs Amount shall be released for use by the Group to pay any Management Agent formation costs incurred on or prior to 31 December 2025. After such date, any balance shall be released to the Sellers. 4. CONDITIONS 4.1 Conditions Precedent The sale and purchase of the Sale Shares is conditional upon: 4.1.1 the Council of Lloyd's having given its prior written consent (whether or not subject to any conditions) in accordance with paragraph 12 of the Membership Byelaw (No. 5 of 2005) to the Purchaser and any other person who would by virtue of the acquisition of the Sale Shares contemplated by this Agreement become a controller (as defined in the Lloyd's Definitions Byelaw (No.7 of 2005)) (a Lloyd's Controller) of Beat CCM Nine Limited (the Lloyd's Condition); 4.1.2 Alcor Underwriting Bermuda Limited (AUB) having given written notice to the Bermuda Monetary Authority (the BMA) in accordance with the Insurance Act 1978 and related regulations in a form agreed with the Purchaser (such agreement not to be unreasonably withheld or delayed) of the indirect change of control of AUB, and having received written confirmation of no objection from the BMA (the BMA Condition); 4.1.3 the Purchaser having obtained a non-objection letter from the Texas Department of Insurance for change of control in respect of each of Beat Capital Insurance Services LLC, Brace Insurance Services LLC, Magnolia Grove Insurance Services LLC and Marcato Marine Insurance Services LLC, in accordance with Texas Insurance Code §4001.253) (or the documentation of a non-disapproval, as applicable, in each case after notification has been given to the Texas Department of Insurance or any other state insurance regulatory authority in accordance with such state's laws, rules or regulations and approval for change of control has been obtained or is deemed to have been obtained in accordance with those laws, rules or regulations) (the US Condition); 4.1.4 the transactions contemplated in this Agreement or by the Transaction Documents and their consummation having not been prohibited or made illegal by any applicable law or legal proceeding (and if the Purchaser believes that this Condition has not been satisfied, it shall have delivered a written legal opinion from its legal counsel that the transactions have been prohibited or made illegal, and the Purchaser shall use all commercial reasonable endeavours to remove such prohibition or illegality as soon as reasonably practicable and in any case prior to the Long Stop Date); and

- 22 - 4.1.5 the Bain New Funding Commitment Letter having been executed and remaining in full force and effect. each a Condition and together the Conditions. 4.2 Responsibility for Satisfaction of the Lloyd's Condition 4.2.1 The Purchaser shall complete the necessary online application(s) required to be submitted to Lloyd's in connection with the satisfaction of the Lloyd's Condition (the Change of Control Form(s)) and submit the same to Lloyds within 20 Business Days of the date of this Agreement. 4.2.2 The Purchaser shall take all reasonable steps necessary to satisfy the Lloyd's Condition as soon as reasonably possible and in any event prior to the Long Stop Date. 4.2.3 In clause 4.2.2, the Purchaser's obligations to take all reasonable steps necessary to satisfy the Lloyd's Condition shall include: (a) responding fully and in a timely manner to any questions and requests for information from Lloyd’s that the Purchaser has or controls necessary to submit the application(s) and/or in respect of the change of ownership of the Company and Beat CCM Nine Limited and the Change of Control Form(s); and (b) accepting any condition on the Purchaser and its Affiliates required by Lloyd's in order to satisfy the Lloyd's Condition, other than a Burdensome Condition. 4.3 Responsibility for Satisfaction of the BMA Condition 4.3.1 The Purchaser shall take all reasonable steps to satisfy the BMA Condition and to collect and submit the information required by the BMA in order to satisfy the BMA Condition commencing the process as soon as reasonably practicable after the date of this Agreement and with a view to the application(s) (including all information required) having been completed and submitted within 20 Business Days of the date of this Agreement, and with a view to the BMA Condition having been satisfied as soon as reasonably possible and in any event prior to the Long Stop Date. 4.3.2 The Purchaser’s obligations to take all reasonable steps necessary to satisfy the BMA Condition shall include: (a) promptly providing the Company with all information the Company may reasonably require in order to procure that the BMA shall receive a written notification in the appropriate form pursuant to Section 30CA of the Insurance Act 1978 (for the purposes of this clause 4.3, the Notification) on behalf of Alcor Underwriting Bermuda Limited as soon as practicable following the date of this Agreement; and (b) accepting any conditions or requirements of the BMA which relate to the Group, other than a Burdensome Condition. 4.3.3 It is acknowledged that for the purposes of fulfilling the BMA Condition, unless as otherwise provided by the BMA: (a) the BMA must receive a letter in connection with the Notification and all such information as the BMA may request; and

- 23 - (b) Alcor Underwriting Bermuda Limited must receive written confirmation of "no objection" from the BMA for the change of controller to be effective. 4.4 Responsibility for Satisfaction of the US Condition 4.4.1 The Purchaser shall take all reasonable steps necessary to satisfy the US Condition as soon as reasonably possible and in any event prior to the Long Stop Date. 4.4.2 In clause 4.4.1, the Purchaser’s obligations to take all reasonable steps necessary to satisfy the US Condition shall include: (a) making all filings with and submitting all pre-notifications to the Texas Department of Insurance; (b) obtaining all non-objection letters (or documenting non-disapprovals after expiry of any statutory post-filing deemer period) from the Texas Department of Insurance (or such other state insurance regulatory authority as applicable) necessary in order to satisfy the US Condition; (c) procuring that all such filings shall be made as soon as practicable following signing of this Agreement, but in no event (if each of the Company and the Sellers promptly provide all information, signatures, and cooperation requested by the Purchaser to prepare the Texas filings and no filings are required by any Group Company prior to the Purchaser being able to make its filings) not later than 20 Business Days following the date of this Agreement; (d) responding promptly and completely to all inquiries and requests of the Texas Department of Insurance (or such other state insurance regulatory authority as applicable) for additional information and documents; and (e) accepting any conditions or requirements of the Texas Department of Insurance in order to satisfy the US Condition, other than a Burdensome Condition, and each of the Sellers and the Company shall reasonably cooperate with any reasonable request of the Purchaser in relation to the above and procure that, to the extent lawful and reasonably practicable, any update filings required by the relevant Group Companies in Texas before the Purchaser can submit its filings shall be promptly made, provided that the BCC Representative, the Colemont Representative and the Paraline Representative shall not be required for these purposes to carry out any actions beyond providing information that is reasonably required of them or their respective Sellers. 4.5 Burdensome Conditions 4.5.1 Where the satisfaction of any Condition is subject to, or conditional upon, the satisfaction of any condition or conditions requested or imposed by a Relevant Authority on the Purchaser or any member of the Purchaser's Group and/or the Group (an Imposed Condition), the parties shall not be required to satisfy such Imposed Condition if it: (a) requires the disposal or divestment of any part of the business and/or assets of any member of the Purchaser's Group (other than a Group Company); (b) requires the material disposal or divestment of any part of the business and/or assets of the Group;

- 24 - (c) prohibits or restricts or limits the continuation of any part of the business of any member of the Purchaser's Group (other than a Group Company); or (d) prohibits or materially restricts or limits the continuation of any material part of the business of the Group, each of the above being a Burdensome Condition. 4.6 Sellers’ and Company's Conduct in relation to the Conditions 4.6.1 BCC and the Company shall take all reasonable steps within their power to satisfy the condition in clause 4.1.5. 4.6.2 Each of the Sellers (where relevant, acting via the Sellers’ Representatives) and the Company shall in relation to any obligation on the Purchaser with respect to the satisfaction of any Conditions under this clause 4, provide such assistance as the Purchaser may reasonably request from them, provided that the BCC Representative, the Colemont Representative and the Paraline Representative shall not be required for these purposes to carry out any actions beyond providing information that is reasonably required of them or their respective Sellers in order to ensure such fulfilment of the relevant Conditions. 4.7 Waivers The Conditions may be waived only with the prior written consent of the Purchaser, the Management Representative and BCC. 4.8 Effect of non-satisfaction of Conditions by Long Stop Date If any of the Conditions are not satisfied or waived by the Long Stop Date (or, if applicable, as extended pursuant to clause 4.8.2 or such other date as agreed pursuant to clause 4.8.3): 4.8.1 each of the Sellers (where relevant, acting via the Sellers' Representatives) and the Purchaser may terminate this Agreement (other than the Surviving Clauses) by notice in writing to the other party, effective in accordance with clause 19.11; 4.8.2 where the only such Condition(s) are the Lloyd's Condition, the BMA Condition or the US Condition, any of the Sellers' Representatives or the Purchaser may (at its own discretion) extend the Long Stop Date (so long as it has not previously been extended pursuant to this clause 4.8.2) by a maximum of two months by notice in writing to the other parties, effective in accordance with clause 19.11; or 4.8.3 the Sellers (where relevant, acting via the Sellers' Representatives) and the Purchaser may agree in writing to extend the Long Stop Date. 4.9 Consequences of termination If this Agreement is terminated pursuant to clause 4.8, then no party shall have any claim against any other under it, save for any claim arising from a breach of any obligation under this Agreement prior to such termination. Neither the Sellers nor the Purchaser may terminate this Agreement after satisfaction of the Conditions, except where each of the Purchaser and the Sellers' Representatives have expressly agreed in writing to do so with specific reference to this clause 4.9), or otherwise in accordance with this Agreement.

- 25 - 5. INFORMATION OBLIGATIONS 5.1 General 5.1.1 Each of the Purchaser, the Sellers (acting via the Sellers’ Representatives) and the Company, in each case where relevant, shall keep the others fully informed of the progress of, and any developments regarding, the satisfaction of the Conditions and disclose in writing to the other party anything they are aware of which will prevent any Condition from being satisfied on or prior to the Long Stop Date as soon as reasonably practicable upon it coming to its attention. 5.1.2 Each of the Company and the Sellers (where relevant, acting via the Sellers’ Representatives) shall (and shall procure that the Group shall) co-operate with the Purchaser and as soon as reasonably practicable accurately provide the Purchaser with such information, materials, documents and assistance as the Purchaser may reasonably require for the purpose of obtaining the satisfaction of any of the Conditions. 5.2 Each of the Purchaser the Company and the Sellers (where relevant, acting via the Sellers’ Representatives) shall promptly give notice in writing to the other parties of the satisfaction of each of the Conditions upon becoming aware of the same, and in any event within three Business Days of becoming so aware. 5.3 Filings and Relevant Authority matters Each of the Purchaser, the Company and the Sellers (where relevant, acting via the Sellers’ Representatives) shall: 5.3.1 promptly provide all information required in connection with any Filings or Authorisations and comply at the earliest practicable date with any reasonable request from a Relevant Authority for additional information, documents or other materials received by such party or its representatives related to such Filings or Authorisations or the Transaction including in connection with any of the Conditions; 5.3.2 act in good faith and use all reasonable endeavours to furnish to the other parties all information required for any Filing to be made to a Relevant Authority by Applicable Law in connection with the Transaction including in connection with any of the Conditions, provided that sensitive information can be redacted for confidentiality or otherwise shared on an "outside counsel only" basis. 5.4 None of the Purchaser, the Company and the Sellers shall, and each of the Sellers and the Company shall procure that no Group Company shall independently participate in any meeting, or engage in any substantive conversation, discussion or negotiation, with any Relevant Authority related to any Filing or Authorisation (where such meeting, conversation, discussion or negotiation relates to such Filing or Authorisation), or related to any claims by such Relevant Authority related to the Transaction, without giving the other party: 5.4.1 prior notice of such meeting, conversation, discussion or negotiation and any supporting documents and agendas other than to the extent it is sensitive information or is prohibited by a Relevant Authority; and 5.4.2 unless prohibited by such Relevant Authority, the opportunity to attend or participate therein.

- 26 - 5.5 Each of the Purchaser, the Sellers and the Company (to the extent within their respective capacity and authority to do so) agree in connection with each of the Conditions that they will: (i) not make any Filing to any Relevant Authority without first providing the other with a copy of the notification, application or submission, and any written information which the other proposes to disclose in connection with it; (ii) to the extent practicable, give the other a reasonable opportunity to discuss the content of any such Filing before it is provided to the Relevant Authority; (iii) consider all reasonable comments and requests by the other on the content of any Filing; and (iv) notify the other as soon as reasonably practicable of any material written communications received from a Relevant Authority in relation to such Filing, and promptly provide the other with a copy of any such communications and deal with any requests or enquiries from a Relevant Authority in consultation with the other party, provided that nothing in this clause 5.5 shall oblige a party to provide sensitive, confidential or privileged information to the other parties. 6. PRE-CLOSING 6.1 The Management Sellers’ and the Company's Obligations in Relation to the Conduct of Business 6.1.1 Each of the Management Sellers shall procure that between the date of this Agreement and Closing the Company shall (and the Company agrees to and shall procure that each other Group Company will) carry on its business as a going concern in the ordinary course as carried on prior to the date of this Agreement, save in so far as agreed in writing by the Purchaser. 6.1.2 Each of the Management Sellers and the Company severally undertakes to the Purchaser to: (a) procure that between the date of this Agreement and Closing none of Marcato Marine Insurance Services LLC, Peterborough Agency Limited and Beat CCM Nine Limited shall incur any liability or enter into any commitment save: (i) in respect of activities in relation to or in connection with the run-off of such entities (including the carrying out of any audit, obtaining professional advice, or the recharging of group charges);(ii) in respect of Marcato Marine Insurance services LLC, any actions as are reasonably necessary in running off the existing portfolio of risks, including endorsing policies in the ordinary course of business; or (iii) in so far as agreed in writing by the Purchaser; (b) use reasonable endeavours to procure that between the date of this Agreement and Closing: (i) representatives of the Purchaser’s Group discuss the acquisition of the Group by the Purchaser with the contractual counterparties of the Group in the contracts set out in Schedule 10 (being the Pre-Closing Third Party Consents); and (ii) that these counterparties provide their consent to the transfer of the Sale Shares in accordance with the relevant term(s) of the underlying contract (provided that the failure to obtain such Pre- Closing Third Party Consents shall not mean that the Purchaser is not otherwise obliged to proceed to Closing); and (c) keep the Purchaser informed of any material developments in respect of wind down and dissolution of Marcato Marine Insurance Services LLC, Peterborough Agency Limited and Beat CCM Nine Limited. 6.1.3 Subject to clause 6.1.4, the Company undertakes to the Purchaser to procure that, upon the Purchaser’s written request, any non-US Subsidiary (including the companies listed in paragraph 2.1 of Schedule 2) makes an election under U.S.

- 27 - Treasury Regulation Section 301.7701-3(c) (a US Tax Election), effective prior to the Closing Date, to be treated for U.S. federal income tax purposes as a partnership or disregarded entity (an Elected Subsidiary) provided that if a US Person is a shareholder in any such Elected Subsidiary, the relevant US Tax Election shall be subject to the prior written consent of the Management Sellers (such consent not to be unreasonably withheld, conditioned or delayed, provided that such consent may not be reasonably withheld if the Purchaser agrees to pay on demand to each US Person that has been identified by the Company as a shareholder of such Elected Subsidiary pursuant to clause 6.1.4 an amount equal to any additional liability to Tax imposed on such US Person (and to make such US Person whole for such Tax) solely as a result of or in consequence of the making of the relevant US Tax Election with respect to such Elected Subsidiary). 6.1.4 The Company undertakes to the Purchaser to procure that, following receipt of a written request from the Purchaser in respect of a US Tax Election, each Group Company mentioned in such written request promptly, and in any event within 10 Business Days of such request, provides a list of any US Person who is a shareholder in any such Group Company. The Management Sellers shall cooperate with the Purchaser and the Company in relation to the matters set forth in clause 6.1.3 and this clause 6.1.4. 6.1.5 Without prejudice to the generality of clause 6.1.1 and subject to clause 6.1.6, each of the Management Sellers and the Company shall procure (so far as it is within their respective capacity and authority to do so), to the extent permissible in accordance with Applicable Law, that, between the date of this Agreement and Closing, each Group Company shall not, except as expressly permitted by this Agreement or as may be required to give effect to and to comply with this Agreement, carry out any of the actions listed in Schedule 7, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned. For the purposes of this clause 6.1.5: (i) the parties acknowledge that each of [***] shall be authorised to provide written consent for and on behalf of the Purchaser; and (ii) each Investor Seller shall exercise all relevant rights it has as a shareholder and/or through its appointed director(s) or otherwise pursuant to the Existing Shareholders' Agreement so as not to vote in favour of or permit any act or omission that they reasonably understand would constitute a breach of any of the actions listed in Schedule 7. 6.1.6 Notwithstanding anything to the contrary in clause 6.1.3, or any other provision of this Agreement or any other Transaction Document, none of the Sellers, the Company or any member of the Group shall be prevented from undertaking, be required to obtain the Purchaser’s consent in relation to, or incur any liability as a result of effecting, any of the following on or prior to Closing: (a) any matter required by Applicable Law or necessary to comply with written requests of Relevant Authorities; (b) the implementation of any transaction or the taking of any action provided for by any Transaction Document (other than the Disclosure Letter) or requested to be implemented or taken by the Purchaser; (c) the execution of a legally binding contractual obligation existing as at the date of this Agreement if the relevant contractual obligation has been Fairly Disclosed in the Disclosure Letter; (d) the incurrence or making of any Permitted Leakage;

- 28 - (e) those matters set out in Schedule 12; (f) the planned change of company name of RedRiff Agency Limited to RedRiff Underwriting Limited and related Companies House filing; or (g) any matter reasonably undertaken by any of the Sellers or any member of the Sellers' Group in an urgent situation for the Group’s business (including an emergency or disaster situation) with the intention of minimising any adverse effect on the Group. 6.2 Repurchase of H Shares 6.2.1 Each Seller shall (and shall procure, to the extent it is reasonably within its capacity and authority to do so, that the Company shall) execute the relevant H Share Repurchase Documents (or, as applicable, pass the relevant resolutions in those H Share Repurchase Documents) in order to give effect to the repurchase by the Company and cancellation, immediately prior to Closing, of [***] as at the date of this Agreement (together the H Share Repurchase) in accordance with the Articles and the Shareholders' Agreement, and for these purposes each Seller shall be deemed to have provided its prior written consent to, and waived any and all rights of pre- emption, rights of first offer, rights of first refusal or any other right in respect of, the transfer of such H Shares pursuant to the H Share Repurchase whether arising under the Articles, the Shareholders' Agreement or otherwise. 6.2.2 Following the H Share Repurchase and prior to Closing, the Management Representative shall procure that the Company shall carry out all filings required at Companies House in order to give notice of the H Share Repurchase (including the cancellation of the relevant H Shares). 6.2.3 [***] 6.3 Conversion of Sale Shares 6.3.1 Each Seller shall procure that: (i) the Conversion Resolutions shall be duly passed in order to give effect to the conversion, immediately prior to Closing and following the H Share Repurchase, of each class of Shares (including all Sale Shares) into a single new ordinary share class (the Conversion and the New Ordinary Shares) in accordance with the Articles and the Shareholders' Agreement; and (ii) the Conversion occurs prior to Closing. 6.3.2 Following the Conversion and prior to Closing, the Sellers shall procure that the Company shall issue share certificates each Seller in respect of: (a) each Seller's Sale Shares; and (b) any Shares that are not Sale Shares that any relevant Seller shall continue to hold upon Closing. 6.4 MIP [***]

- 29 - 7. CLOSING STATEMENT 7.1 No later than five Business Days before Closing, the Sellers' Representatives shall deliver to the Purchaser a draft of the Closing Spreadsheets and a statement (the Closing Statement) setting out, among other things: 7.1.1 the amount of the Fixed Consideration; 7.1.2 the amount of the Variable Consideration; 7.1.3 the amount of the Consideration that comprises the Cash Consideration; 7.1.4 the amount of the Consideration that comprises the Consideration Stock; 7.1.5 details of the Paraline Account; 7.1.6 details of the Colemont Account; 7.1.7 details of the BCC Account; 7.1.8 details of the Management Seller Accounts; 7.1.9 the aggregate Pre-Closing Specified Leakage Amount; 7.1.10 any costs and expenses paid or incurred by the Company in connection with the Transaction up to Closing, including the preparation, negotiation, entry into and completion of the Transaction Documents; and 7.1.11 a statement setting out: (a) the number of Shares (other than Sale Shares) which are legally and/or beneficially held by or on behalf of each Seller after the date of this Agreement; (b) the Pre-Closing Specified Leakage Amount (if any) for each relevant Seller; and (c) the Consideration payable to each Seller (including, in respect of the Continuing Sellers, the split of Consideration between Cash Consideration and Consideration Stock), provided that such allocation corresponds with the Cash Proportions and Stock Proportions. 7.2 The Purchaser may, within five Business Days of receipt of the draft Closing Spreadsheets and Closing Statement, provide comments on the draft Closing Spreadsheets and/or the Closing Statement. To the extent the Purchaser provides comments, the draft Closing Spreadsheets and/or the Closing Statement (as applicable) shall only become binding once agreed between the parties. 7.3 If Closing is deferred in accordance with the terms of this Agreement and the draft Closing Spreadsheets and the Closing Statement have been delivered to the Purchaser in accordance with clause 7.1, then the Sellers' Representatives shall deliver a revised draft Closing Spreadsheets and revised Closing Statement to the Purchaser in accordance with clause 7.1 and the previously submitted draft Closing Spreadsheets and Closing Statement shall not apply. 7.4 Subject to clause 7.2, following the delivery of the final Closing Spreadsheets and Closing Statement, the Consideration shall be deemed to be updated to reflect the relevant amounts

- 30 - detailed in the Closing Statement and shall be final and binding on the Sellers, provided that the Closing Statement shall not override, or be deemed to amend, any provision in this Agreement. 7.5 Save as determined by the board of the Company, each Management Seller and each Individual Seller agrees that he or she shall only be entitled to see and/or receive a copy of the information set out in the Closing Statement to the extent such information relates to him or her and the parties acknowledge and agree that the Closing Statement shall be redacted accordingly for the purposes of any disclosure to each Management Seller and each Individual Seller. 8. CLOSING 8.1 Date Closing shall take place, following fulfilment of the final remaining Condition or, if applicable, waived and after the Closing Statement has been finalised (the Condition Fulfilment Date) on: 8.1.1 if the Condition Fulfilment Date occurs during the first five calendar days of a calendar month, the fifth Business Day falling five Business Days after the Condition Fulfilment Date and with effect from the first Business Day of that calendar month, save that the Variable Consideration will be calculated up to the actual date on which Closing occurs; or 8.1.2 if the Condition Fulfilment Date occurs after the first five calendar days of a calendar month, then the first Business Day of the following calendar month; or 8.1.3 such other date as may be agreed between the Purchaser and the Sellers' Representatives. 8.2 Closing Events On Closing, the parties shall comply with their respective obligations specified in Schedule 3. The Sellers' Representatives may waive some or all of the obligations of the Purchaser as set out in Schedule 3 (provided that the consent of a Seller shall be required if such waiver has a disproportionate impact on that Seller when compared with the other Sellers) and the Purchaser may waive some or all of the obligations of the Sellers as set out in Schedule 3. 8.3 Consideration Stock No later than three Business Days prior to the Closing, the Sellers' Representatives shall deliver to the Purchaser a table in the form of Part 2 of Schedule 1 identifying each Continuing Seller and the number of shares of Consideration Stock to be received, as calculated in accordance with their Stock Proportion pursuant to clause 3.6.1(b). 8.4 Payment on Closing On Closing: 8.4.1 the Purchaser shall pay the Cash Consideration (less the amount, if any, equal to any Pre-Closing Specified Leakage Amount(s)) in cleared funds to the bank accounts designated by the Sellers' Representatives in accordance with clause 19.7, in such amounts as shown in the Closing Statement, and procure the issue by Ambac of the Consideration Stock in accordance with clause 3.6.1(b); and

- 31 - 8.4.2 Ambac shall deliver to the Continuing Sellers a book-entry statement from the Transfer Agent evidencing the number of shares of Consideration Stock set forth beside each Continuing Seller’s name as calculated in accordance with clause 3.6.1(b) and indicated in the form set out in Part 2 of Schedule 1, registered in the name of such Continuing Seller (or its nominee in accordance with its delivery instructions). 8.5 When Closing shall have taken place Closing shall have taken place once all obligations referred to in clauses 8.2 and 8.3 and Schedule 3 have been fulfilled and each Seller has received the Cash Consideration and Consideration Stock due to it under clauses 8.2 and 8.3 and Schedule 3. 8.6 Sale and Purchase of all of the Sale Shares 8.6.1 The Purchaser shall not purchase any of the Sale Shares pursuant to this Agreement unless the Sellers sell all of the Sale Shares on Closing. 8.6.2 The Sellers shall not sell any of the Sale Shares pursuant to this Agreement unless the Purchaser purchases all of the Sale Shares on Closing. 8.7 Breach of Closing Obligations If a party fails to comply with any material obligation in clauses 8.2 and 8.3 and paragraph 2 of Schedule 3 (which shall include a failure by the Purchaser to pay any of the Consideration), the Purchaser, in the case of non-compliance by the Sellers, or the Sellers' Representatives, in the case of non-compliance by the Purchaser, shall be entitled (in addition to and without prejudice to all other rights and remedies available but subject to a cure period of one month following the date of the relevant default, not to extend beyond the Long Stop Date) by written notice to the other party: 8.7.1 to terminate this Agreement (other than the Surviving Clauses) without liability on its part (or the part of those on whose behalf such notice is served); or 8.7.2 to effect Closing so far as practicable having regard to the defaults which have occurred; or 8.7.3 to fix a new date for Closing (being not more than 20 Business Days after the agreed date for Closing) in which case the provisions of Schedule 3 shall apply to Closing as so deferred but provided that such deferral may only occur once, provided that if the Purchaser terminates this Agreement pursuant to clause 8.7.1, the Company shall pay, without prejudice to any other remedies the Purchaser may have against the breaching party, to the Purchaser an amount of £3,500,000 within 10 days of such termination. 9. LEAKAGE 9.1 Warranty and Undertaking Each of the Sellers severally: 9.1.1 warrants in respect of itself, himself or herself, as applicable, to the Purchaser that from (but excluding) the Locked Box Accounts Date to (and including) the date of this Agreement, there has been no Leakage; and

- 32 - 9.1.2 undertakes in respect of itself, himself or herself, as applicable, to the Purchaser to procure that there will be no Leakage to or for the benefit of such Seller or any member of the Seller's Group from the day after the date of this Agreement to the Closing Date and to immediately inform the Purchaser of any Leakage or any fact or event they become aware of that might constitute or result in Leakage, provided that the Sellers shall have no liability to the Purchaser under this clause 9.1 or clause 9.2 if Closing does not occur. 9.2 Leakage Indemnity Subject to clause 9.3, if any Leakage occurs which has not been deducted from the Consideration under clause 3.7 or otherwise repaid or credited prior to Closing then, following Closing, each Seller in receipt of the benefit of the relevant Leakage (whether directly or through a member of such Seller’s Group) shall pay to the Purchaser on demand an amount in cash equal to such Leakage, the benefit of which has been received by such Seller or members of its Seller’s Group. 9.3 Limitations on Leakage Claims 9.3.1 Save in the case of fraud and fraudulent misrepresentation, the aggregate liability of each Seller in respect of any Leakage Claim shall not exceed an amount equal to such Leakage. 9.3.2 No Seller shall be liable for any Leakage Claim unless a notice of the Leakage is given by the Purchaser to the relevant Sellers' Representative within nine months following Closing. Such notice shall specify in reasonable detail (in each case to the extent available to the Purchaser) the legal and factual basis of the Leakage Claim and evidence on which the Purchaser relies and the Purchaser's estimate of the amount of Leakage which is the subject of the Leakage Claim and which Seller(s) have received the benefit of the Leakage in question. 9.3.3 Any Leakage Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn six months after the notice is given pursuant to clause 9.3 unless legal proceedings in respect of it have been commenced by being both issued and served. No new Leakage Claim may be made in respect of the facts, matters, events or circumstances giving rise to any such withdrawn Leakage Claim. 10. TRANSACTION BONUSES [***] 11. WARRANTIES 11.1 The Sellers' warranties and undertakings 11.1.1 Each Seller severally warrants to the Purchaser that each of the Fundamental Warranties (and, in the case of Fundamental Warranties relating to Sale Shares, in respect of their Sale Shares only) is true and accurate in all respects as at the date of this Agreement and, by reference to the matters, facts, events or circumstances then subsisting, immediately prior to Closing as if any reference to "the date of this Agreement" in such Fundamental Warranties is instead a reference to "the Closing Date".

- 33 - 11.1.2 Subject to clause 11.2, each of the Management Sellers severally warrants to the Purchaser that each Business Warranty is true and accurate in all respects, so far as each such Management Seller is aware, as at the date of this Agreement. 11.1.3 Notwithstanding anything to the contrary in this Agreement, the term "so far as the Management Sellers are aware" or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of each of the Management Sellers, having made reasonable enquiry of each other. Actual awareness and knowledge shall expressly exclude any implied, imputed or constructive knowledge of any Management Seller. 11.1.4 Each of the Warranties is separate and independent and is not limited by reference or inference to any other Warranty, any term of this Agreement or any other Transaction Document. 11.1.5 Each of the Continuing Sellers acknowledges and agrees that the Consideration Stock to be issued pursuant to this Agreement has not been registered under the Securities Act. Each of the Continuing Sellers understands that the Consideration Stock constitutes "restricted securities" under applicable federal securities laws of the United States and that, pursuant to these laws, such Continuing Seller must hold the Consideration Stock indefinitely unless the Consideration Stock is registered with the Commission, or an exemption from such registration and qualification requirements is available. Each of the Continuing Sellers further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Consideration Stock and on requirements relating to Ambac which are outside of the Continuing Seller’s control, and which Ambac may not be able to satisfy. 11.1.6 Each of the Continuing Sellers hereby severally represents and warrants that (i) it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (ii) has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of its acquisition of the Consideration Stock and (iii) has had the opportunity to consult its own legal and professional advisers, to the extent it has deemed appropriate, and has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an acquisition of the Consideration Stock. 11.1.7 Each of the Continuing Sellers severally acknowledges and agrees that, for the duration of the twelve-month period following the issuance of the Consideration Stock to the Continuing Sellers (the Lock-up Period) and without the prior written consent of Ambac, such Continuing Seller will not, and will not cause or direct any of its affiliates to, offer, pledge, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Consideration Stock, other than (A) transfers of shares of Consideration Stock as a bona fide gift or gifts or to a charitable organisation in a transaction not involving a disposition for value; (B) transfers, distributions or dispositions of shares of Consideration Stock to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such Continuing Seller or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Continuing Seller or its affiliates (including, for the avoidance of doubt, where such Continuing Seller is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such general partnership, partnership or fund), or as part of a distribution, transfer or disposition without consideration to direct or indirect members, shareholders, partners, beneficiaries or other equity holders of such Continuing Seller (excluding, in any event, portfolio

- 34 - companies as that term is commonly understood in the private equity industry), or to any member of the immediate family of such Continuing Seller or any trust for the direct or indirect benefit of the undersigned or the immediate family of such Continuing Seller in a transaction not involving a disposition for value; (C) transfers or dispositions of shares of Consideration Stock or other securities to any corporation, partnership, limited liability company or other entity, in each case, all of the beneficial ownership interests of which are held by such Continuing Seller or the immediate family of such Continuing Seller in a transaction not involving a disposition for value; (D) transfers or dispositions of shares of Consideration Stock or other securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Continuing Seller upon the death of the Continuing Seller, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement; (E) transfers or dispositions of shares of Consideration Stock pursuant to a bona fide tender offer for shares of Ambac’s capital stock, merger, consolidation or other similar transaction made to all holders of Ambac’s securities involving the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Ambac’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of Ambac, provided that in the case of (A) through (D) above, the relevant transferee agreed to be bound by the Lock-Up Period. 11.2 The Purchaser's warranties and undertakings 11.2.1 The Purchaser warrants to each of the Sellers as at the date of this Agreement that: (a) the execution and delivery by the Purchaser of this Agreement and the Transaction Documents (to which it is party), and compliance with their respective terms, shall not breach or constitute a default under its articles of association, or any other agreement or instrument to which it is a party or by which it is bound, and shall not constitute a breach under any Applicable Law or other restriction applicable to it; (b) has, where relevant, taken or will have taken by Closing all corporate action required to authorise it to enter into and to perform this Agreement and the other Transaction Documents; (c) it has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents (to which it is party) to be executed by it and such documents will, when executed, constitute valid and binding obligations on the Purchaser, in accordance with their respective terms; (d) save for the Conditions, no consent, approval, authorisation or order of any court or governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement is required by it where failure to obtain such consent, approval, authorisation or order would materially and adversely affect such its ability to enter into and perform its obligations under this Agreement and the Transaction; (e) no order has been made and no resolution has been passed for its winding up or for a liquidator to be appointed in respect of it and no petition has been presented and no meeting has been convened for the purpose of its winding up (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto);

- 35 - (f) no administration order has been made and no petition for such an order has been presented in respect of it (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); (g) no receiver (which expression shall include an administrative receiver) or analogous officer or official in any jurisdiction has been appointed in respect of it or in respect of all or any material part of its assets (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); (h) it is not, nor is deemed to be, insolvent or unable to pay its debts within the meaning of laws relating to insolvency applicable to it; (i) no moratorium has been sought or been granted in respect of it within the meaning of laws relating to insolvency applicable to it; and (j) no voluntary arrangement has been proposed with its creditors in respect of it within the meaning of laws relating to insolvency applicable to it. 11.2.2 The warranties set out in clause 11.2.1 shall be deemed to have been repeated immediately prior to Closing as if the reference to "the date of this Agreement" in such clause is instead a reference to "the Closing Date". 11.2.3 At or prior to the signing of this Agreement, the Purchaser shall deliver to the Sellers’ Representatives a copy of the Debt Commitment Papers executed by the debt financing sources party thereto (and the Purchaser undertakes to countersign such Debt Commitment Papers (or any amended, restated or replacement Debt Commitment Papers to the extent permitted under this clause 11 prior to any deadline for countersignature specified therein)). 11.3 Ambac's warranties and undertakings 11.3.1 Ambac warrants to each of the Sellers as at the date of this Agreement that: (a) the execution and delivery by Ambac of this Agreement and the Transaction Documents (to which it is party), and compliance with their respective terms, shall not breach or constitute a default under its articles of association, or any other agreement or instrument to which it is a party or by which it is bound, and shall not constitute a breach under any order, judgment, decree or other restriction applicable to it; (b) it has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents (to which it is party) to be executed by it and such documents will, when executed, constitute valid and binding obligations on Ambac, in accordance with their respective terms; (c) save for the Conditions, no consent, approval, authorisation or order of any court or governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement is required by it where failure to obtain such consent, approval, authorisation or order would materially and adversely affect such its ability to enter into and perform its obligations under this Agreement and the Transaction; (d) no order has been made and no resolution has been passed for its winding up or for a liquidator to be appointed in respect of it and no petition has been

- 36 - presented and no meeting has been convened for the purpose of its winding up (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); (e) no administration order has been made and no petition for such an order has been presented in respect of it (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); (f) no receiver (which expression shall include an administrative receiver) or analogous officer or official in any jurisdiction has been appointed in respect of it or in respect of all or any material part of its assets (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); (g) it is not, nor is deemed to be, insolvent or unable to pay its debts within the meaning of laws relating to insolvency applicable to it; (h) no moratorium has been sought or been granted in respect of it within the meaning of laws relating to insolvency applicable to it; (i) no voluntary arrangement has been proposed with its creditors in respect of it within the meaning of laws relating to insolvency applicable to it; (j) the issuance of the Consideration Stock has been duly authorized, and the Consideration Stock, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of any encumbrances, preemptive rights or restrictions (other than any restrictions on transfer generally imposed under applicable securities laws): (k) it intends to issue the shares of Consideration Stock in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, or Section 4(a)(2) of the Securities Act, and in reliance on exemptions from the registration or qualification requirements of state securities or “blue sky” laws; and (l) it has filed or furnished, as applicable, on a timely basis all forms, statements, schedules, certifications, reports and other documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act during the past twelve calendar months (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the SEC Reports). As of the time it was filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

- 37 - 11.3.2 The warranties set out in clause 11.3.1 shall be deemed to have been repeated immediately prior to Closing. 11.3.3 Ambac undertakes to each of the Continuing Sellers that promptly following the expiry of the Lock-up Period (and in no event later than three Business Days following the expiry of the Lock-up Period), Ambac shall remove all restrictive legends, including the legend set forth in clause 3.6.2 above, and shall, upon request of any Continuing Seller or Ambac’s transfer agent, provide an opinion of counsel permitting such removal. Further, Ambac shall remove all restrictive legends, including the legend set forth in clause 3.6.2 above, (i) following any sale of such Consideration Stock pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act of 1933, or (ii) upon request, if such Consideration Stock is eligible for resale under Rule 144(b)(1) or any successor provision. Without limiting the foregoing, upon request of the Continuing Sellers, or any of them, and receipt by Ambac of an opinion of counsel reasonably satisfactory to Ambac to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, Ambac shall use its reasonable best efforts promptly (and in no event later than five Business Days following the date on which of such request and opinion of counsel have both been received) to cause the legend to be removed from any book-entry statements for the Consideration Stock in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Continuing Seller new book-entry statements representing the Consideration Stock that are free from all restrictive and other legends or, at the request of such Continuing Seller, via DWAC transfer to such Continuing Seller’s account. 11.4 Financial Capability 11.4.1 Purchaser has delivered to the Sellers true, complete and correct copies of the Debt Commitment Papers from the lenders party thereto (collectively, the “Lenders”) and the arrangers party thereto, pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide to Purchaser the Debt Commitments. 11.4.2 As of the date hereof, the Debt Commitment Papers have not been amended, modified, terminated or withdrawn; provided that the existence or exercise of “market flex” provisions contained in the Debt Fee Letters, shall not constitute an amendment or modification of the Debt Commitment Papers. 11.4.3 As of the date hereof, the Debt Commitment Papers are in full force and effect and constitute the legal, valid and binding obligations of Purchaser and, to the knowledge of Purchaser, the Lenders, in each case, except as limited by the application of bankruptcy, insolvency, reorganisation, moratorium and similar Applicable Laws relating to or affecting creditors’ rights or to general principles of equity. 11.4.4 As of the date hereof, there are no other legally binding agreements, side letters or arrangements relating to the Debt Financing (other than the Debt Commitment Papers and the Debt Fee Letters) among the parties thereto that would reasonably be expected to materially and adversely affect the availability of the Debt Financing. 11.4.5 As of the date hereof, the Debt Financing is subject to no conditions precedent other than those set forth in the Debt Commitment Papers and the Debt Fee Letters. 11.4.6 As of the date hereof, to the knowledge of Purchaser, assuming the accuracy of the Warranties set forth in Clause 11.1, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default

- 38 - or breach by Purchaser under the Debt Commitment Papers that would reasonably be expected to adversely affect the availability of the Debt Financing. 11.4.7 Assuming the funding in full of the Debt Financing on the Closing Date, the accuracy of the Warranties set forth in Clause 11.1 and the performance by the Purchaser of its obligations under this Agreement, including the obligations set forth in Clause 11.2, as of the date hereof, Purchaser will have on the Closing Date sufficient funds to pay all obligations of Purchaser hereunder due on the Closing Date and any fees and expenses required to be paid by the Purchaser in connection with Closing and/or the Debt Financing. 11.4.8 The Company shall comply with the obligations set out in Schedule 9. 11.5 Sellers' Disclosures The Purchaser shall not be entitled to make any Claim in relation to the Business Warranties to the extent that the matter which is the subject of the relevant Claim is Fairly Disclosed in this Agreement and/or the Disclosure Letter. 11.6 The Sellers' and Purchaser's Waiver of Rights against the Group 11.6.1 Save in the case of fraud, each Seller waives (for the benefit of the Purchaser and the Group Companies and their respective directors, officers, employees and agents) any rights, remedies or claims which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Group Companies or their respective directors, officers, employees or agents in connection with assisting each Seller in the giving of any Sellers' Warranty or the preparation of the Disclosure Letter, the Data Room and the Restricted Data Room. 11.6.2 Save in the case of fraud and in respect of claims relating to employment agreements of the Management Sellers, each Seller waives (for the benefit of the Purchaser and the Group Companies and their respective directors, officers, employees and agents) any rights, remedies or claims which it may have against any Group Company or their respective directors, officers, employees or agents. 11.6.3 Without prejudice to the terms of the Transaction Documents and subject to clause 11.6.4 below, save in the case of fraud the Purchaser waives and, from Closing, shall procure that each Group Company shall waive (for the benefit of the Group Companies and their respective directors, officers, employees and agents) any rights, remedies or claims which it may have in respect of: (a) any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Group Companies or their respective directors, officers, employees or agents in connection with assisting each Seller in the giving of any Sellers' Warranty or the preparation of the Disclosure Letter, the Data Room and the Restricted Data Room; or (b) any breach of directors' duties by a director of the Company arising as a result or in connection with the Company complying with the terms of this Agreement. 11.6.4 The waiver of rights by the Purchaser pursuant to clause 11.6.3 shall be without prejudice to any rights, remedies or claims which it may have against the Group Companies' directors, officers, employees and agents in their capacity as Sellers under this Agreement.

- 39 - 11.7 Purchaser’s Debt Undertakings 11.7.1 Purchaser undertakes that its obligations under this Agreement are not subject to any conditions regarding the Purchaser’s, or any other person’s, ability to obtain financing for the consummation of the Transaction. For the avoidance of doubt, if any Debt Financing (as defined below) has not been obtained, Purchaser will nonetheless be obliged to perform its obligations under Clause 3 and Clause 8 and consummate the Transaction in accordance with the terms of this Deed. 11.7.2 The Purchaser undertakes that it has, and will have at Closing, the necessary cash resources and/or debt commitments provided (including under the Debt Commitment Letter and any convertible notes or other debt instrument issued in lieu thereof) (such debt commitments and/or any convertible notes or other debt instrument issued in lieu thereof being the “Debt Financing”) which together are sufficient to meet its obligations under this Agreement to pay the Cash Consideration. 11.7.3 The Purchaser undertakes to the Sellers that it will not, without the prior written consent of the Sellers (such consent not to be unreasonably, withheld, conditioned or delayed), terminate or amend or vary any term or condition of the Debt Commitment Papers including, for the avoidance of doubt, the agreements provided to the Seller pursuant to Clause 11.7.6 (it being understood that the exercise of any “market flex” provisions contained in the Debt Fee Letters shall be deemed not to be an amendment or variation) in any manner which would materially adversely affect the Purchaser’s ability to fulfil its payment obligations on Closing pursuant to this Agreement or which would make the availability at Closing of the funds under the Debt Commitment Papers less certain or subject to any additional conditions, provided that, the Purchaser may replace, restate, supplement, modify, assign, substitute or amend the Debt Commitment Papers to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) so long as such addition or replacement would not affect the availability of the total amount of the Debt Financing on the Closing Date. Upon any such amendment, supplement or other modification of, or waiver under, the Debt Commitment Papers in accordance with this Clause 11.7.3, the term “Debt Commitment Papers” shall mean such Debt Commitment Papers as so amended, supplemented, modified or waived. 11.7.4 The Purchaser shall use all reasonable endeavours to: (a) maintain in effect the Debt Commitment Papers (subject to the right of Purchaser to replace, restate, supplement, modify, assign, substitute or amend the Debt Commitment Papers in accordance with Clause 11.7.3); (b) enter into definitive agreements with respect to the Debt Commitment Papers (such definitive agreements being referred to as the “Debt Financing Agreements”) on terms and conditions no less favorable to the Purchaser than those contained in the Debt Commitment Papers and the Debt Fee Letters (subject to any such “market flex” provisions contained in the Debt Fee Letters) and maintain in effect the Debt Financing Agreements if entered into prior to Closing; (c) satisfy, and use all reasonable endeavours to cause the Debt Financing Sources to confirm the satisfaction, on a timely basis, or obtain the waiver of, all conditions applicable to the Purchaser contained in the Debt Commitment Papers (or any definitive agreements related thereto);

- 40 - (d) consummate the Debt Financing contemplated by the Debt Commitment Papers, the Debt Financing Agreements and the Debt Fee Letters substantially concurrently with the Closing; and (e) enforce its rights under the Debt Commitment Papers or the Debt Financing Agreements to the extent necessary to ensure its compliance with its obligations under this Agreement. 11.7.5 The Purchaser shall notify the Sellers promptly of any fact, matter or circumstance that may cause any delay or impediment, directly or indirectly, to the Purchaser drawing down such amounts under the terms of the Debt Commitment Papers as shall be necessary to allow the Purchaser to comply with its obligations under Clause 8 and Schedule 3. 11.7.6 On the date of this Agreement, the Purchaser has delivered to the Sellers: (a) a copy of the Debt Commitment Papers, pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide to the Purchaser debt financing in the aggregate amount set forth therein in connection with the Transaction; (b) copies of the fee letters (the “Debt Fee Letters”) related to the Debt Commitment Papers, provided that the existence and/or amount of fees, flex provisions, pricing terms, pricing caps and other commercially sensitive numbers specified therein have been redacted; and (c) copies of letters duly executed by each lead arranger in respect of the Bridge Facility (as defined in the Debt Commitment Papers) to the Purchaser (or one of its Affiliates) confirming that, other than Closing occurring, all conditions precedent to drawdown of all debt finance to be provided to the Purchaser, for the purposes of the Transaction have been satisfied or are under the Purchaser’s (or one of its Affiliates’) control or in agreed form and will be satisfied at Closing. 12. LIMITATION OF LIABILITY 12.1 Time Limitation for Claims The Sellers shall not be liable for any Claim unless a notice of the Claim is given by the Purchaser to the Sellers' Representatives specifying the matters giving rise to the Claim: 12.1.1 in the case of a Claim in respect of the Tax Warranties or the Tax Deed or a claim under clauses 3.4.2 or 6.2.3, within seven years following Closing; 12.1.2 in the case of a Claim in respect of the Fundamental Warranties, within four years following Closing; 12.1.3 in the case of any other Claim, within 18 months following Closing. 12.2 Time Limitation for claims under clauses 6 and 13 12.2.1 Each of the Management Sellers and the Company shall not be liable for any claim for breach of the pre-Closing obligations in clause 6 unless a notice of the claim is given by the Purchaser to the relevant party within 18 months following Closing.

- 41 - 12.2.2 The Restricted Sellers shall not be liable for any claim for breach of the protective covenants in clause 13 unless a notice of the claim is given by the Purchaser to the relevant Sellers' Representatives within the earlier of (i) six months following the Purchaser become actually aware of such potential claim and (ii) six months following the expiry of the Restricted Period. 12.3 Process for Claims 12.3.1 The Purchaser shall give notice in writing of any Claim to the Sellers' Representatives as soon as reasonably practicable and, in any event, within 30 Business Days of the Purchaser becoming actually aware of such potential Claim. 12.3.2 Notice of a Claim shall be given by the Purchaser to the Sellers' Representatives within the time limits specified in clause 12.1 and shall include the relevant facts and circumstances the Purchaser is aware of giving rise to the Claim (including the Purchaser's estimate, on a without-prejudice basis, of the amount of the Claim) and, in the case of a Claim for breach of any Sellers' Warranties, the specific Sellers' Warranties alleged to have been breached. 12.3.3 Failure to provide the information specified in clause 12.3.2 shall not affect the right of the Purchaser to make a Claim (provided that the Purchaser has given valid notice of a Claim in accordance with clause 12.3.1), but that failure shall be taken into account in determining the liability of the relevant Seller for such Claim to the extent that the relevant Seller establishes that it was materially prejudiced by such failure. 12.4 Maximum Liability 12.4.1 The aggregate liability of the Sellers in respect of all Claims (and for the avoidance of doubt Losses relating thereto) shall, excluding any Fundamental Warranty Claim, not exceed £1 (the Maximum Liability Limit), with each Seller's liability not to exceed such percentage of that amount corresponding with the prorated amount of total Consideration to be received by such Seller under this Agreement. The Purchaser acknowledges that such limit shall apply notwithstanding the terms of the W&I Policy and any subsequent non-payment under the W&I Policy or any vitiation or expiry or termination of the W&I Policy or insolvency of the underwriters or any other provisions of this Agreement or for any other reason whatsoever (other than in respect of fraud by any relevant Seller). 12.4.2 The aggregate liability of the Sellers in respect of all Fundamental Warranty Claims (and for the avoidance of doubt Losses relating thereto) shall not exceed, for each Seller, the prorated amount of total Consideration to be received by such Seller under this Agreement. 12.4.3 The aggregate liability of the Sellers in respect of all claims under clause 3.4.2 shall be £2,000,000. 12.4.4 The aggregate liability of the relevant Sellers in respect of all claims under clause 6.2.3 shall be £1,500,000. 12.4.5 Notwithstanding any other provision of this Agreement other than clause 9.2, the total aggregate liability of each Seller in respect of any and all claims under this Agreement shall not exceed an amount equal to the prorated amount of total Consideration to be received by such Seller under this Agreement.

- 42 - 12.5 Provision made in the Accounts The Sellers and the Company shall have no liability in respect of a Claim to the extent a provision, reserve or allowance has been made for it in the Accounts in respect of the matter or circumstances giving rise to the Claim. The parties agree that any damages awarded to the Purchaser in respect of a Claim may take into account the diminution in value of the Sale Shares. 12.6 No Double Recovery and no Double Counting No party may recover for breach of or under this Agreement, any Transaction Document or otherwise more than once in respect of the same Losses suffered or amount for which the party is otherwise entitled to claim (or part of such Losses or amount), and no amount (including any relief) (or part of any amount) shall be taken into account, set-off or credited more than once for breach of or under this Agreement, any Transaction Document or otherwise, with the intent that there will be no double counting for breach of or under this Agreement, any Transaction Document or otherwise. 12.7 Mitigation of Losses The Purchaser shall use its reasonable endeavours to take such reasonable steps as are within its control and to give all reasonable assistance to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability for any Claim. 12.8 Fraud, etc. None of the limitations contained in this clause 12 shall apply to a Seller in respect of any claim hereunder if and to the extent it arises or is increased as a result of fraud or fraudulent misrepresentation by: (i) such Seller; or (ii) any executive director, officer or employee of any Group Company involved in the preparation of the disclosures in the Disclosure Letter, provided that no Seller shall have any limitations on its liability disapplied in respect of the fraud or fraudulent misrepresentation of any other Seller. 12.9 Consequential loss, etc. The Sellers shall not be liable in respect of a Claim for any indirect, consequential or special damages, or for loss of or anticipated loss of profit, loss of or anticipated loss of revenue or loss of other business opportunity or goodwill, provided that this shall not operate to exclude liability for any Losses which are direct, reasonably foreseeable by the parties at the date of this Agreement, or considered to flow naturally from the relevant breach, which may include diminution of value of the Sale Shares. 12.10 Third Party Claims The Purchaser shall notify the Sellers’ Representatives of any claims, potential claim, matter or event against a Group Company which the Purchaser is aware constitutes a breach of any of the Warranties or otherwise give rise to a Claim (a Third Party Claim) as soon as reasonably practicable (and in any event within 10 Business Days of becoming aware of any such Third Party Claim) and consult with the Sellers’ Representatives in respect of such Third Party Claim and consider the Sellers’ Representatives’ reasonable requests and suggested course of action in respect thereof. 12.11 Recovery from Third Parties 12.11.1 If the Purchaser or any other member of the Purchaser's Group or any Group Company has at any time recovered or otherwise received a reimbursement from a

- 43 - third party (other than another Group Company or a Seller) in respect of any matter or circumstance giving rise to a Claim, Losses will be calculated also by reference to any amounts actually recovered from third parties. 12.11.2 If any Seller has paid an amount in discharge of any Claim, and the Purchaser or any other member of the Purchaser's Group or any Group Company subsequently recovers from a third party (whether pursuant to clause 12.11.1 or otherwise) a sum that indemnifies or compensates the Purchaser, any other member of the Purchaser's Group or another Group Company (in whole or in part) for Losses which are referable to the subject matter of such Claim, the Purchaser or the relevant other member of the Purchaser's Group or the relevant Group Company shall pay to the relevant Sellers as soon as practicable after receipt of such sum an amount equal to: (a) if the amount paid by the Sellers in respect of the Claim is more than the Sum Recovered, the Sum Recovered; and (b) if the amount paid by the Sellers in respect of the Claim is equal to or less than the Sum Recovered, the amount previously paid by the relevant Sellers to the Purchaser. 12.11.3 For the purposes of this clause 12.11, Sum Recovered means an amount equal to the total amounts recovered from the third party by the Purchaser (or the relevant prorated sum of such total amounts if the sum is recovered by a Group Company calculated by reference to the Purchaser's shareholding (whether directly or indirectly) in that Group Company from time to time), less: (a) all costs and expenses reasonably incurred by the Purchaser or the relevant Group Company in obtaining such recovery and the recovery from the Seller(s); and (b) any Taxation incurred (or which would have been incurred but for the availability of a relief from Tax) in effecting, or on receipt of, the recovery. 12.12 Retention and provision of information The Purchaser shall, and shall ensure that each Group Company shall retain all material documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Claim. 12.13 Purchaser actions No Seller or the Company shall be liable for any Claim to the extent that it would not have arisen but for, or is increased or not reduced as a result of, any act, matter or thing done or omitted to be done: 12.13.1 by any member of the Purchaser's Group; 12.13.2 in breach of a Purchaser's obligation under this Agreement or any other Transaction Document; 12.13.3 after Closing (other than in order to comply with Applicable Law or pursuant to a legally binding commitment to which the Group was subject on or prior to Closing and which has been Fairly Disclosed);

- 44 - 12.13.4 in connection with any reorganisation, change in ownership or change in the nature of, or cessation or winding up of, the business of any member of the Purchaser's Group or any Group Company after Closing; 12.13.5 on or prior to Closing, by any member of the Sellers' Group, any Affiliate of any Seller or any Group Company with the prior written direction, request or approval of, the Purchaser or any other member of the Purchaser's Group; 12.13.6 pursuant to and in compliance with any of the Transaction Documents or by reason or in consequence of the execution and performance of any of the Transaction Documents; 12.13.7 pursuant to an admission of liability made in breach of the provisions of clause 12.15 by the Purchaser or by another member of the Purchaser's Group on or after Closing; 12.13.8 at the request of the Purchaser or any other member of the Purchaser's Group (or any person acting on behalf of the Purchaser or any other member of the Purchaser's Group) or with its approval. 12.14 Changes in Law and Practice No Seller shall be liable for any Claim to the extent that it would not have arisen but for, or has been increased or not reduced as a result of: 12.14.1 any change made after the Closing Date in the accounting, Taxation or commercial policies, practices or approaches of any Group Company (to the extent not required by Applicable Law in respect of that Group Company after the Closing Date); 12.14.2 the passing of, or any change in any Applicable Law (or any change in interpretation on the basis of case law), directive, rule, regulation, requirement or administrative practice of any government, governmental department, agency or regulatory body, including any increase in the rates of Tax or any imposition of Tax or any withdrawal of relief from Tax not actually (or prospectively) in effect at the date of this Agreement, after the date of this Agreement; 12.14.3 any Regulatory Requirements or other guideline, ordinance, code, policy, publication or other document, promulgation or communication issued, administered or enforced by any Relevant Authority which is not an Applicable Law issued on or after the date of this Agreement; or 12.14.4 any change after the date of this Agreement of any generally accepted interpretation or application of any legislation or accounting policies. 12.15 Purchaser's knowledge 12.15.1 The Sellers shall not be liable for any Claim if and to the extent that any member of the Purchaser's deal team specified at clause 12.15.2 below, is actually aware, having made reasonable enquiry of each other, at the date of this Agreement: (a) of the fact, matter event or circumstance which is the subject matter of the Claim; and (b) that the fact, matter, event or circumstance could reasonably be expected to give rise to a Claim,

- 45 - provided that actual awareness and knowledge for the purpose of this Clause shall expressly exclude any implied, imputed or constructive knowledge of any member of the Purchaser’s deal team. 12.15.2 For the purpose of clause 12.15.1, the relevant members of the Purchaser's deal team are Claude LeBlanc, David Trick, Steve Ksenak, Matthew Prendergast and Daniel McGinnis. 12.16 W&I Policy 12.16.1 The parties agree and acknowledge that: (a) the Purchaser has obtained the W&I Policy for the benefit of the Purchaser to cover losses arising from any Claim relating to the Business Warranties and/or the Tax Deed; (b) neither (i) any failure on the part of the Purchaser's Group to enter into, or to comply with, the terms of the W&I Policy, nor (ii) any unavailability of the W&I Policy or of recourse thereunder for whatever reason, shall create or increase any Seller's liability pursuant to or in relation to this Agreement or any of the Transaction Documents in any way; and (c) on Closing, the Sellers and the Purchaser shall each pay 50% of the cost of the W&I Policy. 12.16.2 The Purchaser undertakes to each Seller: (a) to procure that the W&I Policy includes an express waiver in the agreed form (in terms which have been approved in writing by the Sellers' Representatives prior to the entry into such W&I Policy) of any rights of subrogation (the Subrogation Provisions) which an insurer under the W&I Policy may otherwise have against a Seller; and (b) not to amend the Subrogation Provisions without the prior written consent of the Sellers' Representatives. 12.16.3 Subject to clause 12.16.4, the Purchaser acknowledges and agrees that: (a) its sole recourse against the Sellers for Claims (other than Fundamental Warranty Claims) pursuant to this Agreement and/or pursuant to the Tax Deed shall be capped at the Maximum Liability Limit and it shall rely on the W&I Policy for the payment of any damages or other amounts or payments under or in connection with a Claim relating to the Business Warranties and/or pursuant to the Tax Deed in excess of the Maximum Liability Limit; and (b) save as set out in 12.16.3(a) above, it shall have no right to, and shall not, commence or pursue any proceedings against a Seller in respect of a Claim relating to the Business Warranties and/or the Tax Deed (and hence the damages or payments (as the case may be) under or in connection with such a Claim will remain for the account of the Purchaser itself), save to the extent that a Claim arises against a Seller as a result of fraud or fraudulent misrepresentation on the part of that Seller (or the Company, as applicable). 12.16.4 The provisions of clause 12.16.3 shall apply irrespective of:

- 46 - (a) whether the W&I Policy is taken out; (b) any non-satisfaction of the conditions to the W&I Policy; (c) any non-compliance with the terms of the W&I Policy; (d) any exclusions or Business Warranties or covenants pursuant to the Tax Deed that are not, or not fully, insured under the W&I Policy; (e) any vitiation, expiry, defect or termination of the W&I Policy or non-payment of a claim under the W&I Policy; or (f) the insolvency of the insurer or any underwriter of the W&I Policy. 12.17 Limitation period Subject to clause 12.1, the parties agree that, notwithstanding that this Agreement is executed as a deed, no claim may be made by any person under or in connection with this Agreement after the expiry of seven years from the date on which the cause of action accrued. 13. PROTECTIVE COVENANTS 13.1 Each Restricted Seller severally undertakes to the Purchaser, and for the benefit of each Group Company, that during the Restricted Period such Restricted Seller shall not (and, in the case of any Restricted Seller which is a body corporate, shall procure that its Affiliates shall not) solicit or seek to employ or entice away, or endeavour to solicit or entice away, from the Company and/or any Subsidiary any Senior Employee, whether or not such person would commit any breach of their contract of service in leaving such employment. 13.2 During the period of one year following Closing, each Restricted Seller severally undertakes that it shall not (and, in the case of any Restricted Seller which is a body corporate, shall procure that its Affiliates shall not) knowingly hire, employ or engage any person who is at Closing a Senior Employee knowing such Senior Employee would be in breach of their applicable non-compete undertakings to the Group either as a result of such hiring, employment or engagement. In respect of Joseph (Jeff) Consolino and April Golda Joyce, the obligations in this clause 13.2 shall apply to them in their personal capacities only, and such Restricted Sellers shall not be required to procure any other person does not hire, employ or engage any Senior Employee where such Restricted Sellers have not been part of the process of hiring, employing or engaging a Senior Employee. 13.3 The placing of an advertisement of a post generally available to members of the public, recruitment of a person through an employment agency that is not directed at employees or officers of the Group and the employment of any person (other than a Senior Employee) as a result of such an advertisement or recruitment shall not constitute a breach of clause 13.1, provided that such Restricted Seller has not (and, in the case of any Restricted Seller which is a body corporate, its Affiliates have not) encouraged or advised such agency to approach any such person and has not otherwise breached this clause 13. 13.4 The parties confirm that they consider the restrictions contained in this clause 13 to be reasonable in all respects and necessary for the protection of the interests of the Purchaser and the Group, but if any of the restrictions is held to be invalid or ineffective, but would be valid and effective if some part of it were deleted, or some modification were made to its terms, then the restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

- 47 - 13.5 In this clause 13: 13.5.1 Restricted Seller means each of [***]; and 13.5.2 Restricted Period means: [***] 14. ANNOUNCEMENTS, CONFIDENTIALITY AND PRIVILEGE 14.1 Announcements Other than the Announcement, no announcement, communication or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any member of the Sellers' Group or any member of the Purchaser's Group without the prior written consent of the Sellers' Representatives and the Purchaser (such consent not to be unreasonably withheld or delayed). This shall not affect any announcement, communication, or circular required by Applicable Law or any Relevant Authority or the rules of any stock exchange on which the shares of any party or its holding company are listed but the party with an obligation to make an announcement or communication or issue a circular (or whose holding company has such an obligation) shall consult with the other parties (or shall procure that its holding company consults with the other parties) insofar as is lawful and reasonably practicable before complying with such an obligation. 14.2 Confidentiality 14.2.1 Subject to clauses 14.1 and 14.2.2, each of the parties shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to: (a) the existence and the provisions of this Agreement, any Transaction Document and of any agreement entered into pursuant to this Agreement; (b) the negotiations relating to this Agreement, any Transaction Document and any agreement entered into pursuant to this Agreement; (c) (in the case of the Sellers) any information relating to the business, financial or other affairs (including future plans and targets) of the Purchaser's Group; or (d) (in the case of the Purchaser and only until Closing in respect of information relating to the Group) any information relating to the business, financial or other affairs (including future plans and targets) of the Group and any member of the Sellers' Group (and, in respect of BCC, any person who or which, directly or indirectly, controls, or is controlled by, or is under common control with BCC (including Bain Capital Credit LP, any funds managed or advised by it and/or any of their affiliates)). 14.2.2 Clause 11.2.1 shall not prohibit disclosure or use of any information if and to the extent: (a) the disclosure or use is required or advisable to be disclosed (on the advice of an attorney) by Applicable Law, any Relevant Authority or any stock exchange on which the shares of a party or its holding company are listed (including where this is required as part of any actual or potential offering, placing and/or

- 48 - sale of securities of any member of the Group, the Sellers' Group (and, in respect of BCC, any person who or which, directly or indirectly, controls, or is controlled by, or is under common control with BCC (including Bain Capital Credit LP, any funds managed or advised by it and/or any of their affiliates) or the Purchaser's Group)); (b) the disclosure or use is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement; (c) the disclosure is made to a Tax Authority or a Relevant Authority to the extent required or requested in connection with the Tax or regulatory affairs of the disclosing party; (d) the disclosure is made to a party to whom assignment is permitted under clause 19.4 on terms that such assignee undertakes to comply with the provisions of clause 14.2.1 in respect of such information as if it were a party to the Agreement; (e) the disclosure is made to an Investor Seller's managers, general partners, limited partners, current and/or prospective fund investors, professional intermediaries or otherwise as part of its normal internal or external regulatory reporting processes, communication processes and policies other than any information relating to the business, financial or other affairs (including future plans and targets) of the Purchaser's Group; (f) the disclosure is made to professional advisers (including auditors) or actual or potential financiers of any party on a need to know basis or to third parties and their professional advisers in the context of a possible acquisition or disposal transaction, on terms that such recipient is made aware of the confidentiality of the information and undertakes to comply with the provisions of clause 14.2.1 in respect of such information as if it were a party to the Agreement; (g) the information is or becomes publicly available (other than by breach of this Agreement); (h) the other parties (or in the case of disclosure by the Purchaser, the Sellers' Representatives) have given prior written approval to the disclosure or use; or (i) the information is independently developed after the date of this Agreement, provided that prior to disclosure or use of any information pursuant to clause 14.2.2(a) or 14.2.2(b), the party concerned shall, where not prohibited by Applicable Law, consult with the other parties (or in the case of disclosure by the Purchaser, the Sellers' Representatives) insofar as is reasonably practicable. 14.3 Privilege 14.3.1 The Purchaser acknowledges that: (a) RPC has acted as legal counsel to the Company and for certain of the Sellers in respect of the Transaction and the preparation and negotiation of this Agreement;

- 49 - (b) Appleby and Westmont Law have acted as legal counsel to the Company in respect of certain matters relating to the Transaction; and (c) Ropes & Gray LLP and Herbert Smith Freehills LLP have each acted as legal counsel to certain of the Sellers in respect of the Transaction, (such advisers, together with any other persons engaged by the Company or the Sellers or any of them to provide legal advice in respect of the Transaction, being the Firms and each a Firm). 14.3.2 The Purchaser agrees that (i) all communications involving legal professional privilege between the Sellers (or any of them), on the one hand, and any of the Firms, on the other hand, relating to the legal advice being given by the Firms to or for the benefit of the Sellers (as opposed to the Group) in respect of this Agreement and the Transaction (collectively, the Privileged Communications), shall be deemed to be privileged communications that belong solely to the Sellers and not to the Group notwithstanding the fact that any person associated with the Group who is not a Seller may have been a recipient of or copied on such communications or that such communications reside on the computer systems of the Group and (ii) each of the Firms shall have no duty to reveal or disclose any Privileged Communications to the Group by reason of any solicitor-client or attorney-client relationship between each of the Firms and the Group or otherwise. 14.3.3 The Purchaser agrees (i) not to use (and to cause the Purchaser’s Group not to use) any Privileged Communications for the purpose of asserting, prosecuting or litigating any claims against the Sellers or their Affiliates relating to this Agreement and the Transaction and (ii) to procure that the Group shall not disclose any Privileged Communications to any person following Closing, unless compelled to disclose by judicial or administrative process or by other requirements of law. 14.3.4 Without prejudice to clause 1.15.1, in clause 14.3.2: (a) any reference to legal professional privilege shall be construed as including attorney-client privilege and such other privilege which attaches to communications between client and legal adviser in any relevant jurisdiction which governs the provision of the relevant legal advice; and (b) any reference to privilege shall be construed as including attorney-client confidences and any other equivalent term in any relevant jurisdiction which governs the provision of the relevant legal advice. 14.3.5 Each Firm may rely on and enforce the provisions of this clause 14.3 as if it were a party to this Agreement. 15. GUARANTEE 15.1 Ambac guarantees to the Sellers the due and punctual performance, observance and discharge by the Purchaser of all the Guaranteed Obligations if and when they become performable or due under this Agreement. 15.2 If the Purchaser defaults in the payment when due of any amount to a Seller that is a Guaranteed Obligation Ambac shall immediately on demand by their relevant Sellers' Representative, unconditionally pay that amount to that Seller in the manner prescribed by this Agreement as if it were the Purchaser.

- 50 - 15.3 Ambac as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 15.1 and clause 15.2, agrees to indemnify and keep indemnified the Sellers on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Sellers arising out of, or in connection with, the Guaranteed Obligations not being recoverable for any reason or any failure of the Purchaser to perform or discharge any of its obligations or liabilities in respect of the Guaranteed Obligations. 15.4 The guarantee in this clause 15 is and shall at all times be a continuing security and shall cover the ultimate balance of all monies payable by the Purchaser to the Sellers in respect of the Guaranteed Obligations, after allowance for any intermediate payment or discharge in full or in part of the Guaranteed Obligations. 15.5 The liability of Ambac under the guarantee in this clause 15 shall not be reduced, discharged or otherwise adversely affected by: 15.5.1 any act, omission, matter or thing which would have discharged or affected the liability of Ambac had it been a principal debtor instead of a guarantor or indemnifier; or 15.5.2 anything done or omitted by any person which, but for this provision, might operate or exonerate or discharge Ambac or otherwise reduce or extinguish its liability under the guarantee in this clause 15. 15.6 Ambac waives any right it may have to require the Sellers (or any trustee or agent on their behalf) to proceed against or enforce any other right or claim for payment against any person before claiming from Ambac under this clause 15. 15.7 Ambac shall, on a full indemnity basis, pay to the Sellers on demand the amount of all costs and expenses (including legal and out-of-pocket expenses and any value added tax on them) incurred by the Sellers in connection with the preservation, or exercise and enforcement, of any rights under or in connection with the guarantee in this clause 15 or any attempt so to do. 15.8 Until all amounts which may be or become payable by the Purchaser under or in connection with this Agreement have been irrevocably paid in full, and unless the Sellers otherwise direct in writing, Ambac shall not exercise any security or other rights it may have by reason of performing its obligations under this clause 15, whether such rights arise by way of set-off, counterclaim, subrogation, indemnity or otherwise. 15.9 The guarantee in this clause 15 shall be in addition to and independent of all other security which the Sellers may hold from time to time in respect of the discharge and performance of the Guaranteed Obligations. 15.10 This clause 15 shall automatically terminate in respect of any Guaranteed Obligation on the earlier of: 15.10.1 that Guaranteed Obligation having been satisfied in accordance with the terms of this Agreement; 15.10.2 the Purchaser (and/or its Affiliates) ceasing to control the Company; and 15.10.3 the Sellers ceasing to own Shares, provided that, in the event of clauses 15.10.2 and/or 15.10.3 applying, the provisions of clauses 15.1 to 15.9 shall continue to apply to any Guaranteed Obligation which had become

- 51 - due for performance prior to such event occurring until the relevant Guaranteed Obligation has been performed in full. 16. COMPANY RECORDS 16.1 For seven years following Closing, the Purchaser shall, so long as it controls the Company, procure (to the extent within its capacity and authority to do so) that each Group Company shall: 16.1.1 preserve the books, correspondence and records of each Group Company relating to any period up to Closing, in each case to the extent necessary for the purpose of compliance with applicable accounting, legal and Regulatory Requirements; and 16.1.2 allow any of the Sellers and their agents (at the relevant Seller's expense and on prior written notice by the Sellers provided at least three Business Days prior to the desired date of access) reasonable access during the hours of 9:00 am to 5:30 pm on a Business Day to inspect and take copies of the books, correspondence and records preserved in accordance with clause 16.1.1. 16.2 The obligation in clause 16.1.2 is subject to the right of the Company to require the person who is provided with access to give such undertakings (as regards information not relating to the Group) as to confidentiality as the person providing the access may reasonably require. 17. D&O INSURANCE 17.1 For a period of six years from the Closing Date, the Purchaser shall ensure that each Group Company obtains and maintains (at the cost of the Purchaser’s Group) a directors’ and officers’ liability insurance policy that: 17.1.1 covers each director or officer of each Group Company immediately prior to Closing (each such director or officer being a Current Director) in respect of any claims against a Current Director arising from any matter, cause or event occurring on or before Closing; and 17.1.2 is on terms that are no less advantageous to any Current Director than the directors’ and officers’ liability insurance policies maintained by the Group as at the date of this Agreement. 17.2 Upon a written request from a Current Director at any time, the Purchaser shall provide to the resigning director evidence that such insurance policy is in force. The provisions of this Clause 17 are intended to be for the express benefit of, and will be enforceable by, the Current Directors and, in respect any Current Director that is not a party to this Agreement, as a third party beneficiary in accordance with Clause 19.5. 18. SELLERS' REPRESENTATIVES 18.1 Appointment and Role of the Sellers' Representative 18.1.1 The respective Sellers hereby appoint their nominated Sellers' Representative to act in their name and on their behalf for all purposes under this Agreement and the other Transaction Documents, including for the purposes of: (a) delivering payment instructions to the Purchaser in connection with the payment of the Consideration;

- 52 - (b) accepting notices on behalf of the Sellers in accordance with clause 19.11 (and the Sellers' Representatives shall pass on such notices to the relevant Seller(s) without delay and in any event within three Business Days of receipt); (c) taking any and all actions that may be necessary or desirable, as determined by the Sellers' Representatives in their sole discretion, in connection with the payment of the costs and expenses incurred in connection with this Agreement and the other Transaction Documents; (d) granting any consent, waiver, confirmation or approval on behalf of the Sellers under or in connection with this Agreement and the other Transaction Documents; (e) generally taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement and the other Transaction Documents to be performed by the Sellers. 18.1.2 The respective Sellers [***] hereby irrevocably (by way of security for the performance of its obligations under this Agreement) appoint their nominated Sellers' Representative as their attorney on their behalf to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of that Sellers' Representative, be required to give effect to the matters described in this clause 18.1. 18.1.3 Each Sellers' Representatives shall keep its appointing Sellers reasonably informed as to the actions it takes and as to material developments concerning the Transaction (including progress towards satisfaction of the Conditions). 18.1.4 The Purchaser shall be entitled to rely on the exercise of the powers and authorities conferred on the Sellers' Representatives as if the relevant Seller is exercising such powers and authorities. 18.1.5 The relevant Sellers may appoint a replacement Sellers' Representative by giving written notice to the Purchaser and the other Sellers' Representatives. 18.2 Indemnity 18.2.1 Each Seller (by its execution of this Agreement) confirms and agrees that its nominated Sellers' Representative owes no responsibility, duty of care or liability whatsoever in connection with his or her appointment as a Sellers' Representative and each Sellers' Representative shall have no liability whatsoever to the respective Sellers in relation to any action which he or she has taken or omitted to take in the past or may in the future take or omit to take his or her capacity as a Sellers' Representative under this Agreement (save in the event of fraud or wilful misconduct). Each Seller agrees not to bring any action or claim against its nominated Sellers' Representative in connection with his or her appointment as a Sellers' Representative and/or in relation to any action which such Sellers' Representative has taken or omitted to take in the past or may in the future take or omit to take in his or her capacity as a Sellers' Representative under this Agreement. 18.2.2 Each Seller hereby agrees to be bound by each act, agreement, approval, consent and decision of its nominated Sellers' Representative and subject always to clause 18.2.3, each Seller undertakes to indemnify its nominated Sellers' Representative against all liabilities, costs, expenses, damages and losses which it sustains or incurs

- 53 - in connection with any action taken in good faith pursuant to its appointment under this clause 18 (including any cost incurred in enforcing this indemnity). 18.2.3 The indemnity in clause 18.2.1 shall not cover any Sellers' Representative if and to the extent a claim under it results from fraud of such Sellers' Representative. 18.2.4 The Sellers acknowledge and agree that the Sellers’ Representatives shall carry out the performance of any obligations on behalf of their respective appointing Sellers in this Agreement and any other Transaction Documents only to the extent reasonably within their respective capacity and authority to do so. 19. OTHER PROVISIONS 19.1 W&I Policy 19.1.1 The Purchaser shall not make any changes to, or otherwise vary the terms of, the W&I Policy if the impact of such change or variation would be to increase the liability of the Sellers under this Agreement and/or the Tax Deed. 19.2 Further Assurances 19.2.1 Each of the parties shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time execute such documents and perform such acts and things as any party may reasonably require to give effect to the terms of this Agreement and give any party to this Agreement the full benefit of this Agreement. 19.2.2 After Closing, pending registration of the Purchaser as owner of the Sale Shares, the Sellers shall exercise all voting and other rights in relation to the Sale Shares in accordance with the Purchaser's instructions, except to the extent contrary to Applicable Law. 19.3 Whole Agreement 19.3.1 The Transaction Documents contain the whole agreement between the parties relating to the sale and purchase of the Sale Shares to the exclusion of any terms implied by law which may be excluded by contract and supersede any previous written or oral agreement between the parties in relation to the sale and purchase of the Sale Shares. 19.3.2 The Purchaser agrees and acknowledges that, in entering into the Transaction Documents, it is not relying on any representation, warranty or undertaking not expressly incorporated into them. 19.3.3 Any terms implied by law in any jurisdiction in relation to the Transaction are excluded to the fullest extent permitted by law. 19.3.4 Each of the parties agrees and acknowledges that its only right and remedy in relation to any representation or warranty made or given in or in connection with the Transaction Documents, shall be: (i) (without prejudice to clause 12) damages for breach of the terms of the Transaction Documents; or (ii) a claim pursuant to the W&I Policy and each of the parties waives all other rights and remedies (including rights and remedies to claim damages in tort or under statute or civil codes, or to (wholly or partly) rescind, nullify or terminate (whether by court or arbitral order or otherwise) the Transaction Documents) in relation to any such representation, or warranty.

- 54 - 19.3.5 Nothing in this clause 19.3 excludes or limits any liability for fraud or fraudulent misrepresentation. 19.4 Assignment 19.4.1 Except as permitted by this clause 19.4, no party may without the prior written consent of the Purchaser and the Sellers' Representatives assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement. 19.4.2 Subject to clause 19.4.5, a party may without the consent of the other parties, assign to an Affiliate the benefit of the whole or any part of this Agreement provided that, if the assignee ceases to be an Affiliate of that party, it shall before ceasing to be so assign the benefit, so far as assigned to it, back to that party or assign the benefit to another Affiliate of that party, as the case may be. 19.4.3 Subject to clause 19.4.5, this Agreement and all or any of the benefits arising under it may be assigned or charged in whole or in part by the Purchaser to its financial lenders or banks or other creditors or other any member of their groups (including funds) or any security agent or trustee acting on their behalf as security agent, in each case for any financing or refinancing in respect of the Transaction (including any additional facilities and hedging made available in connection with such financing or refinancing) and such benefit may further be assigned to any other financial institution or other creditors by way of security for the borrowings of the Purchaser resulting from any refinancing of the borrowings made under such financing or refinancing or to any person entitled to enforce such security or to any transferee under a valid enforcement of such security. 19.4.4 As soon as practicable after any assignment in accordance with this clause 19.4, the assignor shall give written notice of the assignment to the Purchaser or the Sellers' Representatives as appropriate. 19.4.5 Any assignee pursuant to this clause 19.4 shall not be entitled to receive under this Agreement any greater amount than that to which the assigning party would have been entitled, nor shall any assignment under this clause 19.4 increase the liability of any party. The Guarantee in clause 15 is personal to the Sellers and cannot be assigned. 19.5 Third Party Rights 19.5.1 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement, except if and to the extent set out in this clause 19.5. 19.5.2 A Group Company and its directors, officers, employees or agents may enforce and rely on clauses 11.6, 17 and 19.15.4 to the same extent as if it or they were a party. An assignee pursuant to clause 19.4.2 may enforce and rely on this Agreement as if it were a party. 19.5.3 Any Firm may enforce and rely on clause 14.3 to the same extent as if it were a party to this Agreement. 19.5.4 This Agreement may be terminated and any term may be amended or waived without the consent of the persons named in clause 19.5.2 (except that any such termination,

- 55 - amendment or waiver that would be, or would likely be, to the detriment of such persons named in clause 19.5.2 shall require their prior written consent). 19.6 Variation No variation of this Agreement shall be effective unless in writing and signed by the Purchaser, Ambac and the Sellers’ Representatives. 19.7 Method of Payment and Set-Off 19.7.1 Any payments pursuant to this Agreement shall be made in full, without any set-off, counterclaim, restriction or condition and without any deduction or withholding, including Tax, (save as may be required by law or as otherwise agreed), and for these purposes it is acknowledged that any amounts to be withheld or deducted pursuant to clause 3.4 shall not be affected by this clause 19.7.1). 19.7.2 Any cash payments pursuant to this Agreement shall be effected by crediting in cleared funds the following bank accounts: (a) any payments by the Purchaser (or any member of the Purchaser’s Group) to Paraline shall be made to the Paraline Account; (b) any payments by the Purchaser (or any member of the Purchaser’s Group) to Colemont shall be made to the Colemont Account; (c) any payments by the Purchaser (or any member of the Purchaser’s Group) to BCC shall be made to the BCC Account; (d) any payments by the Purchaser (or any member of the Purchaser’s Group) to the Management Sellers shall be made to the Management Seller Accounts; and (e) any payments by the Company to the Purchaser shall be made to a bank account to be notified by the Purchaser to the Company in writing. 19.7.3 Payment of a sum in accordance with this clause 19.7 shall constitute a payment in full of the sum payable and shall be a good discharge to the payer (and those on whose behalf such payment is made) of the payer's obligation to make such payment and the payer (and those on whose behalf such payment is made) shall not be obliged to see to the application of the payment as between those on whose behalf the payment is received. 19.8 Costs 19.8.1 Save as expressly provided otherwise in this Agreement, each party shall bear its own Taxes, costs and expenses incurred in connection with the Transaction, including the negotiation, entry into and completion of the Transaction Documents. 19.8.2 The Sellers acknowledge and agree that any costs and expenses incurred or paid by the Company net of recoverable VAT in connection with the Transaction, including the preparation, negotiation, entry into and completion of the Transaction Documents by the Sellers' Representatives on their behalf shall be either (as the Sellers' Representatives may elect): (a) reimbursed to the Company by the Sellers at or prior to Closing; or

- 56 - (b) deducted from the Consideration payable in cash and allocated between each Seller pro rata to the total value of Consideration payable to the Sellers. 19.8.3 No monitoring or transaction fees will be charged by the Purchaser to any member of the Group (including, for this purpose, any new subsidiary of the Company arising on or after Closing) in respect of Closing. 19.9 Registration, Stamp, Transfer Taxes and Duties The Purchaser shall bear the cost of all registration, stamp and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the purchase of the Sale Shares. The Purchaser shall arrange the payment of such taxes and duties. 19.10 Interest If a party fails to pay any sum due and payable by it under this Agreement on the due date of payment in accordance with the terms of this Agreement, that party shall pay interest on that sum calculated on a daily basis at the rate of 4% per annum above the Bank of England's base rate from time to time (but at 4% per annum for any period when that base rate is below 0%) from (and including) the date for payment to (but excluding) the actual date of payment. 19.11 Notices 19.11.1 Any notice or other communication in connection with this Agreement (each, a Notice) shall be: (a) in writing in English; (b) delivered by hand, email, recorded or special delivery or courier using an internationally recognised courier company. 19.11.2 A Notice to the Sellers shall be sent to the Sellers' Representatives at the following address, or to such other person or address as the Sellers' Representatives may notify to the Purchaser from time to time: (a) Management Representative Address: Beat Capital Partners Limited, 5th Floor, 6 Bevis Marks, London EC3A 7BA, United Kingdom [***] (b) BCC Representative Address: Bain Capital Credit, LP, 200 Clarendon Street, Boston MA 02116, United States [***] (c) Paraline Representative Address: Wand Partners, Inc, 260 Crandon Blvd., Suite 32 #75, Key Biscayne FL 33149, United States

- 57 - [***] (d) Colemont Representative Address: Colemont UK Holdings Limited, c/o Amwins, 4725 Piedmont Row Drive, Ste 600, Charlotte NC 28207, United States [***] 19.11.3 A Notice to the Purchaser shall be sent to such party at the following address, or to such other person or address as the Purchaser may notify to the Sellers from time to time: Address: One World Trade Center, 41st Floor New York City, New York, 10017 [***] 19.11.4 Subject to clause 19.11.5, a Notice shall be effective upon receipt and shall be deemed to have been received: (a) at the time recorded by the delivery company, in the case of recorded delivery; (b) at the time of delivery, if delivered by hand or courier; or (c) at the time of sending if sent by e-mail, provided that receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient. 19.11.5 A Notice that is received after 5.00pm on any day, or on a Saturday, Sunday or public holiday in the place of receipt, shall be deemed to be received at 09.00am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt. 19.11.6 For the purposes of this clause 19.11, all references to time are to local time in the place of receipt. 19.11.7 Email is not permitted for any Notice which: (i) terminates, gives notice to terminate or purports to terminate this Agreement; or (ii) notifies or purports to notify an actual or potential Claim. 19.12 Invalidity 19.12.1 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties. 19.12.2 If and to the extent that it is not possible to delete or modify the provision, in whole or in part, under clause 19.12.1, then such provision or part of it shall, if and to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under clause 19.12.1, not be affected.

- 58 - 19.13 Counterparts 19.13.1 This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart. 19.13.2 Transmission of an executed counterpart of this Agreement by email (in PDF, JPEG or other agreed format) or by electronic signing (including by DocuSign or any equivalent platform) shall take effect as delivery of an executed counterpart of this Agreement. 19.14 Governing Law and Submission to Jurisdiction 19.14.1 This Agreement and the documents to be entered into pursuant to it, and any non-contractual obligations arising out of or in connection with the Agreement and such documents shall be governed by English law. 19.14.2 Each of the parties irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it and that accordingly any proceedings arising out of or in connection with this Agreement and the documents to be entered into pursuant to it shall be brought in such courts. Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum. 19.15 Appointment of Process Agent 19.15.1 Each of the Purchaser and Ambac shall appoint and thereafter maintain the appointment of an agent within England to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement as soon as reasonably practicable and, in any event, within 28 calendar days of the date of this Agreement, and service upon such agent shall be deemed completed whether or not forwarded to or received by the Purchaser or Ambac respectively. 19.15.2 Each of the Purchaser and Ambac shall inform the Sellers' Representatives in writing of any change of address of the process agent described in clause 19.15.1 within 28 calendar days of such change. 19.15.3 If the process agent described in clause 19.15.1 ceases to be able to act as such or to have an address in England, each of the Purchaser and Ambac irrevocably agrees to appoint a new process agent in England acceptable to the Sellers and to deliver to the parties within 14 calendar days a copy of a written acceptance of appointment by the process agent. 19.15.4 [***] 19.15.5 Each relevant Seller shall inform the Purchaser in writing of any change of address of such process agent within 28 calendar days of such change. 19.15.6 If such process agent described in clause 19.15.4 ceases to be able to act as such or to have an address in England, the relevant Sellers irrevocably agree to appoint a new process agent in England acceptable to the Purchaser and to deliver to the parties within 14 calendar days a copy of a written acceptance of appointment by the process agent.

- 59 - 19.15.7 Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law. Executed as a deed and delivered by the parties on the date first mentioned above.

- 60 - SCHEDULE 1 THE SELLERS [***]

- 61 - SCHEDULE 2 THE COMPANY AND THE SUBSIDIARIES [***]

- 62 - SCHEDULE 3 CLOSING OBLIGATIONS 1. THE SELLERS' OBLIGATIONS On Closing, the Sellers shall deliver or make available to the Purchaser (each Seller in respect of itself and/or its Sale Shares as applicable and to the extent not delivered prior to Closing): 1.1 to the extent a Seller has executed this Agreement pursuant to a power of attorney, a copy of such power of attorney; 1.2 evidence (in a form reasonably satisfactory to the Purchaser) that each Institutional Seller (which is a body corporate) is authorised to execute the Transaction Documents to which it is a party; 1.3 subject to the Purchaser complying with its obligations under clause 8.3, transfers of the Sale Shares duly executed by the Sellers in favour of the Purchaser accompanied by the relevant share certificates (as issued to the Sellers following the Conversion); 1.4 a duly executed copy of the BCC Funding Commitment Letter Termination Deed; 1.5 a duly executed copy of the BCC Loan Agreement Termination Deed; 1.6 a duly executed copy of the BCC New Funding Commitment Letter; 1.7 duly executed copies of the Voting Commitment Notices of Terminations; 1.8 duly executed copies of the amendments to the employment agreements of the Management Sellers; 1.9 a duly executed copy of the Existing Shareholders' Agreement Termination Deed; 1.10 a counterpart of the Shareholders' Agreement duly executed by the Continuing Sellers and the Company; 1.11 a counterpart of the Tax Deed duly executed by the Management Sellers; 1.12 an executed power of attorney in favour of the Purchaser or its nominee(s) which would enable the Purchaser/nominee to attend and vote at general meetings of the Company prior to registration of the related transfer in the agreed form; 1.13 a duly executed copy of the amendment to the employment agreement of each Management Shareholder amended in the agreed form; 1.14 a duly executed copy of the board resolutions of the Company authorising the Transaction and the transfer to the Purchaser of the Sale Shares and registration thereof; 1.15 a duly executed copy of the corporate authorisations of each of the Sellers that are not Individual Sellers authorising the Transaction and the transfer to the Purchaser of their respective Sale Shares; 1.16 a duly executed copy of the H Share Repurchase Documents; and

- 63 - 1.17 a duly executed copy of the Conversion Resolutions. 2. THE PURCHASER'S OBLIGATIONS On Closing, the Purchaser shall: 2.1 pay the Cash Consideration in accordance with clause 8.3; 2.2 procure, in accordance with clause 8.3, the issue by Ambac to the Continuing Sellers of the Consideration Stock; 2.3 deliver or make available to the Sellers' Representatives: (a) a counterpart of the Shareholders' Agreement duly executed by the Purchaser; (b) a counterpart of the Tax Deed duly executed by the Purchaser; and (c) evidence (in a form reasonably satisfactory to the Sellers’ Representatives) that the Purchaser is authorised to execute the Transaction Documents. 3. AMBAC’S OBLIGATIONS 3.1 On Closing, Ambac shall deliver or make available to the Sellers’ Representatives: 3.1.1 a certificate of the Secretary of Ambac (the “Secretary’s Certificate”), dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors of Ambac or a duly authorised committee thereof approving the transactions contemplated by this Agreement and the issuance of the Consideration Stock, (B) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company and (C) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in substantially the agreed form; and 3.1.2 duly executed instructions to the Transfer Agent, acknowledged in writing by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, the number of shares of Consideration Stock set forth opposite the name of such Continuing Seller in part 2 of Schedule 1 and registered in the name of such Continuing Seller (or its nominee, as directed by the Continuing Seller). 3.2 Promptly following Closing, Ambac shall deliver or make available to the Sellers’ Representatives a statement from the Transfer Agent evidencing the transfer and delivery of the Consideration Stock.

- 64 - SCHEDULE 4 [Schedule intentionally left blank]

- 65 - SCHEDULE 5 PERMITTED LEAKAGE 1. Any payment made or agreed to be made or any cost, liability or expense incurred or agreed to be incurred in respect of any matter undertaken by or on behalf of any Group Company at the written request or with the written agreement of the Purchaser. 2. Any payment made or agreed to be made, or any liability incurred, by or on behalf of any Group Company pursuant to, or provided for in, this Agreement or any other Transaction Document (other than the Disclosure Letter). 3. Anything constituting Leakage in connection with ordinary course payments (i) resulting from any Seller or other member of the Sellers' Group having any interest in any corporate member on the Syndicates or (ii) made to any Seller or other member of the Sellers' Group under the terms of any underwriting capital agreements between Beat Services Limited or Beat Capital Partners Services LLC and that Seller, provided that the relevant arrangement is on arm’s length terms. 4. Any payment made (in the ordinary course of business and in accordance with the terms of the related employment or service contract) to employees, workers, contractors, officers or directors of any Group Company by way of employment remuneration (including increases to such employment remuneration), director fees, contractor fees, pension contributions, annual or quarterly bonuses, commissions, benefits, reimbursement of expenses, and other emoluments in the ordinary course (including any applicable Tax and national insurance in respect thereto), and a bonus payable to a Seller from the amount of the Transaction Bonuses in an amount up to £50,000. 5. Any payment made which is on an arms' length basis and in the ordinary course of business between a Group Company on the one hand and Cadenza Holdings Limited or Cadenza Re Limited on the other by way of Cadenza Re Limited being a reinsurer and ultimate beneficiary of certain underwriting of the Group. 6. The one-time discretionary payment of US$ 290,185 from the Company to Sutton National Insurance Company with respect to supporting the reinsurance costs incurred by it in connection with the Marcato Marine Insurance Services LLC reinsurance programme. 7. Any amounts repayable by the Company to BCC pursuant to the terms of a facility agreement between the Company and BCC dated 21 March 2023. 8. Any amounts actually reimbursed to the Company by the Sellers at or prior to Closing or actually deducted from the Consideration at Closing in each case pursuant to clause 19.8 (being the relevant costs and expenses incurred in connection with the Transaction, including the negotiation, entry into and completion of the Transaction Documents). 9. Any Taxation payable by any Group Company (or which would have been payable by a Group Company but for the use of a relief) as a consequence of any of the matters referred to in paragraphs 1 to 8 above (except if and to the extent that such Taxation has been taken into account under paragraphs 1 to 8).

- 66 - SCHEDULE 6 WARRANTIES GIVEN BY THE SELLERS UNDER CLAUSE 11.1 Part 1: Fundamental Warranties 1. SHARE OWNERSHIP AND AUTHORITY 1.1 The Sellers specified in Schedule 1: 1.1.1 are the sole legal and beneficial owners of the number of Shares in the Company set opposite their respective names in Schedule 1; and 1.1.2 have the right to exercise all voting, economic and other rights over such Shares. 1.2 The execution and delivery by the Sellers of this Agreement and the Transaction Documents (that any such Seller is party to), and compliance with their respective terms, shall not breach or constitute a default under the Company's articles of association, or any other agreement or instrument to which any Seller is a party or by which any Seller is bound, and shall not constitute a breach under any Applicable Law or other restriction applicable to any Seller. 1.3 The Sellers have, where relevant, each taken or will have taken by Closing all corporate action required to authorise them to enter into and to perform this Agreement and the other Transaction Documents (to which any such Seller is party) to be executed by them. 1.4 The Sellers each have the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents (that any such Seller is party to) to be executed by them and such documents will, when executed, constitute valid and binding obligations on the Sellers, in accordance with their respective terms. 1.5 Subject to the satisfaction of the Conditions in accordance with this Agreement, in respect of each Seller, no consent, approval, authorisation or order of any court or governmental, regulatory or other regulatory authority which has not been obtained or made at the date of this Agreement is required by such Seller where failure to obtain such consent, approval, authorisation or order would materially and adversely affect such Seller's ability to enter into and perform such Seller's obligations under this Agreement, any other Transaction Documents to which such Seller is party and the Transaction. 1.6 No Seller that is a natural person has: 1.6.1 had a bankruptcy petition presented against them or been declared bankrupt; 1.6.2 been served with a statutory demand, or is unable to pay their debts within the meaning of the Insolvency Act 1986; 1.6.3 entered into, or has proposed to enter into, any composition or arrangement with, or for, their creditors (including any form of voluntary arrangement); or 1.6.4 been subject of any other event analogous to the foregoing in any jurisdiction. 1.7 In respect of each Seller that is a legal person: 1.7.1 no order has been made and no resolution has been passed for its winding up or for a liquidator to be appointed in respect of it and no petition has been presented and no meeting has been convened for the purpose of its winding up (and in each case

- 67 - no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); 1.7.2 no administration order has been made and no petition for such an order has been presented in respect of it (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); 1.7.3 no receiver (which expression shall include an administrative receiver) or analogous officer or official in any jurisdiction has been appointed in respect of it or in respect of all or any material part of its assets (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto); 1.7.4 it is not, nor is deemed to be, insolvent or unable to pay its debts within the meaning of laws relating to insolvency applicable to it; 1.7.5 no moratorium has been sought or been granted in respect of it within the meaning of laws relating to insolvency applicable to it; and 1.7.6 no voluntary arrangement has been proposed with its creditors in respect of it within the meaning of laws relating to insolvency applicable to it. 2. SHARE CAPITAL 2.1 The information contained in part 1 of Schedule 1 is as at the date of this Agreement, true and complete and the shares listed therein constitute the whole of the issued and allotted share capital of the Company. 2.2 All of the Shares and the other share capital in the Company as set out in part 1 of Schedule 1 are fully paid or credited as fully paid, have been validly issued and allotted and comprise the entire issued and allotted share capital of the Company. 2.3 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer or repayment of any share capital giving rise to a right over, or an interest in, the capital of the Company under any options, warrants agreements or other arrangements (including conversion rights and rights of pre-emption) or any other securities but excluding, for the avoidance of doubt, any drag-along or tag-along provisions and any rights of first offer, rights of first refusal or other pre-emption arrangements under the terms of any shareholders' agreement or constitutional document relating to the Company. Part 2: Business Warranties 1. INFORMATION 1.1 The information contained in part 1 of Schedule 1 and Schedule 2 is true, complete and accurate in all material respects. 1.2 Save as set out in Schedule 2, (i) each of the Subsidiaries is wholly owned (directly or indirectly) by the Company and (ii) there is no Encumbrance on, over or affecting any shares (including the Shares), debentures or other securities of any Group Company and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any unissued shares or loan notes of any Group Company. 1.3 The shares listed in Schedule 2 in respect of each Subsidiary constitute the entire issued and allotted share capital of the relevant Subsidiary. All of the shares in the capital of the Subsidiaries are validly allotted and issued and fully paid or credited as fully paid.

- 68 - 1.4 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer or repayment of any share capital giving rise to a right over, or an interest in, the capital of any Subsidiary under any options, warrants agreements or other arrangements (including conversion rights and rights of pre-emption) or any other securities but excluding, for the avoidance of doubt, any drag-along or tag-along provisions and any rights of first offer, rights of first refusal or other pre-emption arrangements under the terms of any shareholders' agreement or constitutional document relating to relevant Subsidiary. 1.5 Each Group Company is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated. 1.6 No Group Company controls or takes part in, or has agreed to control or take part in, the management of any company or business organisation other than those listed in paragraph 2 of Schedule 2 nor does any Group Company own any debt or equity securities issued by, nor does it have any beneficial or other interest, in any other entity. 1.7 All dividends and distributions declared, made or paid by any Group Company at any time were, when declared, made or paid, in accordance with the requirements of any Applicable Law and the constitutional documents of the relevant Group Company and all dividends declared or due in respect of the Shares have been paid in full. 2. ACCOUNTS 2.1 The Accounts: 2.1.1 have been prepared in accordance with Applicable Law and with the accounting principles, standards and practices generally accepted in the United Kingdom as at the date of this Agreement; 2.1.2 give a true and fair view of the state of affairs, financial position and of the assets and liabilities of the Group Companies as at the Accounts Date and of the profits and losses of the Group Companies for the financial year ended on the Accounts Date; 2.1.3 have been audited in accordance with Applicable Law and the auditor’s report on such Accounts is unqualified; 2.1.4 have been prepared using the accounting policies and practices and the assumptions and estimation techniques adopted and applied in preparing the accounts of the Group and the Company for the three financial years preceding the financial year to which the Accounts relate; 2.1.5 disclose and make full provision or reserve for (or note in accordance with the relevant accounting principles, standards and practices generally accepted in the United Kingdom as at the date of this Agreement) all liabilities (whether actual, contingent, unquantified or disputed), capital, pension or other financial commitments, Tax and bad and doubtful debts; and 2.1.6 do not include (and the profits of each Group Company for the period have not been affected to a material extent by) any material extraordinary or non-recurring (other than in the ordinary course) items (and for the purposes of this warranty, materiality shall refer to items with a value of at least £500,000). 2.2 Complete and accurate copies of the Accounts and Management Accounts are included in the Data Room at folder 3.1.

- 69 - 2.3 The Management Accounts fairly present and do not materially misstate (having regard to the purpose for which the Management Accounts were prepared) the profit and loss, assets and liabilities of the Group Companies as at the date to which they have been prepared. 2.4 The Management Accounts have been prepared on a basis consistent with the Accounts. 2.5 All accounts, books, ledgers, financial and other material records of whatsoever kind which that Group Company is required to maintain by Applicable Law of every Group Company: 2.5.1 are in the possession or under the control of the Group; and 2.5.2 have in the three years preceding the date of this Agreement been maintained in all material respects in accordance with Applicable Law. 2.6 Document 3.1.2.17.3 in the Data Room shows the true and accurate position of the cash balances position of each Group Company as at 31 March 2024 and no cash movements made following that date have been carried out otherwise than in the ordinary course of business. 3. CHANGES SINCE THE LOCKED BOX ACCOUNTS DATE 3.1 Since the Locked Box Accounts Date: 3.1.1 no Group Company has resolved to change its name or to alter its articles of association (or equivalent constitutional documents); 3.1.2 no Group Company has issued or agreed to issue any shares or any securities or granted or agreed to grant any right which confers on the holder any right to acquire any shares or other securities; 3.1.3 no Group Company has declared, paid or made any dividend or other distribution; 3.1.4 no Group Company has repaid, redenominated, redeemed or purchased any of its share capital or loan capital or agreed to do so; 3.1.5 no Group Company has repaid any loan or indebtedness in advance of its stated maturity (other than in the ordinary course); 3.1.6 no Group Company has reduced its share capital; 3.1.7 no Group Company has resolved to be voluntarily wound up; 3.1.8 no Group Company has made, or agreed to make, any material change (including any change by the incorporation, acquisition or disposal of a subsidiary (other than any subsidiary listed at Schedule 2 which has been incorporated since the Locked Box Accounts Date), or a business or material assets) in the nature or extent of its business; 3.1.9 no Group Company has created, or agreed to create, any Encumbrance over its business, undertaking or over any of its material assets; 3.1.10 no Group Company has changed or removed its auditors; 3.1.11 no Group Company has made any change in its accounting reference period;

- 70 - 3.1.12 no Group Company has made any change in its accounting policies or practices (other than as required by Applicable Laws or applicable accounting policies or practices); 3.1.13 no Group Company has, other than in relation to employment contracts, intragroup agreements or agreements with Asta Managing Agency Limited or for advisory fees in connection with the Transaction, entered into, amended or terminated any single contract, liability or commitment which involved or may involve expenditure of £250,000 in one single item (or annually) or any Material Contract; 3.1.14 no Group Company has disposed of, or agreed to dispose of, other than in the ordinary course of business, any one or more assets in a single transaction or a series of connected transactions, where the value of such assets exceeds £100,000; 3.1.15 no Group Company has acquired or agreed to acquire any fixed assets of a book value in excess of £100,000. 3.1.16 each Group Company has carried on its business in the ordinary course so as to maintain it as a going concern and without any interruption or alteration in the nature, scope or manner of its business; 3.1.17 there has been no material adverse change in the financial or trading position or prospects of any Group Company and, so far as the Management Sellers are aware, there are no facts which are likely to give rise to any such change; 3.1.18 so far as the Management Sellers are aware, no event has occurred which would entitle a third party to terminate any Material Contract or accelerate any payment under a Material Contract; 4. INSOLVENCY 4.1 No order has been made and no resolution has been passed for the winding-up of any Group Company or for a liquidator to be appointed in respect of any Group Company and no petition has been presented and no meeting has been convened for the purpose of winding-up any Group Company (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto). 4.2 No administration order has been made and no petition for such an order has been presented in respect of any Group Company (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto). 4.3 No receiver (which expression shall include an administrative receiver) or analogous officer or official in any jurisdiction has been appointed in respect of any Group Company or in respect of all or any material part of its assets (and in each case no corporate action, legal proceedings or other procedure or step has been taken in relation thereto). 4.4 No Group Company is or is deemed to be insolvent or unable to pay its debts within the meaning of laws relating to insolvency applicable to any Group Company nor are there any unsatisfied written demands that have been served on any Group Company pursuant to section 123(1)(a) of the Insolvency Act 1986 and no Group Company has stopped payment of its debts as they fall due, suspended making payments of any of its debts, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or is unable to or admits inability to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

- 71 - 4.5 No moratorium has been sought or been granted under section 1A of the Insolvency Act 1986 in respect of any Group Company. 4.6 No voluntary arrangement has been proposed by a Group Company under section 1 of the Insolvency Act 1986 in respect of any Group Company. 4.7 No action is being taken by the registrar of companies to strike off any Group Company under section 1000 of the Companies Act 2006. 4.8 So far as the Management Sellers are aware, there are no circumstances which would entitle any person to present a petition for the winding up of any Group Company, to appoint an administrator in respect of any Group Company or to appoint an administrative or other receiver over the whole or any part of any Group Company's assets or undertaking. 4.9 No step or procedure analogous to those set out in this paragraph 4 has been taken or commenced in any jurisdiction outside England and Wales in relation to any Group Company or any of its assets or undertaking. 4.10 So far as the Management Sellers are aware, no person who now is, or who at any time within the last three years was, a director or officer of any Group Company is, or at any time was, subject to any disqualification order or undertaking under the Company Directors Disqualification Act 1986 or equivalent legislation outside England and Wales. 5. LAW AND REGULATION 5.1 Each Group Company has at all times conducted its business in all material respects in accordance with: 5.1.1 all Applicable Law in each jurisdiction where it has an establishment or conducts any business; and 5.1.2 all Regulatory Requirements to which such Group Company is subject. 5.2 Each Group Company has obtained all Authorisations required to carry on its business and such Authorisations are in full force and effect and have in the two years preceding the date of this Agreement been complied with in all material respects and none of the Group Companies are in default under the Authorisation and none of the Authorisations will be terminated, suspended, limited, revoked or invalidated as a result of the transactions contemplated hereby. There are no other Authorisations that are material to the Group Companies or their respective businesses which any Group Company is required to obtain in order to carry on its business as carried on at the date of this Agreement. 5.3 In the three years prior to the date of this Agreement, no Group Company has received written notice that it is in material breach of any Authorisation held by it and, so far as the Management Sellers are aware, there is no ongoing investigation, enquiry or proceeding outstanding which, as at the date of this Agreement, will result in the suspension, cancellation or revocation of any such Authorisation, nor has any Group Company had any fines or penalties imposed on it (or its respective directors) by any Relevant Authority in any jurisdiction in which any Group Company conducts its business. 5.4 So far as the Management Sellers are aware, (a) there are no circumstances which indicate that any licence, permit, consent or authority referred to in paragraph 5.2 will, or is likely to be, suspended, cancelled or revoked in whole or in part, whether in connection with the sale of the Sale Shares to the Purchaser or otherwise, and (b) there are no factors that might in

- 72 - any way prejudice the continuance or renewal of any such licence, permit, consent or authority. 5.5 No Group Company has any outstanding application with any insurance Relevant Authority. 5.6 No Group Company has received written notice from any Relevant Authority that it is under investigation with respect to any violation of any Applicable Laws. So far as the Management Sellers are aware, there are no outstanding orders or unsatisfied judgments, penalties or awards against or affecting any of the Group Companies or any of their assets or any employee of the Group Companies (in their capacity as such) in each case which are material to the Group Companies or their respective businesses. In the three years prior to the date of this Agreement, none of the Group Companies have received, and, so far as the Management Sellers are aware, there has been no issuance of, any written notice from any Relevant Authority of any material violation or alleged material violation by the Group Companies or any of the employees, directors or officers (in their capacity as such) of any Applicable Laws. 5.7 Except as would not be, individually or in the aggregate, reasonably likely to be materially detrimental to the Group, no written customer complaints with respect to any Group Company have been received by the Group in the two years prior to the date of this Agreement. 6. LLOYD'S 6.1 Beat CCM Nine Limited has not conducted any business other than that of a corporate member at Lloyd's nor incurred any liabilities other than (i) as a corporate member of Lloyd's or (ii) operational expenses incurred in the ordinary and usual course of conducting business at Lloyd's. 6.2 Neither of Beat CCM One Limited and Beat CCM Eleven Limited has ever traded and is not and has not been authorised or approved to act as a corporate member at Lloyd’s. 6.3 Beat CCM Nine Limited has not participated on any Lloyd's syndicate other than on Syndicate 4242 and Syndicate 6123. 6.4 Since 1 January 2017, Beat CCM Nine Limited (x) has not agreed to sell or transfer any of its rights to participate as a member of a Lloyd’s syndicate or offered to acquire rights to participate in any Lloyd’s syndicate, and (y) has complied with the Lloyd’s Regulations and any and all undertakings given to Lloyd’s in respect of its participation. 6.5 There are no corporate members of Lloyd’s in the Group other than Beat CCM Nine Limited. 6.6 No person is, or has a right to participate as, a member of the Syndicates in any year of account, other than as set out in document 5.1.3.6.7 of the Data Room. 6.7 Beat CCM Nine Limited has no outstanding obligations as to Funds at Lloyd’s. 6.8 Asta Managing Agency Ltd is the Lloyd’s managing agent for each of the Syndicates. No other person is, or has the right to be, the managing agent of the Syndicates. 6.9 No Group Company is approved and authorised by the UK Prudential Regulation Authority and UK Financial Conduct Authority as a Lloyd’s managing agent and does not hold any permissions from the Council of Lloyd’s to act as a managing agent at Lloyd’s. 6.10 The only Years of Account (as defined in Lloyd’s Regulations) of the Syndicates that remain open Years of Account are the 2022 to 2024 Years of Account.

- 73 - 6.11 Copies of all contracts between a Group Company and parties providing capacity to the Syndicates are disclosed in the Data Room at folder 5. 6.12 So far as the Management Sellers are aware, no capacity provider has indicated an intention to cease providing capacity to the Syndicates. 6.13 All current capacity providers to the Syndicates are not permitted to trade capacity on the Syndicates by virtue of the Deed of Variations to the Standard Lloyd’s Managing Agent Agreement as included in the data room and a Group Company has contractual rights in respect of the allocation of capacity in accordance with the TPSMA. Other than members' agent pooling arrangements (MAPAs) being able to offer dropped capital to other participants in the same MAPA first, and Asta’s rights of allocation as managing agent to the Syndicates but subject to the terms of the TPSMA, the Sellers are not aware of any other person having the right to allocate capacity on the Syndicates. 6.14 Each person carrying on a Controlled Function on behalf of any Group Company has, to the extent required under Applicable Law, been approved by the FCA to do so. 7. TRUST ACCOUNT 7.1 The Group Companies have at all times in the three years prior to the date of this Agreement been and are currently in compliance in all material respects with any material contract to which any of the Group Companies are a party relating to trust, fiduciary or similar accounts held by Group Companies and the separation and accounting of premium trust funds by Group Companies and so far as the Management Sellers are aware an amount equal to the funds or other property received by any of the Group Companies from or on behalf of any insurance carrier, retail broker, insurance agent or insured has been applied or used in all material respects in accordance with the terms on which such funds or property were given to any of the Group Companies. None of the Group Companies have received written notice from any counterparty in the three years prior to the date of this Agreement that they have not invested or earned interest on such funds in accordance with the instructions of, or with the prior written consent of, the beneficiary thereof. 8. ANTI-CORRUPTION, ANTI-MONEY LAUNDERING AND SANCTIONS 8.1 None of any Group Company, its directors, officers or its employees or any other person acting on behalf of any Group Company has violated any applicable Anti-Corruption Law, Anti-Money Laundering Law or Sanctions Law since its incorporation. 8.2 Each Group Company has at all relevant times had in place adequate procedures designed to prevent persons associated with it within the meaning of section 8 of the Bribery Act 2010 from undertaking any conduct that would constitute an offence by any Group Company under section 7 of that Act (or would have done so if that Act had been in force at the relevant time), and each Group Company and its associated persons have at all times complied with such procedures and the Management Sellers are not aware of any breach of such procedures. 8.3 No Group Company, nor any of its directors, officers or its employees or any other person acting on behalf of any Group Company since its incorporation: 8.3.1 is, or has been a Sanctioned Person; 8.3.2 directly, or knowingly indirectly, transacted with any person who at such time was a Sanctioned Person; or 8.3.3 violated any applicable Sanctions Laws.

- 74 - 8.4 Neither the Group Companies, nor any of their officers, employees or agents, nor, in the case of the Bribery Act 2010, its associated persons, is or has been the subject of any actual or threatened investigation, inquiry or enforcement proceedings, or been charged, in connection with any offence or alleged offence under the Bribery Act 2010, any other applicable anti- bribery or Anti-Corruption Law or any Anti-Money Laundering Law or Sanctions Law and there are no circumstances likely to give rise to any such investigation, inquiry, enforcement proceedings or charges. 9. CONSTITUTION AND RECORDS 9.1 A copy of the constitutional documents of each Group Company has been Fairly Disclosed and such copy is complete, true, accurate and up to date in all respects. Each Group Company has at all times carried on its business and affairs in all respects in accordance with its constitutional documents and none of its activities is ultra vires or unauthorised. 9.2 The statutory registers of each Group Company are complete, accurate and up to date in all material respects and are in the possession of the relevant Group Company and, so far as the Management Sellers are aware, contain a complete, true and accurate record of all matters which should be dealt with in those books. 9.3 The only directors of each Group Company are those listed in Schedule 2 and, so far as the Management Sellers are aware, no person is a shadow director or an alternate or de facto director of any Group Company. 9.4 So far as the Management Sellers are aware, all returns, particulars, resolutions and other documents required under the Companies Act 2006 and equivalent legislation in all other relevant jurisdictions to be delivered on behalf of each Group Company to the registrar of companies or equivalent registrar in all other relevant jurisdictions have been duly delivered. 9.5 No written notice or allegation that any of the statutory books of any Group Company is materially incorrect has been received by any Group Company and, as far as the Management Sellers are aware, there are no circumstances which might reasonably be expected to lead to any such written notice or allegation being received by any Group Company. 10. LITIGATION 10.1 Other than the collection of debts in the ordinary course of business, none of the Group Companies is involved in a civil, criminal, mediation, arbitration, administrative or other proceeding. 10.2 So far as the Management Sellers are aware, no civil, criminal, mediation, arbitration, administrative or other investigation or enquiry is pending or threatened in writing by or against any member of the Group (other than in relation to the collection of debts arising in the ordinary course of business). 10.3 There is no unsatisfied judgment, decree, order or award of any court, tribunal, arbitrator or governmental agency outstanding against any Group Company. 10.4 There are no circumstances reasonably likely to lead to any such claim or legal action, proceeding or arbitration, prosecution, investigation or inquiry. 10.5 In the three years before the date of this Agreement, no Group Company has been involved in any legal proceedings with any person who is or was a significant customer, client or supplier (including capacity providers) of the Group.

- 75 - 10.6 No Group Company is subject to any order or judgment given by any court, arbitrator, tribunal, regulator or governmental agency which is still in force and has not given any undertaking to any court, arbitrator, tribunal, regulator or governmental agency or to any third party arising out of any legal proceedings. 11. EMPLOYEES AND PENSIONS 11.1 An accurate anonymised schedule of all persons who are officers or Employees of a Group Company as at 17:00 UK time, 30 May 2024, including details of each individual’s (i) identification number; (ii) job title; (iii) start date and length of service; (iv) contracted hours of work; (v) current salary and most recent salary rise; (vi) notice periods (by both employer and Employee or officer), (vii) for U.S. Employees, exempt or non-exempt status under the Fair Labor Standards Act and (viii) type of contract (whether part or full-time) is included in the Restricted Data Room at folder 6. 11.2 All UK Employees are employed or engaged by Beat Services Limited. All US Employees are employed or engaged by Beat Capital Partners Services LLC. All Bermuda Employees are employed or engaged by Alcor Underwriting Bermuda Limited. There are no Employees who are on secondment to any third party. Copies of all secondment agreements between any Group Company and any other Group Company have been provided in the Data Room. 11.3 Folder 4 of the Data Room and folders 1, 3, 4 and 6 of the Restricted Data Room collectively contain details of the general terms of employment for Employees and the specific terms of employment of each Relevant Employee. All Employees (other than the Relevant Employees) are employed on the standard form template terms of employment or engagement disclosed in the Data Room without material deviations. 11.4 The Data Room contains copies of all share incentive and share option plans and agreements in place in respect of any officers or Employees (or former officers or employees), together with copies of any award agreements and other related documents and a summary of all awards made showing details of grant dates, exercise prices (if applicable) and vesting dates. There are no other share incentive or share option plans or agreements or employee share trusts. 11.5 The Data Room contains copies of all employee benefit plans (including but not limited to profit sharing, commission, bonus or other (long-term or short-term) incentive schemes, long- term disability, life insurance, death-in-service, private medical, change-in-control, post- retirement medical, directors’ and officers’ insurance, car, redundancy and any other benefit plans, schemes or arrangements) for the benefit of all or any present officers or Employees (or their dependants) currently in place in relation to any Group Company (the arrangements in this paragraph and paragraph 11.4 together being the “Benefit Plans”). No former officers or employees (or their dependants), since the termination of office or employment, have any entitlement to benefits under the Benefit Plans. 11.6 Each Benefit Plan has (or, in relation to any Benefit Plan provided by an external third-party provider, each such Benefit Plan has, so far as the Management Sellers are aware) at all times been operated in all material respects in accordance with the governing plan documents of such Benefit Plan and in accordance with Applicable Law and, so far as the Management Sellers are aware, all documents which are required to filed with any regulatory authority have been so filed. All Tax and regulatory clearances and approvals necessary or desirable to obtain in relation to each Benefit Plan have been obtained and have not been withdrawn and, so far as the Management Sellers are aware, no event has occurred which might prejudice any such clearances or approvals. No Group Company is proposing to introduce any new benefit or incentive scheme for the benefit of any Employee or any dependant of such person.

- 76 - 11.7 The sale of the Shares (whether alone or in combination with any other event, including but not limited to termination of employment) shall not result in (x) any Employee being entitled to terminate or give notice to terminate their employment or other engagement or any award, benefit, transaction, retention or other bonus or similar payment or fee being granted or paid or becoming vested to any Employee (in each case other than any such matters that are expressly contemplated by any Transaction Document) or (y) in respect of US Employees or any Employee who is a taxpayer of the United States of America, result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” under §280G of the Internal Revenue Code of 1986 (the “IRC”). No US Employee located in, or any Employee who is a taxpayer of, the United States of America, is entitled to receive any additional payment (including any tax gross-up or other payment) from any Group Company as a result of the imposition of the excise Taxes required by IRC §4999 or any Taxes required by IRC §409A. 11.8 As at 17:00 UK time, 29 May 2024, (i) no Relevant Employee has given or received notice to terminate his or her employment, nor are there any current (or threatened in writing) disciplinary or grievance proceedings, claims, disputes or appeals in respect of any Employee (in their capacity as an Employee), and (ii) no offer of a contract has been made by any Group Company to, but not yet accepted by, any individual who would thereby become an Employee. 11.9 So far as the Management Sellers are aware, each Group Company has, in relation to all current and former Employees, complied in all material respects with all applicable obligations under Applicable Law and applicable terms and conditions of employment or engagement. 11.10 Since the Locked Box Accounts Date (or, if later, the date on which the relevant person was engaged): 11.10.1 no change has been made or proposed in the rate of remuneration or any benefits of any Relevant Employee; 11.10.2 no change has been made or proposed in any other terms of employment or engagement of any Relevant Employee; and 11.10.3 there has been no material increase (which for these purposes in respect of any individual Employee shall mean an amount greater than £50,000, such amount excluding any discretionary bonus paid to such Employee from time to time) in the remuneration or benefits payable to any Employee, nor any material change in the terms of employment of or benefits provided to Employees generally. 11.11 No Group Company owes anything to its Employees other than remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year, accrued bonuses for the current bonus period and expenses claims. 11.12 Details of all loans outstanding from Employees to any Group Company as at 17:00 UK time on 29 May 2024 have been provided in folder 3.1.4.4 of the Data Room. 11.13 No Group Company has, in the five-year period prior to the date of this Agreement, been a party to a relevant transfer for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 2006 affecting any of the Employees. 11.14 Within the period of two years preceding the date of this Agreement, no Group Company has given written notice of any redundancy to the Secretary of State or any other appropriate body or started consultation with any independent trade union or workers’ representatives in relation to any Employees.

- 77 - 11.15 No Employee would, in the event of being dismissed by reason of redundancy or upon any other termination without cause, be entitled to or have an expectation of receiving a severance payment in excess of the statutory minimum provided under Applicable Law. There has been no custom, practice, policy or arrangement (whether or not legally binding) by any Group Company of paying redundancy or severance payments in excess of the statutory minimum provided under Applicable Law. 11.16 Details of all redundancies implemented by the Group in the last 12 months have been Fairly Disclosed in the Data Room and the Restricted Data Room. There are no ongoing redundancies and there are no proposals to implement any redundancies within the Group in the next 12 months. 11.17 No Group Company is involved in any employment or industrial dispute and, so far as the Management Sellers are aware, there are no pending or potential claims against any Group Company by any person who is now or has been an officer or Employee of any Group Company. 11.18 No Group Company recognises any trade union, works council, staff association or other body representing its Employees (or a substantial body of them) nor is it party to any agreement or arrangement with any such body nor has it done any act which might be construed as recognition or received a request for recognition of any such body and, so far as the Management Sellers are aware, no such request is pending. 11.19 Details of any individuals who are not employees (including consultants, workers, independent contractors, freelancers, outworkers, agency workers or persons treated as self- employed, contracted labour or agents) providing material services to a Group Company have been set out in, collectively, folders 1 and 3 of the Restricted Data Room and folder 4.3 of the Data Room, and all such individuals have at all times of service with the Group Companies been classified in compliance with Applicable Law. 11.20 Neither the acquisition of the Shares by the Purchaser nor compliance with the terms of this Agreement will relieve any person of any obligation pursuant to an employment agreement with any Group Company, or enable any person to terminate or modify any such employment agreement. 11.21 Copies of standard terms of employment, terms of employment for Relevant Employees and staff handbooks and applicable employment policies and procedures have been set out in, collectively, folder 4.3 of the Data Room and folder 4 of the Restricted Data Room. 11.22 In respect of and in relation to each Group Company, within the three years preceding the date of this Agreement: 11.22.1 so far as the Management Sellers are aware, no person has had cause to report any material wrongdoings or irregularities to the Pensions Regulator (or equivalent regulator in other jurisdictions) and there are no facts which would require a report to be made; and 11.22.2 no civil or criminal penalties, fines or other sanctions have been imposed and there has been no written correspondence with the Pensions Regulator (or equivalent regulator in other jurisdictions) on any issues which may give rise to penalties, fines or other sanctions being imposed. 11.23 So far as the Management Sellers are aware, there is no Employee in any jurisdiction who is subject to immigration control:

- 78 - 11.23.1 who has not been granted the relevant immigration permission or clearance to work in the relevant jurisdiction; or 11.23.2 whose immigration permission or clearance is (or has at any time during their employment or engagement been) invalid, has ceased to have effect (whether by reason of curtailment, revocation, cancellation, passage of time or otherwise), or is subject to a condition preventing them from undertaking their employment or engagement. 11.24 The Pension Scheme is a registered pension scheme under the Finance Act 2004 and, so far as the Management Sellers are aware, there is no reason why registration could be withdrawn. 11.25 Folder 4.3 of the Data Room contains all material documents governing the Pension Scheme. 11.26 Save in relation to the Pension Scheme, no Group Company participates in any arrangements for the provision of retirement, pension or lump sum benefits for its Employees or former employees or directors and any dependent of these on retirement, incapacity, ill- health or on death. Except for a Contract with Insperity PEO Services, L.P., no Group Company sponsors, contributes to or maintains any arrangements for the provision of retirement, welfare or other employee benefits to any U.S. Employees. 11.27 The Restricted Data Room contains details of the current employer and employee contribution rates for all Employees to the Pension Scheme. 11.28 Within the three years prior to the date of this Agreement, all contributions, insurance premiums, Tax and expenses due from and in respect of members of the Pension Scheme have been calculated correctly and paid within the prescribed period and by the relevant due dates. 11.29 Each Group Company has at all times complied with its automatic enrolment obligations under the Pensions Act 2008. Each Group Company complies and has at all times complied with all legal, regulatory and contractual obligations in respect of the Pension Scheme, including in connection with the calculation of, and timely payment of, all contributions, insurance premiums, taxes and expenses. 11.30 There are no claims, complaints, investigations or disputes that have been made against a Group Company in relation to the provision of (or failure to provide) pension, lump sum, death, sickness, accident or disability benefits by each Group Company and, so far as the Management Sellers are aware, there are no facts or circumstances likely to give rise to such written claims or written complaints, investigations or disputes. 11.31 All benefits payable under the Pension Scheme are money purchase benefits as defined in section 181 of the Pension Schemes Act 1993. No Group Company participates nor ever has participated in any pension plan, scheme or arrangements (whether in the UK or elsewhere) under which retirement or pension benefits are or were calculated on a defined benefit basis. 11.32 Each Group Company complies (and the trustees of the Pension Scheme comply) and has at all times complied with all legal, regulatory and contractual obligations in respect of the Pension Scheme. 11.33 There are no pending or, so far as the Management Sellers are aware, threatened claims, disputes, allegations, appeals or investigations against any Group Company with respect to allegations of sexual harassment or sexual misconduct and there have been no reported internal or external complaints accusing any Relevant Employee of sexual harassment or

- 79 - sexual misconduct, nor any settlement of, or payment arising out of or related to, sexual harassment or sexual misconduct by any Relevant Employee. 12. INTELLECTUAL PROPERTY RIGHTS, INFORMATION TECHNOLOGY AND DATA PROTECTION 12.1 The Data Room at folder 2.3 contains complete and accurate details of all Owned IPR that is registered or the subject of applications for registration, and a Group Company is the sole and exclusive legal and beneficial owner of all right, title and interest in and to all such Owned IPR free from all Encumbrances. So far as the Management Sellers are aware, each item of Owned IPR that is registered or the subject of applications for registration is subsisting, valid and enforceable. 12.2 So far as the Management Sellers are aware, the Group has a licence (which is written, valid, subsisting and enforceable) to use all Licensed IPR that are used by or are necessary for the Group to carry on its business in the manner in which it is presently conducted, and all such Owned IPR and Licensed IPR shall be owned or available for use by the Group immediately after the date of this Agreement on the same terms and conditions as those under which the Group owned or used such Intellectual Property Rights immediately before the date of this Agreement. 12.3 The Owned IPR and the Licensed IPR (when used within the scope of the applicable agreement) constitutes all of the Intellectual Property Rights necessary and sufficient for the conduct of the business of the Group. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) the loss or impairment of the Group’s right to own or use any material Owned IPR or Licensed IPR or (ii) the payment of any additional consideration for the Group’s right to own or use any such Intellectual Property. 12.4 So far as the Management Sellers are aware, no Group Company is infringing, misappropriating, otherwise violating or making unauthorised use of, or has infringed, misappropriated, otherwise violated or made unauthorised use of, the Intellectual Property Rights of a third party and no third party is infringing, misappropriating, otherwise violating or making unauthorised use of, or has infringed, misappropriated, otherwise violated or made unauthorised use of, the Owned IPR. 12.5 The legal and beneficial ownership of all Intellectual Property Rights created by past or present employees or independent contractors of any Group Company, in the course of their employment or engagement, is vested in the relevant Group Company via a valid and enforceable written agreement, in each case, pursuant to which each employee or independent contractor has effectively and validly assigned to a Group Company all of such person’s right, title and interest in and to all such Intellectual Property. 12.6 So far as the Management Sellers are aware, no Group Company has received written notice of any infringement, misappropriation, other violation or unauthorised use of Intellectual Property Rights of a third party or any other claim, dispute, attack, opposition, interference or contested ownership or validity of any Owned IPR. None of the Owned IPR is the basis for any attack, challenge, written claim or proceedings for infringement, entitlement, opposition, invalidation or revocation brought by a Group Company against a third party and, so far as the Management Sellers are aware, there are no facts or circumstances that would form the basis for any of the foregoing. 12.7 The Group Companies do not use or distribute, and have not used or distributed, any Open Source Software in any manner that would require any source code of the Software that is owned or purported to be owned by the Group Companies to be disclosed, licensed for free,

- 80 - publicly distributed, attributed to any person or dedicated to the public. The Group Companies are in compliance with all terms and conditions of all relevant licenses (including all requirements relating to notices and making source code available to third parties) for all Open Source Software used in the business. None of the source code or related source materials for any Software that is owned or purported to be owned by the Group Companies has been licensed, provided or made available to, or used or accessed by, any person other than employees and independent contractors of a Group Company who have executed written confidentiality agreements with respect to such source code and source materials. No Group Company is a party to any source code escrow agreement or any other agreement (or a party to any agreement requiring a Group Company to enter into a source code agreement or similar agreement) requiring the deposit of any source code or related materials for any Software owned or purported to be owned by a Group Company. 12.8 In respect of the licences, agreements, authorisations and permissions under which any Group Company makes use of the Licensed IPR (Licences), so far as the Management Sellers are aware: 12.8.1 all of the Licences are in full force, to enable the relevant Group Company to use and continue to use the Licensed IPR; 12.8.2 none of the Licences are subject to any written notice: (i) of material breach; or (ii) given by any party to terminate them prior to the end of its term nor, so far as the Management Sellers are aware, are there any circumstances existing which constitute or might reasonably be expected to give rise to grounds for a counterparty to terminate, avoid or repudiate any Licence; and 12.8.3 each party to such Licence has complied with its terms in all material respects and none of the Licences are subject to any dispute. 12.9 Each element of the Business IT is owned by a Group Company or used under a written agreement, which is valid, subsisting and enforceable on the Group Company party thereto (and the other parties have fully complied with their obligations under such agreements in all material respects and no disputes have arisen or are foreseeable in respect of it), to ensure the Group is able to carry on its business in the manner and to the extent in which it is presently conducted, and all such Business IT shall be owned or available for use by the Group immediately after the date of this Agreement on the same terms and conditions as those under which the Group owned or used such Business IT immediately before the date of this Agreement. 12.10 So far as the Management Sellers are aware, in respect of Business IT referred to in paragraph 12.9, there are no circumstances existing which constitute or might reasonably be expected to give rise to grounds for a counterparty to terminate, avoid or repudiate any such agreement in respect of the Business IT. 12.11 So far as the Management Sellers are aware, the Business IT does not contain any material faults or any virus, Trojan horse, time bomb, key-lock, spyware, worm, malicious code or other Software designed or able to, without the knowledge or authorization of a Group Company, disrupt, disable, harm, exfiltrate, interfere with the operation of or install within or on any Software, computer data, network memory or hardware. 12.12 For the 12 months prior to the date of this Agreement: 12.12.1 there have been no failures, breakdowns, outages, or unavailability of any of the foregoing that have caused any material disruption to the business of any Group

- 81 - Company and there has been no unauthorized or improper access to Business IT; and 12.12.2 each Group Company has carried out regular penetration testing and information security audits on the Business IT and has taken commercially reasonable steps to remedy any weaknesses identified by such testing or audits, and has had in place adequate disaster recovery and business continuity plans to address a situation where there is a failure of the Business IT that would adversely affect the ability of the business to continue. 12.13 Each Group Company has at all times complied with, all applicable requirements of Data Protection Legislation. 12.14 Each Group Company has at all times complied with all applicable notification or registration obligations under Data Protection Legislation, including the payment of any requisite fees or charges. 12.15 Each Group Company has implemented physical, technical, organisational and administrative security measures designed to ensure compliance with Data Protection Legislation and to protect all Personal Information that the Company receives and stores against loss and unauthorised access, use, modification, disclosure or other misuse by third parties. So far as the Management Sellers are aware, each officer or employee of any Group Company has at all times complied with such measures. The Group Company has cybersecurity and data breach insurance that is adequate and suitable in respect of its Business IT assets and the nature and volume of Personal Information and other non-public information that any of them (or a third party on behalf of any of them) collects, stores, uses, maintains or transmits. 12.16 So far as the Management Sellers are aware, within the five years preceding the date of this Agreement, no Group Company has been adversely impacted by any unauthorized access to or use or corruption of Personal Information (including a ransomware or denial-of-service attack), or the unauthorized access, disclosure, use, corruption or loss of Personal Information or other non-public information or has otherwise been obligated to give notice to a Governmental Entity or any other person in accordance with applicable Data Protection Legislation or notified, or been required to notify, any supervisory authority or any other person about any such incident. 12.17 No Group Company (or member of the Sellers' Group) has received any written notice, complaint or allegation and no Group Company is subject to any investigation relating to any material breach or alleged material breach of Data Protection Legislation nor are there any circumstances which may give rise to any such notice, complaint, allegation or investigation. 12.18 So far as the Management Sellers are aware, no Personal Information has been transferred outside the European Economic Area or the UK by or on behalf of any Group Company otherwise than in accordance with the Data Protection Laws. 13. FINANCIAL OBLIGATIONS 13.1 Full details of all financial facilities, guarantees, security documents and Encumbrances (including loans, bonds and hedging instruments) outstanding or available to the Group Companies as at 17:00 UK time on 31 May 2024 (the Facilities) (including true and correct copies of all documents relating to the Facilities) are provided in, together, the Data Room at folder 3 and the Restricted Data Room at folder 12. Other than in respect of the Facilities, there is no outstanding guarantee, indemnity or similar assurance against loss or other

- 82 - security or arrangement having an effect equivalent to the granting of security given by, or for the benefit of, any Group Company. 13.2 The total amount borrowed by each Group Company does not exceed any limitation on its borrowing contained in its constitutional documents or in any debenture, charge or other document binding on the relevant Group Company. 13.3 No Group Company is responsible for, or has granted a guarantee in respect of, the indebtedness of any other person (other than another Group Company) or subject to any obligation to pay, purchase or provide funds for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person (other than another Group Company). 13.4 No person other than a Group Company has given any guarantee of or security for any overdraft, loan or loan facility granted to any Group Company. 13.5 Full details of any aid, grant, subsidy, allowance, financial contribution or assistance made or given to each Group Company in the last six years, and all outstanding applications for any such aid, grant, subsidy, allowance, financial contribution or assistance, have been Fairly Disclosed and, so far as the Management Sellers are aware, no act or transaction has been effected or agreed to be effected in consequence of which any Group Company is or could be held liable to refund in whole or in part any such aid, grant, subsidy, allowance, financial contribution or assistance or in consequence of which any such aid, grant, subsidy, allowance, financial contribution or assistance for which application has been made will or may not be paid or will or may be reduced. 13.6 Having regard to the Facilities, the Group has sufficient working capital available to it for the purpose of carrying on its business as it is currently carried on and at its present level of turnover and for the purposes of executing and fulfilling in accordance with their terms all orders, projects and contractual obligations and discharging all liabilities which should properly be discharged during the period of 12 months from Closing. 13.7 No Group Company is responsible for the indebtedness of any other person or subject to any obligation to pay, purchase or provide funds for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person (in each case excluding in respect of any director of a Group Company discharging their duties as director on behalf of such Group Company). 13.8 Each of the BCC Funding Commitment Letter and the BCC Loan Agreement is in full force and effect as at the date of this Agreement. 14. CONTRACTS AND RELATIONSHIPS 14.1 Copies of all Material Contracts are included in the Data Room, and: 14.1.1 each such Material Contract is valid, binding and lawful on the Group Company party thereto (and is valid, binding and lawful on the other parties thereto) and is, subject to the foregoing, in full force and effect; 14.1.2 so far as the Management Sellers are aware in respect of each Material Contract, the relevant Group Company and the other parties have complied with its terms in all material respects and there are no circumstances likely to give rise to a default by the relevant Group Company by any other party; and 14.1.3 no Group Company has given or received written notice to terminate it.

- 83 - 14.2 So far as the Management Sellers are aware, no Group Company has any knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Contract to which any Group Company is a party and has received no notice of any intention to terminate, repudiate or disclaim any such Material Contract. 14.3 There are agreements in place with all current brokers, intermediaries and capacity providers in respect of each Group Company's insurance distribution activities, such agreements comply with Applicable Law and Regulatory Requirements, and complete and accurate copies of such agreements entered into in the three-year period prior to the date of this Agreement (for this purpose, including terms of business agreements and producer agreements but excluding (a) (i) MGA agreements, (ii) facility agreements and/or (iii) line slip agreements, in the case of (i), (ii) and/or (iii) entered into by or on behalf of either or both of the Syndicates using the services of any Group Company; and/or (b) any other agreement entered into by Asta Managing Agency Ltd and/or Asta Underwriting Management Ltd on behalf of either or both of the Syndicates) have been included in the Data Room. 14.4 No contract entered into by a Group Company: 14.4.1 limits or excludes the rights of such Group Company to do business and/or to compete in any area or in any field or with any person in any material way; 14.4.2 is entered into otherwise than on an arm's length basis or otherwise than in the ordinary and normal course of its trading; 14.4.3 is a guarantee or indemnity in respect of the obligations of another person (other than another Group Company) under which any liability (whether actual, contingent or otherwise) is outstanding; or 14.4.4 involves the sale or disposal of any company or business in circumstances that the relevant Group Company remains subject to any liability (whether actual, contingent or otherwise) which is not provided for in the Accounts or the Locked Box Accounts. 14.5 The Data Room contains up-to-date copies (including the latest amendments, if any) of all of the Group's in-force (i) material binding authority agreements and/or coverholder agreements entered into between any Group Company and a capacity provider (and for the avoidance of doubt excluding any third-party binding authority agreements), (ii) services agreements in respect of the open Years of Account; and (iii) consortium agreements. 14.6 Neither any Group Company nor, so far as the Management Sellers are aware, any of its permitted delegates or sub delegates has underwritten any business outside that allowed under the Material Contracts whether by class of business or by territory (other than procedural breaches of underwriting guidelines that did not require further material action following reporting to the syndicate boards of the Syndicates). 14.7 No indebtedness or other liability (whether actual or contingent) owing: 14.7.1 by any Group Company to any Seller or a director of any Group Company or a Connected Person or any such director (save for dividends declared, remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year, accrued bonuses for the current bonus period and expenses claims); or 14.7.2 to any Group Company by any Seller or a director of any Group Company or a Connected Person or any such director, is outstanding nor is any guarantee or security for any such indebtedness or liability.

- 84 - 14.8 No agreement, arrangement or understanding (whether legally enforceable or not) is outstanding to which any Group Company is a party in which: 14.8.1 any director or former director of any Group Company or a Connected Person of such a director or former director is directly or indirectly interested; or 14.8.2 any Seller or any Connected Person or Affiliate of any of the Sellers is interested, in each case save for those in the ordinary course of business, including in respect of the discharge of duties as a director or for the sale or supply of goods and services on arm's length commercial terms. 14.9 All transactions between any Group Company and any Seller or any Connected Person or Affiliate of any of the Sellers have been on arm’s length terms and no Group Company has had its profits or financial position during the last three years affected by any agreement or arrangement not on arm’s length terms. 14.10 Neither the Sellers nor any Connected Person or Affiliate of any of the Sellers provide goods, services or facilities to any Group Company which, if stopped, would materially affect the relevant Group Company or require material expenditure to replace. 14.11 So far as the Management Sellers are aware, no Seller, and no Connected Person or Affiliate of any of the Sellers, nor any director of any Group Company, either individually or with any other person or persons, has any direct or indirect interest in any business which has a trading relationship with any Group Company or which is or is likely to become competitive with all or any part of the Business. 14.12 So far as the Management Sellers are aware, each Group Company has legal and beneficial title (free from any Encumbrance, hire or hire purchase agreement, leasing agreement, credit sale agreement or agreement for payment on deferred terms) to all assets of the relevant Group Company which: 14.12.1 are included in the Accounts; 14.12.2 have been acquired by the relevant Group Company since the Accounts Date, and all such assets are in the possession and control of the relevant Group Company. 14.13 There are no powers of attorney granted by any Group Company which are currently in force nor any other authority (express, implied or ostensible) given by any Group Company to any person to enter into any contract or commitment or do anything on its behalf. 14.14 So far as the Management Sellers are aware, nothing done in compliance with the terms of this Agreement will: (i) cause any Group Company to lose the benefit of any right, privilege or licence it presently enjoys or cause any person who normally does business with the relevant Group Company not to continue to do so on the same basis as previously; (ii) relieve any person of any obligation to any Group Company (whether contractual or otherwise) or entitle any person to determine or terminate any contract or arrangement with any Group Company or to exercise any right whether under an agreement or arrangement with any Group Company or otherwise; (iii) conflict with or result in the breach on the part of any Group Company under any of the terms, conditions or provisions of any Material Contract to which any Group Company is now a party; and (iv) result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity.

- 85 - 14.15 No capacity provider providing more than 10% of the aggregate underwriting capacity used by the Group during the financial year ending on the Last Accounts Date has ceased, or indicated an intention to cease providing capacity to the Group. 15. INSURANCE 15.1 The Data Room contains (a) an accurate summary of particulars of the insurance policies maintained by or on behalf of any Group Company; and (b) details of all insurance claims made by any Group Company in the last 12 months. All premiums in respect of such policies have been duly paid to date and all the policies are in full force and effect. 15.2 So far as the Management Sellers are aware, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or to the premiums being abnormally increased and there is no written claim outstanding under any insurance policy. 16. PREMISES 16.1 In this paragraph, Lease shall mean the lease of the respective Premises. 16.2 The Premises comprise all the land and premises owned, controlled, used or occupied by each Group at the date of this Agreement. 16.3 No Group Company has any liability (whether actual, contingent or otherwise) as tenant, assignee, guarantor, covenantor or otherwise arising from or relating to any estate, interest or right in any land and buildings other than the Premises. 16.4 No dispute exists between any Group Company and any other person in respect of the Premises. 16.5 In relation to each Lease, all rent and other sums payable by the tenant have been paid as and when they have become due and there are no circumstances which would entitle any third party to exercise a right of entry to or take possession of any of the respective Premises or which would in any way affect or restrict the continued possession or use of any of the Premises in accordance with the terms of its respective Lease. 17. TAX 17.1 All computations, returns, notices and other information, which are or have been required by law to be filed with or provided to any Tax Authority on or before the date of this Agreement by each Group Company for any Taxation purpose have been made on a proper basis, remain true and correct in all material respects, and have been filed or provided within the requisite period and none of them is or is likely to be the subject of any dispute with or investigation or enquiry by any Tax Authority or is disputed by, or subject to agreement with, a Tax Authority. 17.2 Each Group Company has duly and timely paid all Taxation for which it is or has been liable to pay on or before the date of this Agreement (including all such amounts required to be accounted for by way of withholding, deduction or retention) and has not been, and is not, under any liability to pay any material penalty, fine, surcharge or interest in respect of Taxation and the Accounts make provision, within generally accepted accounting principles, for all Taxation (including deferred Tax) in respect of all taxable profits earned, accrued or received (including to the extent deemed to be earned, accrued or received) or in respect of any Event occurring or deemed to occur in either case on or before the Accounts Date. 17.3 Each Group Company maintains complete and accurate records in relation to Taxation as required by all relevant legal requirements.

- 86 - 17.4 Since the Accounts Date the Group Companies have not been party to any transaction and no circumstances have arisen which could result in any of the Group Companies being subject to a liability to Taxation other than Taxation for which it is liable in the ordinary course of its business. 17.5 Each Group Company is and has at all times been exclusively resident for all Taxation purposes and subject to Taxation in its jurisdiction of incorporation, and has not at any time been resident or had a branch, permanent establishment, or other taxable presence outside the country of its incorporation for any Taxation purpose. 17.6 No Group Company is or has within the past six years been subject to any non-routine audit, investigation, dispute or litigation involving any Tax Authority and the Sellers are not aware of any circumstances existing which make it likely that any Group Company will be subject to a non-routine visit, audit, enquiry, investigation, discovery or access order involving any Tax Authority, or party to any dispute involving any Tax Authority will occur, in each case in the next 12 months. 17.7 No Group Company is or has been, for VAT purposes, a member of any group of companies (other than comprised of members of the Group). Each Group Company has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT, including (for the avoidance of doubt) the terms of any written agreement reached with any appropriate Tax Authority. 17.8 There is no arrangement by which any Group Company may become liable to repay a sum paid to it for the surrender of any loss, allowance or other amount eligible for surrender by way of group relief in accordance with the provisions contained in Part 5 of the CTA 2010. 17.9 No Group Company has been a party to any transaction of which the main purpose, or one of the main purposes, was the avoidance of, or the reduction of, or the deferral of a liability to Tax. 17.10 All documents by virtue of which each Group Company has any right or which each Group Company may wish to enforce or produce in evidence in respect of assets owned by each Group Company are duly stamped for stamp duty purposes or have had the transfer or registration tax due in respect of them paid. 17.11 No Group Company is bound by or a party to any Tax indemnity, Tax sharing or Tax allocation agreement in respect of which claims against that Group Company would not be time barred. 17.12 All restricted securities (as defined in section 423 of the Income Tax (Earnings and Pensions) Act (ITEPA) 2003) acquired by any current, former or proposed employees or directors of any Group Company (or any nominees or associates of such employees or directors) in the six years preceding the date of this Agreement were acquired at an unrestricted market value and a valid joint election fully to disapply Chapter 2 of Part 7 of ITEPA 2003 has been made under section 431(1) of ITEPA 2003 for all such restricted securities. 17.13 No person has acquired or disposed of, or entered into any transaction pursuant to which that person may acquire or dispose of, or otherwise entered into any transaction involving securities, interests in securities or securities options that would give rise to a liability of any Group Company to account for Tax under Part 7 of the Income Tax (Earnings and Pensions) Act 2003 or Part I of the Social Security Contributions and Benefits Act 1992. 17.14 No Group Company has entered into any transaction that has not been made on arm’s length terms.

- 87 - 17.15 No Group Company has participated in any arrangement which was reportable under The International Tax Enforcement (Disclosable Arrangements) Regulations 2023 (SI 2023/38), the EU Council Directive 2011/16 or any equivalent mandatory disclosure regime.

- 88 - SCHEDULE 7 RESERVED MATTERS [***]

- 89 - SCHEDULE 8 [Schedule intentionally left blank]

- 90 - SCHEDULE 9 DEBT COOPERATION PROVISIONS 1. Interpretation 1.1 In this Schedule 9, capitalised terms not defined herein have the meaning given to them in Clause 1.1 (Definitions) and the following words and expressions shall have the meanings set out below: Debt Financing Sources means the persons (including the lenders and each agent and arranger) that have committed to provide, or have otherwise entered into agreements in connection with the Debt Financing, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto (the Debt Financing Parties), together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns; Excluded Information means (i) any description of post-Closing capital structure, including descriptions of indebtedness or equity of the Company or any of its Affiliates (including the Group Companies on or after the Closing Date), (ii) any description of the Debt Financing (including any such descriptions to be included in liquidity and capital resources disclosure and any “description of notes”) or any information customarily provided by a lead arranger, underwriter or initial purchaser in a customary information memorandum or offering memorandum for a secured bank financing or high yield debt securities, as applicable, including sections customarily drafted by a lead arranger or an initial purchaser or underwriter, such as those regarding confidentiality, timelines, syndication process, limitations of liability and plan of distribution, (iii) any information regarding any post-Closing or pro forma cost savings, synergies or other pro forma adjustments or any pro forma or projected information (other than as required by clause (b) of the definition of “Required Information”), (iv) any information with respect to any Person other than the Group Companies, and (v) risk factors relating to all or any component of the Debt Financing. Representative means any person’s Affiliates, directors, officers, employees, managers, consultants, accountants, legal advisers, investment bankers, agents, advisers and representatives; and Required Information means: (a) the following information: (i) the audited consolidated accounts of the Company (including the consolidated statement of financial position, consolidated statement of comprehensive income, consolidated statement of changes in equity, consolidated statement of cash flows and the notes included therein) for the two most recently completed fiscal years of the Company ended at least sixty (60) days prior to the Closing Date, respectively, together with all related notes and schedules thereto, and in each case accompanied by the audit reports thereon of the Sellers’ auditor; (ii) the unaudited consolidated accounts of the Company (including the consolidated statement of financial position, consolidated statement of comprehensive income, consolidated statement of changes in equity, consolidated statement of cash flows and the notes included therein) for any

- 91 - subsequent fiscal quarter ended at least forty (40) days prior to the Closing Date and the portion of the fiscal year through the end of such quarter (other than in each case the fourth quarter of any fiscal year) and, in each case, for the comparable period of the prior fiscal year, together with all related notes and schedules thereto; and (iii) in the case of each of paragraphs (a)(i) and (ii) above, prepared in accordance with accounting principles, standards and practices generally accepted in the United Kingdom, together with a reconciliation to generally accepted accounting principles in the United States applied on a consistent basis (U.S. GAAP); (b) historical financial statements and other customary financial information which are, in each case, reasonably necessary to allow Purchaser to prepare pro forma financial statements required by Article II of Regulation S-K (including for the most recent four (4) fiscal quarter periods ended at least forty (40) days prior to the Closing Date (or, if the end of the most recently completed four (4) fiscal quarter periods is the end of a fiscal year, ended at least sixty (60) days prior to the Closing Date)) that give effect to the transactions contemplated hereunder as if the transactions had occurred as of such date (in the case of such consolidated accounts) or at the beginning of such period (in the case of such statement of income) and which are prepared in accordance with U.S. GAAP; (c) any replacements or restatements of and supplements to the information specified in paragraphs (a) and (b) above if any such information would contain a material misstatement or omission, or otherwise be unusable for such purposes; (d) the consents of auditors for use of their unqualified audit reports on the audited historical financial statements of the Company in any offering document relating to the Debt Financing; (e) historical financial or other customary information (including business information, risk factors, due diligence and support for statistical information) regarding the Company reasonably requested in connection with the preparation of bank information memoranda, lenders’ presentations and other customary marketing materials relevant to the Debt Financing; (f) the draft customary authorisation letters referred to in Section 2.1.5; and (g) the draft comfort letters referred to in Section 2.1.11. 2. Financing Co-Operation 2.1 Subject to paragraph 2.2 (and, in particular, paragraphs 2.2.7 to 2.2.9 (inclusive)), during the period between the date of this Agreement and the Closing Date, upon the reasonable request of the Purchaser, and at the Purchaser’s sole cost and expense, the Company shall use, and shall use reasonable endeavours to cause any of the Subsidiaries and its and their and its and their respective Representatives to use, reasonable endeavours to cooperate with the Purchaser as necessary in connection with the arrangement and obtaining of the Debt Financing as may be reasonably requested by the Purchaser, in accordance with the terms of the Debt Commitment Papers, and is customary for financing of such type (provided that such requested co-operation does not unreasonably interfere with the ongoing operations of the Group Companies) including:

- 92 - 2.1.1 furnishing the Purchaser and the Debt Financing Sources, as promptly as reasonably practicable, with the Required Information (which Required Information in any event shall be received by Purchaser and the Debt Financing Sources no later than 15 Business Days prior to the Closing Date); 2.1.2 upon reasonable advance notice, causing senior management of the Group Companies to participate in a reasonable number of sessions with rating agencies, due diligence sessions, drafting sessions and roadshows in connection with the Debt Financing, at times and locations reasonably acceptable to the Company (it being understood that any such meeting may take place via videoconference or web conference); 2.1.3 to the extent related to the Group Companies and the business and financial information of the Group Companies, assisting Purchaser with the preparation of customary materials for rating agency presentations, offering memoranda, bank information memoranda, syndication memoranda, prospectuses or prospectus supplements, lender presentations and other customary marketing materials required in connection with the Debt Financing (collectively, the Debt Marketing Materials) to the extent requested by the Debt Financing Sources, executed certificates of the chief financial officer (or other comparable officer) of the Company with respect to financial information of the Group Companies included in the Debt Marketing Materials; 2.1.4 providing reasonable co-operation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in this Agreement); 2.1.5 providing customary authorisation letters with respect to the Company authorising the distribution of information with respect to the Group Companies to prospective lenders and investors (including customary 10b-5 and material non-public information representations); 2.1.6 promptly, and in any event no later than four (4) Business Days prior to the Closing, providing all documentation and other information that any lender, provider or arranger of any Debt Financing has reasonably requested in connection with such Debt Financing under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time), in each case, as requested at least nine (9) Business Days prior to the Closing Date; 2.1.7 assisting Purchaser in its preparation of any definitive financing documents, including any credit agreement, indentures, notes, guarantee and collateral documents, pledge and security documents relating to the Purchaser's shares in the Company to be acquired on Closing, customary closing certificates and documents and back-up therefor and for legal opinions in connection with the Debt Financing (including executing and delivering a solvency certificate from the chief financial officer or treasurer (or other comparable officer) of the Company) and other customary documents as may, in each case, be reasonably requested by Purchaser or the Debt Financing Sources, but in no event shall any of the items described in this paragraph 2.1.7 of this Schedule 9 (i) be effective until, as of or after Closing or (ii) relate to any security interests other than security interests granted in the equity interests of the Company in connection with the Debt Financing;

- 93 - 2.1.8 taking reasonable steps to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on the Purchaser's equity interests in the Company in connection with the Debt Financing, but in no event shall any of the items described in this paragraph 2.1.8 of this Schedule 9 be effective until, as of or after Closing; 2.1.9 having the Company take all corporate, limited liability company, partnership or other similar actions reasonably requested by the Purchaser or any Debt Financing Source to permit the consummation of the Debt Financing; provided that no such actions shall be required to be effective prior to Closing; provided, further, that no such actions shall relate to any security interests other than security interests granted in the equity interests of the Company in connection with the Debt Financing; 2.1.10 causing the Company’s auditor (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in an offering memorandum) to furnish to the Purchaser and the Debt Financing Sources, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort, if appropriate) and consents, but only with respect to financial information relating to the Company or Group Companies, as reasonably requested by the Purchaser or the Debt Financing Sources as necessary or customary for the capital markets transaction comprising the Debt Financing; and 2.1.11 otherwise reasonably cooperating with the Purchaser to facilitate the satisfaction by the Purchaser of the conditions precedent to the Debt Financing to the extent within the control and capacity of the Company; provided that, for the avoidance of doubt, the Company and its Subsidiaries shall not be required under this Schedule 9 to deliver any Excluded Information. 2.2 Notwithstanding anything in the foregoing sentence to the contrary, nothing in paragraph 2.1 of this Schedule 9 shall require such cooperation to the extent it would: 2.2.1 unreasonably and materially disrupt or interfere with the business or operations of any of the Sellers or the Group Companies; 2.2.2 (i) conflict with or violate the constitutional documents of the Group Companies or any Applicable Law or (ii) result in the contravention of, or reasonably be expected to result in a violation or breach of, or default under, any material contract to which any of the Group Companies are a party; 2.2.3 cause any of the Sellers or the Group Companies to breach any representation, warranty, covenant or agreement in this Agreement or any Transaction Document; 2.2.4 require any Seller or any Group Company to: (a) agree to pay any fees or reimburse any expenses unless such fees and expenses are subject to the expense reimbursement provisions set forth in paragraph 2.3 of this Schedule 9 or to incur any other liabilities unless such liabilities are subject to the indemnity set forth in paragraph 2.4 of this Schedule 9; (b) give any indemnities; (c) enter into, become subject to, approve or deliver any agreement relating to the Debt Financing (in the case of any Group Company, that is effective prior

- 94 - to Closing or that would be effective if Closing did not occur), except, in the case of the Company: (i) any certificate of the chief financial officer of the Company (as an officer of the Company) described in paragraph 2.1.3 of this Schedule 9 that is required to be delivered upon closing of the Debt Financing; (ii) the authorisation letters set forth in paragraph 2.1.5 of this Schedule 9; and (iii) the representation letters required by Sellers’ auditor in connection with the delivery of “comfort letters” set forth in paragraph 2.1.11 of this Schedule 9; 2.2.5 the “know-your-customer” and anti-money laundering documents described in paragraph 2.1.6 of this Schedule 9; be an issuer or obligor with respect to the Debt Financing prior to Closing; 2.2.6 require their respective boards of directors or equivalent governing bodies or officers to pass resolutions or consents to approve or authorise any such agreement with respect to the Debt Financing prior to Closing; or 2.2.7 require any director, officer or other employee of any Group Company or any Seller, to take any action (including the delivery of any certificate) that would reasonably be expected to result in personal liability to such director, officer or employee and in the case of any director, take any action inconsistent with their fiduciary duties; 2.2.8 require any Group Company to take any action that would reasonably be expected to result in liability to such Group Company (other than in the case of fraud or fraudulent misrepresentation by such Group Company); or 2.2.9 require any director, officer or other employee of any Group Company or of any Seller, to deliver any legal opinion or otherwise provide any information or take any action to the extent it would result in a loss or waiver of any privilege. 2.3 The Purchaser shall, promptly after written request by the Sellers or any Group Company, reimburse the Sellers and the Group Companies for all costs and expenses (including, to the extent incurred at the request or consent of the Purchaser, reasonable legal fees) incurred by any Group Company prior to the Closing Date in connection with the Debt Financing, including the cooperation contemplated by this paragraph 2 of this Schedule 9. The Purchaser shall reimburse the Sellers and the Group Companies for the costs (including the premium, any brokerage, and all taxes) of arranging appropriate insurance in relation to the Debt Financing. 2.4 The Purchaser shall indemnify (i) each Seller and (ii) the Group Companies from, against and in respect of all losses, damages, claims, costs or expenses (including reasonable legal fees) actually suffered or incurred by such Seller or the Group Companies or any of its or their respective Representatives in connection with the Debt Financing and any information used in connection therewith to the fullest extent permitted by Applicable Law, except to the extent that any of the foregoing arises from the fraud or fraudulent misrepresentation of the Sellers or the Group Companies or any of their respective Representatives, as applicable, containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

- 95 - 2.5 The Company hereby consents to the use of its logos, names and trademarks in connection with the Debt Financing; provided that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company.

- 96 - SCHEDULE 10 THIRD PARTY CONSENTS [***]

- 97 - SCHEDULE 11 LIST OF RELEVANT EMPLOYEES [***]

- 97 - SCHEDULE 12 MATTERS REFERRED TO IN CLAUSE 6.1.6(E) [***]

- 99 - The shareholders' agreement of Brace Underwriting Limited and its articles of association may be updated (and ancillary corporate approvals and actions taken) solely insofar as is necessary to effect the above actions.

- 100 - Execution pages Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ...................................................................................................................

- 101 - Executed as a deed by Colemont UK Holdings Limited acting by a director in the presence of: ) ) Witness: Signature: ...................................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Executed as a deed by Paraline Group, Ltd, acting by a director who, in accordance with the laws of Bermuda, is acting under the authority of the company ) ) ) ) Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ...................................................................................................................

- 102 - Executed as a deed by Cirrata V LLC, acting by an officer who, in accordance with the laws of the State of Delaware, is acting under the authority of the company /s/ Claude LeBlanc................................................. Name: Claude LeBlanc Title: President and Chief Executive Officer Executed as a deed by Ambac Financial Group, Inc., acting by an officer who, in accordance with the laws of the State of Delaware, is acting under the authority of the company /s/ Claude LeBlanc................................................. Name: Claude LeBlanc Title: President and Chief Executive Officer

- 103 - Executed as a deed by BCC Buffalo Bidco Limited, acting by a director who, in accordance with the laws of Jersey, is acting under the authority of the company ) ) ) ) Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ...................................................................................................................

- 104 - Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ...................................................................................................................

- 105 - Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Executed as a deed by [***] as trustee of the [***] Revocable Trust of 2022 on behalf of itself and its beneficiaries in the presence of: ) ) ) ) ) Witness: Signature: /s/ [***]. ......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ................................................................................................................... Signed as a deed by [***] in the presence of: ) Witness: Signature: /s/ [***] .......................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ...................................................................................................................

- 106 - Executed as a deed by Beat Capital Partners Limited acting by a director in the presence of: ) ) Witness: Signature: ...................................................................................................................... Name: ........................................................................................................................... Address: ........................................................................................................................ Occupation: ...................................................................................................................